As filed with the Securities and Exchange Commission on March 11, 2004
                                                     Registration No. 333-111191
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
================================================================================
                                      UNDER
================================================================================
                           THE SECURITIES ACT OF 1933
================================================================================
                           OBSIDIAN ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       3444                  13-3431486
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of incorporation           Classification Code Number)     Identification
     or organization)                                              Number)
                         111 Monument Circle, Suite 4800
                           Indianapolis, Indiana 46204
                                 (317) 237-4122

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Timothy S. Durham
                           OBSIDIAN ENTERPRISES, INC.
                         111 Monument Circle, Suite 4800
                           Indianapolis, Indiana 46204
                                 (317) 237-4055

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Stephen J. Dutton, Esq.
                             Barnes & Thornburg LLP
                            11 South Meridian Street
                           Indianapolis, Indiana 46204
                                 (317) 236-1313

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration        statement        for        the        same        offering.
|_|_______________________________________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                           CALCULATION OF REGISTRATION FEE
============================================== ================ =================== ==================== =============
                                                                 Proposed maximum    Proposed maximum     Amount of
   Title of each class of securities to be      Amount to be      offering price    aggregate offering   registration
                registered(1)                   registered(2)        per unit            price(3)            fee
       Common Stock, $0.0001 par value             844,360            $0.39             $11,206,411         $0 (4)
============================================== ================ =================== ==================== =============

     (1) This registration statement relates to securities of Obsidian Enterprises, Inc., a Delaware corporation, exchangeable for all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Net Perceptions, Inc., a Delaware corporation, in the exchange offer by the registrant for all of the issued and outstanding shares of Net Perceptions common stock.

     (2) The number of shares registered pursuant to this registration statement is based upon the approximate number of shares of Net Perceptions common stock outstanding or reserved for issuance under various plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this registration statement relates multiplied by the exchange ratio of 3/100 share of Obsidian common stock for each Net Perceptions share.

     (3) Estimated solely for purposes of calculating the registration fee. The registration fee was calculated pursuant to Rules 457(f)(1) and 457(f)(3) under the Securities Act of 1933, as amended, based on the average of the high and low prices for shares of Net Perceptions common stock as reported on the NASDAQ National Market on December 12, 2003 ($0.39) and the maximum number of Net
Perceptions shares (approximately 28,734,388) that may be exchanged for the securities being registered.

     (4) The registrant previously paid a filing fee of $906.60 when it filed the initial Form S-4 to which this Amendment No. 2 relates.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

The information in this preliminary prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these secrities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.


PROSPECTUS

                   Preliminary Prospectus dated March 11, 2004

                           OBSIDIAN ENTERPRISES, INC.

                                OFFER TO EXCHANGE

                    Each Outstanding Share of Common Stock of
                              Net Perceptions, Inc.
             (including associated preferred stock purchase rights)

                     for Cash and Shares of Common Stock of
                           Obsidian Enterprises, Inc.

                                       by
                           Obsidian Enterprises, Inc.
        in each case subject to the procedures and limitations described in this prospectus and the related letter of transmittal.

       ------------------------------------------------------------------
        The exchange offer will expire at 5:00 p.m., New York City time, on March 17, 2004, unless extended. You may withdraw shares you have tendered pursuant to this exchange offer at any time prior to the expiration of this offer.
       ------------------------------------------------------------------

     We are offering to exchange $0.20 in cash and 3/100 share of our common stock, par value $0.0001 per share, for each of the issued and outstanding shares of common stock, par value $0.0001 per share, of Net Perceptions, Inc., upon the terms and subject to the conditions set forth in this prospectus.

     We are making this exchange offer to acquire voting control of, and ultimately the entire equity interest in, Net Perceptions.

     Our obligation to complete this offer is subject to each of the conditions described in this prospectus.

     Our common stock trades on the over the counter bulletin board under the symbol "OBDE", and the Net Perceptions common stock trades on the NASDAQ National Market under the symbol "NETP".

     All references to Net  Perceptions  common stock include the associated Net
Perceptions   preferred  stock  purchase  rights  issued  pursuant  to  the  Net
Perceptions Rights Agreement described in this prospectus.

     The exchange of your shares of Net Perceptions common stock for cash and shares of our common stock in this exchange offer is likely to be subject to United States federal income tax.

     SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER BEFORE MAKING A DECISION TO EXCHANGE YOUR SHARES OF NET PERCEPTIONS COMMON STOCK FOR CASH AND SHARES OF OUR COMMON STOCK.

     WE ARE NOT ASKING YOU FOR A PROXY AND WE REQUEST THAT YOU DO NOT SEND US A PROXY. We will make any solicitation of proxies only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March    , 2004.

                                TABLE OF CONTENTS

                                                                            PAGE

Summary Term Sheet.............................................................1
Summary........................................................................5
Forward-Looking Statements....................................................19
Risk Factors..................................................................20
Background of the Exchange Offer..............................................23
Reasons for the Exchange Offer................................................26
Plans for Net Perceptions after the Proposed Merger...........................27
The Exchange Offer............................................................27
Comparative Market Price Information..........................................47
Description of Obsidian Enterprises Capital Stock.............................48
Comparison of Rights of Holders of Obsidian Enterprises
  Common Stock and Net Perceptions Common Stock...............................49
Where Can I Find More Information?............................................56
Net Perceptions Information...................................................57
Legal Matters.................................................................57
Experts.......................................................................57
Unaudited Condensed Pro Forma Combined Financial Statements..................F-1
Annex A--Directors and Executive Officers of Obsidian Enterprises............A-1
Annex B--Dissenters' Appraisal Rights........................................B-1


     In this prospectus, "Obsidian Enterprises," "we, "us" and "our" refer to Obsidian Enterprises, Inc., a Delaware corporation, and, where appropriate, our subsidiaries. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, and the information contained in any document accompanying this prospectus and/or incorporated by reference in this prospectus is accurate only as of the date of that document. We undertake no obligation to update this information in the future. Our business, financial condition, results of operations and prospects may have changed since those dates.

     Along with this prospectus, we are delivering to you a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2003 (the "Annual Report") and the Annual Report on Form 10-K of Net Perceptions, Inc. ("Net Perceptions") for the fiscal year ended December 31, 2002 (the "Net Perceptions Annual Report") and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003. Important business and financial information about Obsidian Enterprises and Net Perceptions and their respective subsidiaries is contained in documents filed with the Securities and Exchange Commission ("SEC") that have not been included in, or delivered with, this prospectus. This information is available on the SEC's website at http://www.sec.gov and from other sources. See "Where Can I Find More Information?" on page 56.

     You may also request copies of these documents from us, without charge, upon written or oral request to our information agent, Innisfree M&A Incorporated, toll-free at (888) 750-5834 or by calling collect at (212)
750-5833, or upon written or oral request to our Dealer Manager, Multiple Financial Services, Inc., at (949) 753-2727. You must request these documents no later than March 12, 2004 (five business days before the scheduled expiration of the exchange offer).

                               SUMMARY TERM SHEET

     Obsidian Enterprises, Inc. is offering to exchange $0.20 in cash and 3/100 share common stock for each outstanding share of common stock (including associated preferred stock purchase rights) of Net Perceptions, Inc. on the terms and subject to the conditions in this Offer to Exchange and the accompanying Letter of Transmittal. The following are some questions you, as a Net Perceptions stockholder, may have and the answers to those questions. You should carefully read this Offer to Exchange and the accompanying Letter of Transmittal in their entirety because the information in this summary term sheet is not complete and additional important information is contained in the remainder of this Offer to Exchange and the Letter of Transmittal.

Who is offering to exchange my Net Perceptions common stock?

     We are a holding company headquartered in Indianapolis, Indiana, and have historically invested in and acquired small and midcap companies in basic industries such as manufacturing and transportation. See "Summary--Information about Obsidian Enterprises" on page 6.

What are you proposing?

     We are proposing to acquire voting control of, and ultimately the entire equity interest in, Net Perceptions by offering to exchange all of the outstanding shares of common stock, par value $0.0001 per share, and the associated preferred stock purchase rights, of Net Perceptions (the "Net Perceptions common stock") for cash and shares of newly issued common stock, par value $0.0001 per share, of Obsidian Enterprises ("our common stock"). We intend to then have Net Perceptions merge with a wholly-owned subsidiary of ours as soon as possible after the completion of the exchange offer (the "proposed merger"). The purpose of the proposed merger would be to acquire all of the shares of Net Perceptions common stock not exchanged in the exchange offer. See "Purpose of the Exchange Offer; the Proposed Merger" on page 37. As used in this prospectus, "Net Perceptions common stock" includes the associated preferred stock purchase rights issued pursuant to Net Perceptions' Rights Agreement, dated as of June 1, 2001, as amended, between Net Perceptions and Wells Fargo Bank Minnesota, N.A. as rights agent (the "Net Perceptions Rights Agreement").

What would I receive in exchange for my Net Perceptions shares?

     Under the terms of the exchange offer, you would receive $0.20 in cash and 3/100 share of our common stock in exchange for each share of Net Perceptions common stock you tender. We will fund the cash consideration to be paid by borrowing under an available line of credit with a related party. See "The Exchange Offer--Consideration to be Paid" on page 28.

Are the shares of Obsidian Enterprises publicly traded?

     Our shares are traded on the OTC Bulletin Board. Following the exchange we intend to apply for inclusion on the NASDAQ SmallCap Market. While we believe that we will satisfy the requirements for inclusion, NASDAQ exercises broad discretion when determining whether to include a security in its markets. NASDAQ may not approve our listing application.

Is Obsidian Enterprises' financial condition relevant to my decision to tender shares in the offer?

     Yes. If you tender your shares of Net Perceptions common stock, and we accept your tender, you will receive shares of our common stock. You should consider our financial condition before you decide to become one of our shareholders through the exchange offer. In considering our financial condition, you should review the information contained in this prospectus and the documents accompanying and/or incorporated by reference in this prospectus, because they contain detailed business, financial and other information about us. See "Where Can I Find More Information" on page 56.

How long will it take to complete the exchange offer and the proposed merger?

     We hope to complete the exchange offer and the proposed merger in the second quarter of calendar 2004, or as soon thereafter as possible. The proposed merger must be proposed by the board of directors of Net Perceptions. We expect to complete the proposed merger shortly after we complete the exchange offer if we acquire

90% or more of the outstanding shares of Net Perceptions common stock in the exchange offer. If less than 90% of the shares of Net Perceptions common stock are tendered in the exchange offer, then the proposed merger will require approval of Net Perceptions shareholders. In that case, we would complete the proposed merger shortly after a special meeting of Net Perceptions shareholders is held to approve the proposed merger.

What are the most significant conditions to the completion of the exchange offer?

     Our offer is subject to several material conditions, which must be satisfied or waived for us to complete the exchange offer. The most significant of these conditions are:

     o there being validly tendered and not withdrawn before the expiration of the offer a number of shares, which, together with the shares then owned by us, represents at least 51% of the total number of shares outstanding on a fully diluted basis (the "Minimum Tender Condition");

     o Net Perceptions' board of directors taking action which would cause the associated preferred stock purchase rights to be inapplicable to the offer and the proposed merger or our being satisfied, in our reasonable discretion, that the rights have been invalidated or are otherwise inapplicable to the offer and the proposed merger of Net Perceptions and us (or one of our subsidiaries) as described in this prospectus (the "Rights Condition"); and

     o our being satisfied, in our reasonable discretion, that Section 203 of the Delaware General Corporation Law is inapplicable to the merger of Net Perceptions, Inc. and us (or one of our subsidiaries) as described in this prospectus (the "Section 203 Condition").

     See "The Exchange Offer--Conditions to the Exchange Offer" beginning on page 40.

How long do I have to decide whether to tender my shares?

     You have until the expiration date of the offer to tender. The offer is currently scheduled to expire on March 17, 2004, at 5:00 p.m., New York City time. We have the option to extend the offer and we currently expect that we would extend offer until the principal conditions to the offer, described above, are satisfied. See "The Exchange Offer--Timing of the Exchange Offer" beginning on page 28.

     We may elect to provide a "subsequent offering period" for the offer. A subsequent offering period, if one is included, will be an additional period of time beginning after we have acquired shares tendered during the offer during which stockholders may tender their shares and receive the offer consideration. During a subsequent offering period, you may not withdraw any shares you tender and you will receive the exchange offer consideration immediately upon tender of your shares.

Will I be notified if the offer is extended?

     Yes. If we decide to extend or are required to extend the exchange offer, we will inform the exchange agent of that fact and we will make a public announcement of the results of the exchange offer and announce the new expiration date, no later than 9:00 a.m., New York City time, on the next business day after the day on which the offer was previously scheduled to expire. See "The Exchange Offer--Extension, Termination and Amendment" beginning on page 28.

How do I tender my shares in the exchange offer?

     To tender your shares, you should do one of the following:

     o If you hold shares of Net Perceptions common stock in your own name, complete and sign the letter of transmittal and return it with your physical share certificates to StockTrans, Inc., the exchange agent for the exchange offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the exchange offer.

     o If you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date.

     o If your Net Perceptions share certificates are not immediately available or if you cannot deliver your Net Perceptions share certificates and other documents to the exchange agent prior to the expiration of the exchange offer, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, you may still tender your shares of Net Perceptions common stock if you comply with the guaranteed delivery procedures described under "The Exchange Offer--Procedure for Tendering" beginning on page 30.

Will I have to pay any fees or commissions?

     Perhaps. If you are the record owner of your shares of Net Perceptions common stock and you tender your shares of Net Perceptions common stock directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult with your broker or nominee to determine whether any charges will apply to you.

How long do I have to withdraw my previously tendered shares?

     You may withdraw previously tendered shares of Net Perceptions common stock any time prior to the expiration of the exchange offer, and, following the expiration, you may withdraw any tendered shares at any time until we accept such shares for exchange. Once we have accepted shares for exchange pursuant to the offer, all tenders become irrevocable. See "The Exchange Offer--Withdrawal Rights" on page 29.

How do I withdraw my previously tendered shares?

     To withdraw your previously tendered shares of Net Perceptions common stock, you must deliver a written or facsimile notice of withdrawal with the required information to the exchange agent while you still have the right to withdraw. If you tendered shares by giving instructions to a broker or bank, you must instruct the broker or bank to arrange for the withdrawal of your shares. See "The Exchange Offer--Withdrawal Rights" on page 30.

Will the offer be followed by a merger if all the Net Perceptions shares are not tendered in the offer?

     If we accept for exchange, and exchange, at least 51% of the outstanding shares of Net Perceptions on a fully diluted basis, we expect to merge Net Perceptions with a wholly owned subsidiary of ours. If that proposed merger takes place, we will own all of the shares of Net Perceptions common stock and all remaining stockholders (other than us and stockholders properly exercising their appraisal rights) will receive the stock consideration exchanged in the exchange offer. See "The Exchange Offer-Dissenter's Appraisal Rights" on page 37.

Will Net Perceptions common stock continue to be publicly traded after the exchange offer and the proposed merger?

     Probably not. Thus, if you decide not to tender your shares of Net Perceptions, your shares of Net Perceptions will probably not be publicly traded. If the proposed merger occurs, Net Perceptions will no longer be publicly owned and its common stock will no longer be publicly traded.

     Even if the proposed merger does not occur, Net Perceptions may not continue to be publicly traded. Net Perceptions has disclosed in its public filings that the minimum bid price for shares of Net Perceptions common stock has been less than $1 since its $1.50 per share distribution to shareholders as of September 3, 2003, and that, as a result, Net Perceptions is unlikely to meet the requirements for continued inclusion on NASDAQ. While the shares of Net Perceptions might trade in the over the counter markets if they are no longer traded on NASDAQ, if we purchase a large portion of the outstanding shares of Net Perceptions common stock in the exchange offer, there may be so few remaining Net Perceptions stockholders that Net Perceptions may cease making filings with the SEC or cease being required to comply with the SEC rules relating to publicly held companies. As a result, there may not be a public trading market for shares of Net Perceptions common stock.

     Further, Net Perceptions has also disclosed in its public filings that if its stockholders approve and adopt the plan of liquidation proposed by its board of directors (the "Plan of Liquidation"), it expects to terminate registration of its common stock under the Securities Exchange Act of 1934 (the "Exchange Act"), which will substantially reduce publicly available information about Net Perceptions.

If I decide not to tender, how will the offer affect my shares?

     If you decide not to tender your shares of Net Perceptions, your shares may be affected by the offer. If the offer is successful, we expect to conclude a merger transaction in which all shares of Net Perceptions will be exchanged for the same cash and stock consideration paid in the offer. If the proposed second-step merger takes place, stockholders who do not tender in the offer (other than those properly exercising their appraisal rights) will receive the same cash and stock consideration that they would have received had they tendered their shares in the offer. Therefore, if the proposed merger takes place, the only differences between tendering and not tendering shares in the offer are that tendering stockholders will receive their cash and shares of our common stock earlier and non-tendering stockholders will have the opportunity to exercise dissenters' appraisal rights. If, however, the proposed merger does not take place, and the offer is consummated, the number of stockholders and the number of shares that are still in the hands of the public may be so small that there will no longer be an active or liquid public trading market (or, possibly, any public trading market) for shares held by stockholders other than us, which may affect the prices at which shares trade. Also, as described above, Net Perceptions may cease making filings with the SEC or being required to comply with the SEC rules relating to publicly held companies. See "The Exchange Offer--Effect of the Exchange Offer on the Market for Net Perceptions Shares;
Registration Under the Exchange Act" on page 35 and "The Exchange Offer--Dissenters' Appraisal Rights" on page 37.

What is the market value of my shares as of a recent date?

     On November 12, 2003, the last full trading day before the announcement of our intention to commence the offer, the last reported sales price of Net Perceptions common stock reported on the NASDAQ National Market was $0.39 per share. On March 10, 2004, the last full trading day before the date of this prospectus, the last reported sales price of Net Perceptions common stock reported on the NASDAQ National Market was $0.41 per share. Please obtain a recent quotation for your shares before deciding whether to tender.

What are the federal income tax consequences of participating in the offer?

     In general, your exchange of shares pursuant to the offer, more likely than not, will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your tax advisor about the tax consequences to you of participating in the offer in light of your particular circumstances. See "The Exchange Offer--Material U.S. Federal Income Tax Consequences of the Exchange Offer and the Proposed Merger" on page 34.

Where  can  I  find  more  information   about  Obsidian   Enterprises  and  Net
Perceptions?

     Along with this prospectus, we are delivering to you a copy of our Annual Report and the Net Perceptions Annual Report and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003. Important business and financial information about Obsidian Enterprises and Net Perceptions and their respective subsidiaries is contained in documents filed with the SEC that have not been included in, or delivered with, this prospectus. This information is available on the SEC's website at http://www.sec.gov and from other sources. You can find out information about Obsidian Enterprises and Net Perceptions from sources described under "Where Can I Find More Information?" on page 56.

Whom can I call if I have questions about the exchange offer and the proposed merger?

     You  can  contact  our  information   agent  using  the  following  contact
information:

                           Innisfree M&A Incorporated
                         501 Madison Avenue - 20th Floor
                               New York, NY 10022
                          (212) 750-5833 (call collect)
                                       or
                           (888) 750-5834 (toll-free)
                           email: info@innisfreema.com

TO THE STOCKHOLDERS OF NET PERCEPTIONS, INC.:


                                     SUMMARY

     This summary provides an overview of the key aspects of the exchange offer. This summary is not complete and does not contain all of the information you should consider before tendering your shares of Net Perceptions common stock. You should carefully read all of the information contained in, incorporated by reference in, and/or accompanying this prospectus, including the information set forth in the "Risk Factors" section and our financial statements and related notes.

THE EXCHANGE OFFER (PAGE 27).

     Under the terms of the exchange offer, we are offering to exchange $0.20 in cash and 3/100 share of our common stock for each issued and outstanding share of Net Perceptions common stock.

     You will not receive any fractional share of our common stock in the exchange offer. Instead, you will receive cash in an amount equal to the value of the fractional share of our common stock that you otherwise would have been entitled to receive.


SUBSEQUENT MERGER (PAGE 37).

     Promptly after we complete the exchange offer, we intend to seek to have Net Perceptions complete the proposed merger with our subsidiary. We refer to the exchange offer, together with the proposed merger, as the "Net Perceptions acquisition". In the proposed merger, each share of Net Perceptions common stock that has not been exchanged in the exchange offer (except for treasury shares of Net Perceptions and shares we beneficially own directly or indirectly for our own account) would be converted into the right to receive the same acquisition consideration as offered in the exchange offer, subject to dissenters' appraisal rights under Delaware law. See "The Exchange Offer--Dissenters' Appraisal Rights" on page 37. Upon completion of the Net Perceptions acquisition, based on the receipt by Net Perceptions shareholders of the total stock consideration, the former Net Perceptions shareholders would own a maximum of 22% of the then outstanding shares of our common stock. See "The Exchange Offer--Purpose of the Exchange Offer; The Proposed Merger" in this prospectus.


YOUR RECEIPT OF CASH AND OUR COMMON STOCK IN EXCHANGE FOR NET PERCEPTIONS COMMON STOCK PURSUANT TO THIS EXCHANGE OFFER MAY BE A TAXABLE TRANSACTION TO YOU (PAGE
34).

     In the opinion of our counsel, Barnes & Thornburg LLP, the exchange of shares of Net Perceptions common stock for cash and shares of our common stock pursuant to the exchange offer and the proposed merger (1) will be treated for federal income tax purposes as component parts of an integrated transaction pursuant to a plan, but (2) the integrated transaction will nevertheless, more likely than not, fail to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended. Consequently, holders of shares of Net Perceptions common stock generally will recognize gain or loss for United States federal income tax purposes on the exchange of their shares of Net Perceptions common stock for cash and our common stock in the exchange offer and the proposed merger. The gain or loss you may have to recognize generally will be measured by the difference between the sum of the cash and the fair market value of our common stock received in the exchange offer and the proposed merger (plus any cash received in lieu of fractional shares), compared with your tax basis for the shares of Net Perceptions common stock surrendered in the exchange offer and proposed merger. See "The Exchange Offer--Material U.S. Federal Income Tax Consequences of the Exchange Offer and the Proposed Merger" in this prospectus.


OUR OBLIGATION TO COMPLETE THE EXCHANGE OFFER IS SUBJECT TO A NUMBER OF CONDITIONS (PAGE 40).

     Our obligation to exchange cash and shares of our common stock for Net Perceptions common stock pursuant to this exchange offer is subject to the following material conditions, any of which we may waive:

     o Tender of more than 51% of the shares of Net Perceptions common stock. Shareholders of Net Perceptions common stock must have tendered enough shares so that, after the completion of the exchange offer, we own a number of shares of Net Perceptions common stock which constitutes at least 51% of the total outstanding shares of Net Perceptions common stock on a fully diluted basis, as though all options or other securities convertible into or exercisable or exchangeable for shares of Net Perceptions common stock had been converted, exercised or exchanged.

     o Rights Inapplicable. The board of directors of Net Perceptions shall have taken action which would cause the rights issued under the Net Perceptions Right Agreement to be inapplicable to the offer and the proposed merger, or the Net Perceptions Rights Agreement shall have been found inapplicable or illegal so the associated preferred stock purchase rights would not be triggered by the exchange offer and the proposed merger.

     o Section 203 Inapplicable. We are satisfied, in our reasonable discretion, that Section 203 of the Delaware General Corporation Law is inapplicable to the proposed merger as described in this prospectus.

     The exchange offer is also subject to other terms and conditions, including that the registration statement filed with the SEC relating to the securities to be issued in the exchange offer, shall have become effective. These conditions and the other conditions to the exchange offer are discussed under "The Exchange Offer--Conditions to the Exchange Offer" in this prospectus.


INFORMATION ABOUT OBSIDIAN ENTERPRISES (PAGE 56).

         Obsidian Enterprises, Inc.
         111 Monument Circle, Suite 4800
         Indianapolis, Indiana 46204
         (317) 237-4122

     We are a holding company headquartered in Indianapolis, Indiana, and have historically invested in and acquired small and mid cap companies in basic industries such as manufacturing and transportation. We conduct business through our subsidiaries:

     o    Pyramid Coach,  Inc., a Tennessee  corporation,  and Obsidian  Leasing
          Co.,  Inc.,  a  Mississippi  corporation   (collectively   "Pyramid"),
          providers of corporate and celebrity entertainer coach leases;

     o U.S. Rubber Reclaiming, Inc., an Indiana corporation ("U.S. Rubber"), a butyl-rubber reclaiming operation;

     o United Expressline, Inc., an Indiana corporation, and its division, Southwest Trailers, manufacturers of steel-framed cargo, racing ATV and specialty trailers; and

     o    Danzer  Industries,   Inc.,  a  Maryland  corporation  ("Danzer"),   a
          manufacturer of service and utility truck bodies and accessories and steel-framed cargo trailers.

     A change in control and reorganization of Obsidian Enterprises occurred on June 21, 2001. On that date, Timothy S. Durham was elected as our Chief Executive Officer and Chairman of the Board, and we acquired from Obsidian Capital Partners, L.P. ("Obsidian Capital"), Mr. Durham and certain other shareholders, all of the shares of the following companies: Pyramid; Champion Trailer, Inc., an Indiana corporation ("Champion"), which we sold in January 2003; and U.S. Rubber. On July 31, 2001, we acquired from Obsidian Capital and Mr. Durham, substantially all of the assets of United Acquisition, Inc., an Indiana corporation ("United Acquisition"), which we now operate as United Expressline, Inc. We made all of the acquisitions in exchange for shares of our Series C Preferred Stock ("Series C Preferred Stock") and pursuant to an Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") by and among us, Danzer, Pyramid, Champion, United Acquisition, U.S. Rubber, Obsidian Capital, Timothy S. Durham and other related parties, dated as of June 21, 2001. Prior to the reorganization, we had engaged, through our wholly owned subsidiary, Danzer, in the fabrication of metal parts and truck bodies for the service and utility markets.

     In October 2001, we changed our jurisdiction of incorporation from New York to Delaware and we changed our name from Danzer Corporation to Obsidian Enterprises, Inc. We were originally incorporated in New York in 1987 under the name Affiliated National, Inc. and subsequently changed our name to Global Environmental

Corp. and then to Danzer Corporation. For more information about us, you should read our Annual Report, which is being delivered to you with this prospectus. Also see "Where Can I Find More Information?" in this prospectus.


INFORMATION ABOUT NET PERCEPTIONS, INC. (PAGE 56).

     We derived the following information from the publicly available documents of Net Perceptions.

                  Net Perceptions, Inc.
                  7700 France Avenue South
                  Edina, Minnesota 55435
                  (952) 842-5000

     Net Perceptions was incorporated in Delaware in July 1996, and its initial product was shipped in January 1997. Net Perceptions developed and marketed software products to customers in the retail industry to enable those customers to integrate and analyze information about their customers, products and transaction activity to generate specific actions to take to improve their marketing, selling and merchandising effectiveness.

     Net Perceptions has sustained losses on a quarterly and annual basis since inception. As of September 30, 2003, Net Perceptions had an accumulated deficit of $221 million. In the third quarter of 2003, its net loss was $1.7 million. These losses resulted from significant costs incurred in the development and marketing of its products and services as well as a decline in its revenues since the third quarter of 2000.

     On October 21, 2003, Net Perceptions announced that its board of directors had unanimously approved the Plan of Liquidation, which Net Perceptions intended to submit to its stockholders for approval and adoption at a special meeting of stockholders to be held as soon as reasonably practicable. Net Perceptions filed a preliminary proxy statement relating to the Plan of Liquidation on Schedule 14A with the Securities and Exchange Commission on November 4, 2003 and, after filing various amendments to the preliminary proxy statement, filed definitive proxy materials on February 12, 2004. The special meeting is scheduled to be held on March 12, 2004. The key features of the Plan of Liquidation are (i) filing a Certificate of Dissolution with the Secretary of State of Delaware and thereafter remaining in existence as a non-operating entity for three years;
(ii) winding up its affairs, including selling its remaining non-cash assets, and taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan of Liquidation; (iii) paying its creditors; (iv) terminating any of its remaining commercial agreements, relationships or outstanding obligations; (v) resolving its outstanding litigation; (vi) establishing a contingency reserve for payment of its expenses and liabilities; and (vii) preparing to make distributions to its stockholders.

     Net Perceptions has stated that it continues to service its existing customers and may continue to derive a declining level of revenues from software licenses, software maintenance and professional services relating to existing customers. However, Net Perceptions has stated that it is no longer actively marketing its products and has not retained any employees to do so. Net Perceptions has stated that it expects that the size of its customer base will decline and that it does not expect that future product or service revenues, if any, will be significant. Net Perceptions has stated that it anticipates that its operating expenses will continue to decline in 2003, but will continue to constitute a material use of its cash resources. Net Perceptions has stated that it expects to incur additional losses and continued negative cash flow for the foreseeable future and that it does not expect to be profitable as an independent company. For more information, you should read the Net Perceptions Annual Report and its most recent Quarterly Report on Form 10-Q, both of which are being delivered to you with this prospectus. Also, see "Where Can I Find More Information?" in this prospectus.


REASONS FOR THE EXCHANGE OFFER (PAGE 26).

     We are proposing the exchange offer and the proposed merger because we believe that the exchange offer and the proposed merger will benefit our shareholders, including Net Perceptions shareholders who would become Obsidian Enterprises shareholders by means of the Net Perceptions acquisition. The exchange offer will expand our shareholder base and increase our stockholders' equity. The proposed merger will further expand our shareholder base and further increase our stockholders' equity and will also provide us with cash for our operations and additional possible acquisitions. Our board of directors' reasons for recommending the exchange offer and the proposed merger are set forth in "Reasons for the Exchange Offer" in this prospectus.

OUR PLANS FOR NET PERCEPTIONS (PAGE 27).

     We have not determined whether we will continue to operate the remaining business of Net Perceptions or whether we would seek to sell that business or its assets. We plan to use the cash remaining in Net Perceptions after the proposed merger to fund additional possible acquisitions and for working capital purposes. See "Plans for Net Perceptions after the Proposed Merger" in this prospectus.


OUR DIVIDEND POLICY (PAGE 56).

     We have not historically paid regular cash dividends. The holders of our common stock would receive dividends if and when declared by our board of directors out of legally available funds. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, covenants in our debt instruments and our board of directors' consideration of other relevant factors. We can give shareholders no assurance that we will pay dividends on our common stock in the future. See "Market for the Registrant's Common Equity and Related Stockholder Matters" in our Annual Report, which is incorporated by reference in this prospectus. See "Where Can I Find More Information?" in this prospectus.


DIVIDEND POLICY OF NET PERCEPTIONS (PAGE 56).

     The following description is based on our understanding of Net Perceptions' dividend policy as derived from its publicly available documents.

     Net Perceptions has not declared or paid any cash dividends on its common stock since its inception, other than the $1.50 per share cash distribution to its shareholders of record as of August 18, 2003, and does not intend to pay any cash dividends in the foreseeable future except in connection with the liquidation and dissolution proposed by its board of directors. See "Market for Registrant's Common Equity and Related Stockholder Matters" in the Net
Perceptions Annual Report, which is incorporated by reference in this prospectus. See "Where Can I Find More Information?" in this prospectus.


THE EXCHANGE OFFER IS CURRENTLY SCHEDULED TO EXPIRE ON MARCH 17, 2004 (PAGE 28).

     The exchange offer will expire at 5:00 p.m., New York City time, on March 17, 2004 unless we extend the period of time for which the exchange offer is open. See "The Exchange Offer--Timing of the Exchange Offer" in this prospectus.


THE EXCHANGE OFFER MAY BE EXTENDED, TERMINATED OR AMENDED (PAGE 28).

     We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the exchange offer remains open, and we can do so by giving oral or written notice of the extension to the exchange agent. We are not providing any assurance that we will exercise this right to extend the exchange offer, although we currently intend to do so until all conditions have been satisfied or, to the extent permissible, waived. During any extension, all shares of Net Perceptions common stock previously tendered and not properly withdrawn will remain subject to the exchange offer, subject to the right of each shareholder of Net Perceptions to withdraw his or her shares of Net Perceptions common stock.

     Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time:

     o to delay our acceptance for exchange or the exchange of any shares of Net Perceptions common stock, or to terminate the exchange offer, upon the failure of any of the conditions of the exchange offer to be satisfied prior to the expiration date;

     o to waive any condition (other than the conditions that cannot be waived); or

     o to amend the exchange offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement.

     We will follow any extension, termination, amendment or delay with a public announcement, as promptly as practicable. In the case of an extension, any related announcement will be issued no later than 9:00 A.M., New

York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Securities Exchange Act of 1934, as amended, which require that any material change in the information published, sent or given to Net Perceptions shareholders in connection with the offer to exchange be promptly sent to those shareholders in a manner reasonably designed to inform them of that change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement of this type other than by making a release to the Dow Jones News Service, PR Newswire or some other similar national news service. See "The Exchange Offer--Extension, Termination and Amendment" in this prospectus.


DIRECTORS AND EXECUTIVE OFFICERS OF OBSIDIAN ENTERPRISES (PAGE A-1).

     The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years of each director and executive officer of Obsidian Enterprises are set forth in Annex A to this prospectus.


THE EXCHANGE OFFER SHALL OCCUR PROMPTLY AFTER THE EXPIRATION DATE (PAGE 29).

     Upon the terms and subject to the conditions of the exchange offer, including, if the exchange offer is extended or amended, the terms and conditions of any extension or amendment, promptly after the expiration date, we will accept for exchange, and will exchange, shares of Net Perceptions common stock that have been validly tendered and have not properly withdrawn. See "The Exchange Offer--Exchange of Net Perceptions Shares; Delivery of Obsidian Enterprises Common Stock" in this prospectus.


YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE EXCHANGE OF THOSE SHARES (PAGE 30).

     You may withdraw any shares of Net Perceptions common stock that you have tendered pursuant to the exchange offer at any time prior to the expiration date. You may also withdraw your shares at any time after the expiration date until we have accepted your shares pursuant to the exchange offer. See "The Exchange Offer--Withdrawal Rights" in this prospectus.


YOU MUST COMPLY WITH THE PROCEDURE FOR TENDERING SHARES (PAGE 31).

     For you to validly tender shares of Net Perceptions common stock pursuant to the exchange offer:

     o the exchange agent must receive at one of its addresses set forth on the back cover of this prospectus (1) a properly completed and duly executed letter of transmittal, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, and (2) either certificates for tendered shares of Net Perceptions common stock or, if you tender those shares of Net Perceptions common stock pursuant to the procedures for book-entry set forth below, confirmation of receipt of that tender, in each case before the expiration date, or

     o you must comply with the guaranteed delivery procedures set forth in "The Exchange Offer--Procedure for Tendering--Guaranteed Delivery" in this prospectus.

     See "The Exchange Offer--Procedure for Tendering" in this prospectus.


THERE ARE NO DISSENTERS' APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER. HOWEVER, DISSENTERS' APPRAISAL RIGHTS WILL EXIST IN CONNECTION WITH THE PROPOSED MERGER (PAGE 37).

     No dissenters' rights are available in connection with the exchange offer. However, if the proposed merger is consummated, Net Perceptions shareholders would have certain rights under the Delaware General Corporation Law to dissent and demand appraisal rights and to receive payment in cash of the fair value of their shares as determined by a Delaware trial court. The procedures for perfecting such rights are set forth in Section 262 of the Delaware General Corporation Law and are further described under "The Exchange Offer-Dissenters' Appraisal Rights" in this prospectus.

     A copy of Section 262 of the Delaware General Corporation Law is provided in Annex B to this prospectus.


THERE ARE MATERIAL DIFFERENCES IN THE RIGHTS OF OUR SHAREHOLDERS AND OF NET PERCEPTIONS SHAREHOLDERS (PAGE 49).

     Our governing documents and the governing documents of Net Perceptions vary, and, to that extent, Net Perceptions shareholders will have different rights once they become Obsidian Enterprises shareholders. The differences are described in more detail under "Comparison of Rights of Holders of Obsidian Enterprises Common Stock and Net Perceptions Common Stock" in this prospectus.

WE WILL ACCOUNT FOR THE PROPOSED MERGER USING THE PURCHASE METHOD (PAGE 46).

     We will account for the proposed merger as a purchase for financial reporting purposes. See "The Exchange Offer--Accounting Treatment" in this prospectus.


REGULATORY APPROVALS (PAGE 46).

     We are not aware of any federal or state regulatory approvals, government licenses or permits or other regulatory requirements that would be triggered by the acquisition of shares pursuant to this exchange offer. See "The Exchange Offer--Regulatory Approvals" in this prospectus.

RISK FACTORS (PAGE 20).

     In evaluating whether to tender your shares of Net Perceptions pursuant to this exchange offer, you should carefully read this prospectus and the documents incorporated by reference in the prospectus and, in particular, you should consider the factors discussed in the section entitled "Risk Factors" in this prospectus.


COMPARATIVE MARKET PRICE INFORMATION (PAGE 47).

     The following table lists the closing prices of our common stock (adjusted for the 1 for 50 reverse stock split that was effective for trading purposes on February 18, 2004) and Net Perceptions common stock on November 12, 2003, the last trading day before we announced the offer.


                                             Obsidian             Net
                                           Enterprises        Perceptions
                                         ----------------- ------------------
November 12, 2003                             $15.00             $0.39

     You can obtain current stock price quotations for our common stock and Net Perceptions common stock from a newspaper, on the Internet or by calling your broker.

SUMMARY FINANCIAL AND OTHER DATA (PAGE 56; PAGE F-1).

OBSIDIAN ENTERPRISES SELECTED HISTORICAL FINANCIAL DATA

     The following tables set forth certain selected consolidated financial information concerning Obsidian Enterprises. This information is not covered by the independent auditor's report. For further information, see:

     o the Consolidated Financial Statements of Obsidian Enterprises, Inc. and subsidiaries for the years ended October 31, 2003 and 2002, and the ten-month period ended October 31, 2001 in our Annual Report, which has been delivered with and is incorporated by reference in this prospectus, and the information set forth in Item 7 of the Annual Report, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in Item 8 of the Annual Report, "Financial Statements and Supplementary Data."

     The information for the years ended December 31, 2000 and 1999 is for that of U.S. Rubber only, the accounting acquiror in the reverse merger further described in Items 7 and 8 of the Annual Report. See "Where Can I Find More Information?" on page 56 for information on where such documents are available.


                                       Selected Consolidated Financial Data
                                   (Amounts in thousands, except per share data)
                                                  Operating Data

                                                    Year Ended               Ten Months Ended          Year Ended
                                                    October 31,                October 31,            December 31,
                                         --------------------------------------------------------------------------------
                                               2003             2002               2001             2000        1999
                                         --------------------------------------------------------------------------------

Net sales                                       $  59,295        $  57,274         $24,689      $12,583     $11,439
Income (loss) from operations                       (978)              449             981          184         413
Discontinued operations, net of tax                  (49)           (1,040)         (3,376)           -           -
Cumulative effect of change in
accounting principle                                    -           (2,015)              -            -           -
Net income (loss)                                 (3,873)           (6,330)         (4,395)          48         216
Basic and diluted earnings (loss) per
share(1)
From continuing operations                         (1.47)            (1.38)          (0.64)           -           -
Discontinued operations                            (0.02)            (0.44)          (2.29)           -           -
Cumulative effect of change in
accounting principle                                    -            (0.86)              -            -           -
Net income (loss) per share                        (1.49)            (2.68)          (2.93)           -           -

(1) Includes the effect of the 1 for 50 reverse stock split effective for trading purposes on February 18, 2004 and the conversion of the Series C and Series D preferred shares.

                                                Balance Sheet Data

                                          October 31,   October 31,    October 31,        December 31,
                                         --------------------------------------------------------------------
                                              2003          2002          2001          2000        1999
                                         --------------------------------------------------------------------

Working capital (deficit)                    $6,045      $ 1,591      $(2,528)       $  864      $ 1,896
Total assets                                 45,882       45,923       48,850         9,633       11,633
Long-term debt, including current
portion and mandatory redeemable
preferred stock                              43,221       36,464       35,382         3,846        5,914
Stockholders' equity (deficit)              (3,253)         (689)       1,331         4,939        4,890

No dividends have been declared or paid in any period presented.

NET PERCEPTIONS SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of Net Perceptions in the tables below should be read in conjunction with:

     o the unaudited financial statements and the notes to the unaudited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included in Net Perceptions' Quarterly Report on Form 10-Q for the period ended September 30, 2003 which accompanies this prospectus; and

     o the audited financial statements (the "Net Perceptions Financial Statements") and the notes to the Net Perceptions Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included in the Net Perceptions Annual Report, which is being delivered with and is incorporated by reference in this prospectus.

The statement of operations data for each of the years in the periods ended December 31, 2002, 2001 and 2000, and the balance sheet data at December 31, 2002 and 2001, were derived by Net Perceptions from the Net Perceptions
Financial Statements. The statement of operations data for the years ended December 31, 1999 and 1998 and the balance sheet data at December 31, 2000, 1999 and 1998 were derived by Net Perceptions from audited financial statements not included in the Net Perceptions Annual Report, and were reclassified by Net Perceptions to conform with current period presentation relating to reimbursable expenses that were previously recorded net to cost of revenue. See "Where Can I Find More Information?" on page 56 for information on where such documents are available. You should read this summary selected financial information together with the Net Perceptions Financial Statements and notes thereto.


                                       Selected Consolidated Financial Data1
                                 (Amounts in thousands, except per share amounts)

                                          Twelve Months
                                         Ended September
                                               30,                            Year Ended December 31,
                                        ------------------- ----------- ------------ ------------ ----------- -----------
                                              2003(4)            2002        2001         2000         1999        1998
                                        ------------------- ----------- ------------ ------------ ----------- -----------

Statement of Operations Data
Revenues:
 Product                                             $ 721      $1,703     $  2,979      $25,087    $ 11,408      $3,955
 Service and maintenance                             2,139       3,541        7,535       12,342       3,922         542
                                                   -------      ------     --------      -------    --------      ------
   Total revenues                                    2,860       5,244       10,514       37,429      15,330       4,497
                                                   -------      ------     --------      -------    --------      ------

Cost of revenues:
 Product                                                46         292          943        1,807         286          52
 Service and maintenance                               954       2,101        5,143       11,532       2,936         393
                                                   -------      ------     --------      -------    --------      ------
   Total cost of revenues                            1,000       2,393        6,086       13,339       3,222         445
                                                   -------      ------     --------      -------    --------      ------
Gross margin                                         1,860       2,851        4,428       24,090      12,108       4,052
                                                   -------      ------     --------      -------    --------      ------
Operating expenses:
 Sales and marketing                                 2,284       4,550       15,215       25,589      12,883       5,238
 Research and development                            2,752       5,933       10,572       19,354       8,625       2,372
 General and administrative                          1,908       2,819        6,198       11,146       4,005       1,474
 Lease abandonment expense                               -           -          225        1,250           -           -
 Restructuring related charges(2)                    2,251         768       15,551            -           -           -
 Amortization of intangibles                            27         110        9,650       25,394           -           -
 Impairment of goodwill and other
    intangibles(3)                                   6,546       6,546       75,298            -           -           -
                                                   -------      ------     --------      -------    --------      ------

   Total operating expenses                         15,768      20,726      132,709       82,733      25,513       9,084
                                                   -------      ------     --------      -------    --------      ------
Loss from operations                              (13,908)    (17,875)    (128,281)     (58,643)    (13,405)     (5,032)
Other income, net                                    1,282       1,141        4,483        5,096       1,366          64
                                                   -------      ------     --------      -------    --------      ------
Net loss                                       $  (12,626)   $(16,734)   $(123,798)    $(53,547)   $(12,039)  $ (4,968)

Basic and diluted net loss per share            $   (0.46)   $  (0.61)   $   (4.59)    $  (2.12)   $  (0.78)   $  (1.40)
                                                   -------      ------     --------      -------    --------      ------
Shares used in computing basic and
 diluted net loss per share                         27,605      27,216       26,951       25,209      15,402       3,546
                                                   -------      ------     --------      -------    --------      ------

1 The selected consolidated financial data for the years ended December 31, 2002, 2001 and 2000 include the effects of the acquisition of Knowledge Discovery One, Inc. ("KD1") in February 2000, which was accounted for under the purchase method of accounting. See Note 4 to the Net Perceptions Financial Statements.

2 In 2001, Net Perceptions incurred a restructuring related charge of $15.6 million, consisting of charges relating to facility consolidation and employee terminations, losses and estimated losses on the disposal of assets and other restructuring related charges. In 2002, Net Perceptions incurred a restructuring related charge of $768,000 consisting primarily of charges relating to employee terminations. See Note 6 to the Net Perceptions Financial Statements.

3 At March 31, 2001, Net Perceptions performed an impairment assessment of the goodwill and other intangible assets recorded in connection with the acquisition of KD1. As a result of its review, Net Perceptions recorded a $75.3 million impairment charge to reduce goodwill and other intangible assets to their estimated fair values.

     At December 31, 2002, Net Perceptions performed an additional impairment assessment of the remaining goodwill and other intangible assets recorded in connection with the acquisition of KD1. As a result of its review, Net Perceptions recorded a $6.5 million impairment charge to reduce goodwill and other intangible assets to zero value. See Note 4 to the Net Perceptions Financial Statements.

4 The selected consolidated financial data for the twelve months ended September 30, 2003 was calculated using amounts reported for the nine months ended September 30, 2003 and 2002, respectively, and the year ended December 31, 2002.


                                          September 30,                           December 31,
                                       -------------------- ----------- ---------- ----------- ----------- ----------
                                              2003             2002       2001        2000        1999       1998
                                       -------------------- ----------- ---------- ----------- ----------- ----------
                                           (unaudited)
Balance Sheet Data
Cash, cash equivalents, and
short-term investments                             $12,187     $62,959    $73,605     $68,880     $36,854       $972
Working capital                                     12,174      57,031     64,321      66,364      37,372        468
Total assets                                        13,558      65,796     88,878     211,834      58,748      5,637
Long-term liabilities, net of
current portion                                          -         510        577       1,951         707        538
Redeemable preferred stock                               -           -          -           -           -        650
Total stockholders' equity                          12,600      58,342     75,407     198,518      48,388        421


SELECTED UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL DATA

     The following selected unaudited condensed pro forma financial information combines the historical balance sheet data and statements of operations data of Obsidian Enterprises and Net Perceptions after the transaction. The financial information also provides selected unaudited pro forma financial data on the basis of the continuation and non-continuation of Net Perceptions' operations. The unaudited condensed pro forma combined balance sheet data at October 31, 2003 reflects our purchase of substantially all of Net Perceptions' common stock using the purchase method of accounting and assumes the acquisition was consummated as of October 31, 2003. The following unaudited condensed pro forma combined statements of operations for the year ended October 31, 2003 gives effect to the acquisition of Net Perceptions as if it occurred at the beginning of the period presented. The weighted average shares outstanding reflects the issuance of an estimated 844,360 shares at the closing of the transaction and has been adjusted to give effect to our 1 for 50 reverse stock split.

     The pro forma adjustments necessary to fairly present the unaudited condensed pro forma combined financial data have been made based on available information and in the opinion of our management are reasonable. The following financial information should be read in conjunction with the "Unaudited Condensed Pro Forma Combined Financial Statements" and the related Notes beginning on page F-1.

     Because no determination has been made by our management to either continue operating the remaining business of Net Perceptions or to dispose of it, two separate pro forma presentations of operating data have been prepared. Because we have not been able to perform any due diligence regarding the fair value of Net Perceptions' operating assets, the pro forma balance sheets under either course of action are not materially different at this time. Therefore, only one pro forma balance sheet has been presented. However, upon completing such due diligence and determining the value of such operating assets, the pro forma balance sheets for either course of action will most likely be materially different. Furthermore, once the final determination is made of the fair values acquired and the final purchase price allocation is made, the pro forma operating data as presented will change and such change could be material.

Selected Unaudited Condensed Pro Forma Financial Data
Assuming Continuation of Net Perceptions' Business
(Amounts in thousands except per share data)

Unaudited Pro Forma Statement of Operations Data

                                                                         Year Ended
                                                                       October 31, 2003
                                                                   ------------------------

Net Sales                                                                        $  62,155
Cost of Sales                                                                       52,736
                                                                                 ---------
Gross Profit                                                                         9,419
Expenses                                                                            28,085
                                                                                 ---------
Loss from continuing operations before tax                                         (18,666)
Tax benefit                                                                            937
Minority interest                                                                     (172)
                                                                                 ---------
Loss from continuing operations                                                  $( 17,901)
                                                                                ===========
Loss per share from continuing operations
               Basic and diluted                                                 $   (4.93)
                                                                                ===========
Weighted average common shares outstanding                                           3,710
                                                                                ===========


                                                                          Pro Forma
                                                                       October 31, 2003
                                                                   -------------------------
Earnings per share footnote presentation:

Loss from continuing operations                                                  $ (17,901)
Change in fair value of mandatory redeemable preferred stock                          (403)
                                                                                 ---------
Loss attributable to common shareholders from
 continuing operations                                                           $ (18,304)
Weighted average shares                                                              3,710
Loss per share from continuing operations
       Basic and diluted                                                          $  (4.93)



Unaudited Pro Forma Balance Sheet Data
                                                                       October 31, 2003
                                                                   -------------------------

Working Capital                                                                  $  11,465
Total Assets                                                                        55,883
Long-term debt, including current portion and mandatory
redeemable preferred stock                                                          43,221
Total Equity                                                                         6,216

                                       15


Selected Unaudited Condensed Pro Forma Financial Data
Assuming No Continuation of Net Perceptions' Business
(Amounts in thousands except per share data)

Unaudited Pro Forma Statement of Operations Data
                                                                                 Year Ended
                                                                              October 31, 2003
                                                                           -----------------------

Net Sales                                                                       $   59,295
Cost of Sales                                                                       51,736
                                                                                 ---------
Gross Profit                                                                         7,559
Operating expenses                                                                  23,577
                                                                                 ---------
Loss from continuing operations before tax                                         (16,018)
Tax benefit                                                                            937
Minority interest                                                                     (172)
                                                                                 ---------
Loss from continuing operations                                                 $  (15,253)
                                                                                 ---------
Loss per share from continuing operations
        Basic and diluted                                                       $    (4.22)
                                                                                ===========
Weighted average common shares outstanding                                           3,710
                                                                                ===========

                                                                                 Pro Forma
                                                                             October 31, 2003
                                                                           ----------------------
Earnings per share footnote presentation:

Loss from continuing operations                                                 $  (15,253)
Change in fair value of mandatory redeemable preferred stock                          (403)
                                                                                ----------

Loss attributable to common shareholders from
 continuing operations                                                          $  (15,656)
Weighted average shares                                                              3,710
Loss per share from continuing operations
 Basic and diluted                                                              $  (4.22)


Unaudited Pro Forma Balance Sheet Data
                                                                             October 31, 2003
                                                                          -----------------------

Working Capital                                                                 $   11,465
Total Assets                                                                        55,883
Long-term debt, including current portion and mandatory redeemable
preferred stock                                                                     43,221
Total Equity                                                                         6,216



COMPARATIVE UNAUDITED PER SHARE DATA

     Set forth below are net income and book value per common share amounts for Obsidian Enterprises and Net Perceptions on a historical basis and for Obsidian Enterprises and Net Perceptions on an unaudited pro forma combined basis after giving effect to the transaction.

     The following information should be read in conjunction with (1) the separate historical financial statements (including the unaudited condensed financial data for the year ended October 31, 2003 for Obsidian Enterprises and the nine months ended September 30, 2003 for Net Perceptions) and related notes of Obsidian Enterprises and Net Perceptions included in this prospectus and (2) the unaudited condensed pro forma combined financial information and related notes beginning on Page F-1 of this prospectus and the selected consolidated financial data of each of Obsidian Enterprises and Net Perceptions beginning on pages 10 and 12, respectively, of this prospectus.

     The pro forma information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

Comparative Unaudited Per Share Data
Historical:

                                                                            Year Ended
                                                                         October 31, 2003
                                                                    ---------------------------
     Obsidian Enterprises data, per common share
        Loss attributable to common shareholders from continuing
        operations - basic and diluted (D)                          $         (5.87)
        Cash dividends declared                                     $             -
        Book value at end of period                                 $         (4.52)

                                                                        Twelve Months Ended
                                                                        September 30, 2003
                                                                    ---------------------------
     Net Perceptions data, per common share
        Net loss - basic and diluted                                $         (0.46)
        Cash dividends declared                                     $          1.52
        Book value at end of period                                 $           .46

                                                                            Year Ended
                                                                         October 31, 2003
                                                                    ---------------------------
Unaudited pro forma assuming continuation of Net Perceptions'
business
     Obsidian Enterprises and Net Perceptions combined
     data, pro forma per common share
        Loss from continuing operations - basic and diluted (A)     $         (4.93)
        Book value at October 31, 2003 (B)                          $          1.68

                                                                            Year Ended
                                                                         October 31, 2003
                                                                    ---------------------------
Unaudited pro forma assuming no continuation of
Net Perceptions' business
     Obsidian Enterprises and Net Perceptions
     combined data, pro forma per common share
        Loss from continuing operations - basic and diluted (C)     $         (4.22)
        Book value at October 31, 2003 (B)                          $          1.68

     (A) Pro forma loss per share amounts from continuing operations are based on the combined historical results of Obsidian Enterprises and Net Perceptions as well as pro forma adjustments. Pro forma basic and diluted shares used in the calculations are our historical weighted average shares outstanding plus our weighted average Series C Preferred Stock and Series D Preferred Stock outstanding on an as if converted basis plus the pro forma shares assumed to be issued in the transaction. In addition, all shares in the pro forma calculations have been adjusted for our reverse split of one new share for each fifty shares held.

     (B) Pro forma book value per common share is computed by dividing the pro forma shareholders' equity at October 31, 2003 by the pro forma number of common shares outstanding at October 31, 2003.

     (C) This presentation assumes that effective with the acquisition of Net Perceptions, we would no longer operate the ongoing business of Net Perceptions. Accordingly the pro forma loss per share amounts are based on our historical results with pro forma adjustments and include only a portion of the interest income amounts of Net Perceptions related to its investment portfolio. Pro forma basic and diluted shares used in the calculations are our historical weighted average shares outstanding plus our weighted average Series C Preferred Stock and Series D Preferred Stock outstanding on an as if converted basis plus the pro forma shares assumed to be issued in the transaction. In addition, all shares in the pro forma calculations have been adjusted for our reverse split of one new share for each fifty shares held.

     (D) Includes the effect of the 1 for 50 reverse stock split effective for trading purposes on February 18, 2004.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements." Forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such statements include, but are not limited to (1) statements about the benefits of the Net Perceptions acquisition; (2) statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and other similar expressions. Forward-looking statements are inherently uncertain. Because those statements are based on expectations and not historical facts, actual results may differ materially from those projected in the particular statements.

     Important factors that could cause future results to differ include, but are not limited to, those listed under "Risk Factors" beginning on page 20 and the following:

     o The board of directors of Net Perceptions may fail to recommend the proposed merger;

     o    Net Perceptions shareholders may fail to approve the proposed merger;

     o Competitive pressures may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues;

     o    The U.S. legal and regulatory framework may change;

     o Adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) may adversely affect the combined company's activities;

     o The availability of liquidity under our existing lines of credit may be limited;

     o Integration of other acquired or merged businesses may be difficult, time-consuming or more costly than expected;

     o    We may not be able to retain key management and employees;

     o We may not be able to meet demand at competitive prices in our coach leasing segment and our trailer and related transportation equipment manufacturing segment;

     o We may not be able to successfully develop alternative sources of raw materials in our butyl rubber reclaiming segment; and

     o We may not be able to maintain our relationships with certain significant customers.

     These and other matters are difficult to predict, and many are beyond our control, including those we discuss in this prospectus and our filings with the SEC. Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of those documents. We undertake no obligation to update these statements in the future.

                                  RISK FACTORS

     You should carefully read this prospectus as well as the other information included in or incorporated by reference into this prospectus before deciding whether to tender shares of Net Perceptions common stock for exchange pursuant to the exchange offer. You should, in particular, read and consider the following risk factors, including the risks associated with our business and Net Perceptions' business, because these risks will also affect the combined businesses should the proposed merger be completed.


RISKS RELATED TO THE EXCHANGE OFFER AND THE MERGER

If Net Perceptions has liabilities that are not fully reflected on its balance sheet, the cash available for our operations following the proposed merger may be less than we expect.

     On November 2, 2001, Timothy J. Fox filed a purported class action lawsuit against Net Perceptions, FleetBoston Robertson Stephens, Inc., the lead underwriter of Net Perceptions' April 1999 initial public offering, several other underwriters who participated in Net Perceptions' initial public offering, Steven J. Snyder, Net Perceptions' then president and chief executive officer, and Thomas M. Donnelly, Net Perceptions' then chief financial officer and currently its president and chief financial officer. The lawsuit was filed in the United States District Court for the Southern District of New York and has been assigned to the judge who is also the pretrial coordinating judge for substantially similar lawsuits involving more than 300 other issuers. An amended class action complaint, captioned In re Net Perceptions, Inc. Initial Public Offering Securities Litigation, 01 Cit. 9675 (SAS), was filed on April 22, 2002, expanding the basis for the action to include allegations relating to Net Perceptions' March 2000 follow-on public offering in addition to those relating to our initial public offering.

     The amended complaint generally alleges that the defendants violated federal securities laws by not disclosing certain actions taken by the underwriter defendants in connection with Net Perceptions' initial public offering and its follow-on public offering. The amended complaint alleges specifically that the underwriter defendants, with Net Perceptions' direct participation and agreement and without disclosure thereof, conspired to and did raise and increase their underwriters' compensation and the market prices of Net Perceptions common stock following Net Perceptions' initial public offering and in its follow-on public offering by requiring their customers, in exchange for receiving allocations of shares of Net Perceptions common stock sold in its initial public offering, to pay excessive commissions on transactions in other securities, to purchase additional shares of Net Perceptions' common stock in the initial public offering aftermarket at pre-determined prices above the initial public offering price, and to purchase shares of Net Perceptions common stock in its follow-on public offering. The amended complaint seeks unspecified monetary damages and certification of a plaintiff class consisting of all persons who acquired Net Perceptions common stock from April 22, 1999 through December 6, 2000. The plaintiffs have since agreed to dismiss the claims against Mr. Snyder and Mr. Donnelly without prejudice, in return for their agreement to toll any statute of limitations applicable to those claims; and those claims have been dismissed without prejudice. On July 15, 2002, all of the issuer defendants filed a joint motion to dismiss the plaintiffs' claims in all of the related cases. On February 19, 2003, the Court ruled against Net Perceptions on this motion.

     A special committee of the board of directors of Net Perceptions has authorized the company to negotiate a settlement of the pending claims substantially consistent with a memorandum of understanding negotiated among class plaintiffs, issuer defendants and their insurers. Any such settlement would be subject to approval by the court.

     Net Perceptions has stated that it believes that the allegations against it are without merit. However, as this litigation is in an initial stage, we are unable to predict its outcome or its ultimate effect, if any, on Net Perceptions' financial condition or the financial condition of the combined companies following the exchange offer and proposed merger. Any costs and expenses paid by Net Perceptions in connection with, or as a result of, this lawsuit may reduce the cash available to us following the proposed merger.

Resales of our common stock following the offer to exchange may cause the market price of our stock to fall.

     Upon the effectiveness of our reverse stock split, holders of our Series C Preferred Stock and Series D Preferred Stock converted their shares of Series C Preferred Stock and Series D Preferred Stock into our common stock. As a result, the number of shares of our common stock outstanding has been increased from approximately 720,000 to approximately 2,866,000 on a post-reverse split basis. The majority of the shares of our common stock that issued on that conversion are subject to sale by the holders under Rule 144. The availability of these shares for sale together with the shares issued in exchange for the Net Perceptions common stock could have the effect of depressing the market price for our common stock.

The trading price of our common stock may be affected by factors different from those affecting the price of Net Perceptions common stock.

     Upon completion of the exchange offer and the proposed merger, holders of Net Perceptions common stock will become holders of our common stock. Our business differs from that of Net Perceptions, and our results of operations, as well as the trading price of our common stock, may be affected by factors different from those affecting Net Perceptions' results of operations and the price of Net Perceptions common stock.

Actions by the current board of directors and management of Net Perceptions could substantially increase the costs of the contemplated transactions.

     If the current board of directors of Net Perceptions does not voluntarily take action to satisfy the Rights Condition and the Section 203 Condition, our options would be to abandon the transaction or to request the Delaware Chancery Court to mandate that action. That litigation would be expensive for us and for Net Perceptions, and the result would be uncertain.

     Further, if we are successful in acquiring 51% or more of the Net Perceptions common stock in the exchange offer, unless the members of the current board of directors recommend the proposed merger, we would be required to remove the directors.

     These factors and other actions that the current board of directors and management of Net Perceptions may take could substantially increase the cost to us of the transaction and could incur substantial expense for Net Perceptions.

If we do not continue Net Perceptions' business, the goodwill resulting from our acquisition of Net Perceptions may become materially impaired.

     The pro forma balance sheet at October 31, 2003 reflects additional goodwill of approximately $3,623, resulting from the acquisition of Net Perceptions. As we have not yet determined whether to continue to operate the remaining business of Net Perceptions, or whether we would seek to sell that business or its assets, this goodwill may become impaired and that impairment may be material.


RISK FACTORS RELATED TO OUR BUSINESS

We may not be able to obtain credit to operate our business.

     We cannot be certain that we will have sufficient liquidity available under existing lines of credit to meet our working capital needs. Four of our subsidiaries were acquired in highly leveraged transactions. During the year ended October 31, 2003, three of our subsidiaries were in violation of certain requirements and covenants in their debt agreements relating to maintenance of specified minimum ratios and levels of earnings to funded debt and fixed charge coverage. All of these violations were waived or cured by amendment. We cannot be certain whether we will be able to meet the covenant requirements contained in the debt agreements. Although we have been able to obtain waivers of previous violations, we may not be able to obtain waivers of such covenants if waivers are needed in the future.

     We have relied on borrowing from related parties for a significant portion of our working capital needs. Although we are confident that the related party borrowing facility will provide adequate liquidity in the near term, there can be no assurance that such facility will be adequate in the long term.

     The lenders may not continue to lend to us. Lenders' criteria for loans change, and, if there is a general tightening of credit standards, we may not qualify for credit. Further, if our financial performance deteriorates from the manner in which our various operations have historically performed, our lenders may declare defaults and refuse to advance funds under revolving credit lines. Under these circumstances we may not be able to obtain credit on any terms and may not be able to meet our working capital needs.

An increase in interest rates would increase our interest expense.

     We are exposed to market risk related to changes in interest rates on our debt. Approximately 60% of our primary debt at October 31, 2003 bore interest at a variable rate. An interest rate increase of one percentage point would increase our interest expense over a one-year period by approximately $248,000 at current debt levels.

We may not be able to successfully compete with other companies in our lines of business.

     We face strong competition in our coach leasing segment and our trailer and related transportation equipment manufacturing segment. Our coach leasing business competes with a number of other companies that lease luxury coaches. Our success in the coach leasing segment is dependent upon our ability to meet demand and to match the quality and amenities sought after by our target market at competitive prices. Our trailer and related transportation equipment manufacturing segment competes with a number of companies, including a number who are much larger than us and have equal or greater technical and financial resources.

If we are unable to develop alternative sources of raw materials, our cost of scrap butyl rubber may increase, reducing our profits from our butyl rubber reclaiming operations.

     Our  butyl  rubber   reclaiming   segment  is  highly  dependent  upon  the
availability of raw materials. We are facing increasing competition for raw materials from foreign manufacturers as the supply of the scrap butyl rubber from inner tubes continues to decline. The success of this segment will depend in large measure upon our ability to successfully develop alternative sources of raw materials.

If the price of crude oil falls, we may experience lower revenues and lower profits in our butyl rubber reclaiming operations.

     The demand for butyl rubber by some of our customers also is closely tied to the price of crude oil, with demand falling as the price of crude oil falls. If the price of crude oil falls, our revenues and our profit may decrease.

Decreases in consumer spending during recessionary periods and unavailability of quality drivers may decrease revenues and reduce profits in our coach leasing operations.

     Our coach leasing segment leases luxury coaches primarily to performers in the entertainment industry. This segment is highly dependent upon the state of the general economy and its effect on entertainment spending. Consumer spending on entertainment tends to decline during recessionary periods when disposable income is low, reducing our revenues in this segment. The availability of quality contract drivers is another factor that affects the success of the coach leasing segment. Although customers generally are responsible for engaging their own drivers, we assist customers by suggesting drivers with whom we have had experience. We may lose business and revenues if quality drivers are not available.

Competitive factors in the trailer business may require continued discounting, which may reduce our revenues and our profits.

     During the year ended October 31, 2003, we were forced to offer discounts and other incentives to compete for the sales of trailers which reduced our revenues and our net income for 2003. While we do not believe that we will be required to offer incentives at the same level in our current fiscal year, there is a risk that the incentives will be required.

The economic condition of the telecommunications  industry and the bankruptcy of
a  significant   customer  have  adversely  affected  our  trailer  and  related transportation equipment manufacturing operations.

     A majority of the truck bodies manufactured by us have historically been used in the telecommunications industry. The success of our trailer and related transportation equipment manufacturing segment is dependent upon overall economic conditions and in particular on the state of the telecommunications industry. We have experienced decreased revenues as a result of the economic condition of the telecommunications industry. If the economic condition of the industry does not improve, we may continue to experience declining revenues. In addition, slightly more than one half of our revenue from the manufacture of service truck bodies, which is part of our trailer and related transportation equipment manufacturing segment, was derived from a single customer who is in bankruptcy and has sold its manufacturing assets to another firm. The loss of this customer has materially reduced our revenues in our truck body business.

We may be unable to retain personnel who are key to our businesses.

     The success of our operations is dependent, among other things, on our ability to attract and retain highly qualified professional personnel. Competition for key personnel in the various localities and business segments in which we operate is intense. Our ability to attract and retain key personnel, in particular senior officers, is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent.

We may not be successful in executing on our acquisition strategy.

     A key element of our business plan is the acquisition of additional businesses. There is no assurance that businesses will be available for sale at attractive prices and that we will be successful in integrating those businesses, once acquired, into our operations and in operating them on a profitable basis.

If we are not successful in being included on the NASDAQ SmallCap Market, we may not be able to increase the liquidity of our common stock.

     Our common stock currently trades on the OTC Bulletin Board. We plan to apply for initial inclusion of our common stock on the NASDAQ SmallCap Market following the exchange offer to increase the liquidity of our common stock. While we believe that we will satisfy the conditions for initial inclusion, NASDAQ exercises discretion when determining whether to include a security in its markets. NASDAQ may not approve our listing application.


                        BACKGROUND OF THE EXCHANGE OFFER

     From time to time during the past few years, we have considered expanding our operations through acquisitions of other companies.

     During the period from approximately February 2003 through October 15, 2003, and prior to their engagement by us, our strategic advisor, Acclaim Financial Group Venture III LLC ("AFGIII") had held various meetings and conversations with and submitted various proposals to Net Perceptions and its legal advisors, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") and its former financial advisors, US Bancorp Piper Jaffray Inc. ("Piper Jaffray"), regarding a possible strategic transaction between AFGIII and Net Perceptions. During this period, Mr. Durham held conversations with AFGIII regarding providing financing for AFGIII to complete a transaction with Net Perceptions.

     On October 21, 2003, Net Perceptions announced its proposed Plan of Liquidation. Net Perceptions filed a preliminary proxy statement relating to the Plan of Liquidation on Schedule 14A with the Securities and Exchange Commission on November 4, 2003. The key features of the Plan of Liquidation are (i) filing a Certificate of Dissolution with the Secretary of State of Delaware and thereafter remaining in existence as a non-operating entity for three years;
(ii) winding up its affairs, including selling its remaining non-cash assets, and taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan of Liquidation; (iii) paying its creditors; (iv) terminating any of its remaining commercial agreements, relationships or outstanding obligations; (v) resolving its outstanding litigation; (vi) establishing a contingency reserve for payment of its expenses and liabilities; and (vii) preparing to make distributions to its stockholders.

     On November 10, 2003, we held conversations with AFGIII regarding Net Perceptions and engaged them as our strategic advisor on November 12, 2003. On November 13, 2003, we sent a letter to the board of directors of Net Perceptions indicating our interest in a business combination between Obsidian Enterprises and Net Perceptions. In our letter, we offered to exchange each share of Net Perceptions common stock for $0.20 in cash and 0.6 of a share of our common stock. We issued a press release with the text of the letter and filed the press release with the SEC to ensure that Net Perceptions shareholders were aware of the offer.

     During the period from November 13, 2003 through November 24, 2003, we contacted Net Perceptions. We were advised via a letter dated November 19, 2003, that the board of directors of Net Perceptions was unable to evaluate our proposal until, among other things, they had engaged a financial advisor. Net Perceptions has stated in its public filings that at a November 18, 2003 board meeting "it was noted that [Net Perceptions'] financial advisor, Piper Jaffray had resigned." In an effort to advance the negotiations, our Chief Executive Officer, Tim Durham, proposed meeting with Net Perceptions' President, Tom Donnelley.

     On November 24, 2003, we entered into a confidentiality agreement with Net Perceptions, and that evening Mr. Durham, Terry Whitesell, our president and chief operating officer, and Anthony Schlichte, our executive vice president, met with Mr. Donnelley and a representative of Net Perceptions' newly retained financial advisor, Candlewood Partners, Inc. ("Candlewood"), to discuss our interest and proposed terms for a transaction.

     During the period from November 24, 2003 through November 30, 2003, representatives of our legal advisors, Barnes & Thornburg, and AFGIII held various conversations with representatives of Skadden Arps, and Candlewood in an effort to confirm the Net Perceptions' board of directors' willingness to proceed with a transaction and to negotiate a mutually acceptable transaction structure and definitive documentation. Initially, based on a series of conversations with Mr. Donnelley and a representative of Candlewood, we understood that Net Perceptions' board of directors was prepared to accept an offer that would provide Net Perceptions shareholders the opportunity to receive cash in the range of approximately $0.40 per share or, provided that the cash alternative were also available to the Net Perceptions shareholders, the opportunity to alternatively receive a combination of cash and our common stock or just our common stock. On November 30, 2003, AFGIII confirmed orally to Candlewood that we were prepared to accept these pricing terms and that we desired to proceed to definitive documentation.

     During the period from November 25, 2003 through December 8, 2003, AFGIII and Candlewood held various conversations. On December 2, 2003, we sent another letter to Net Perceptions proposing that we would offer to each Net Perceptions shareholder the opportunity to receive for each share of Net Perceptions common stock either two shares of our common stock or $0.40 in cash in an exchange offer followed by a merger. Skadden Arps responded to Barnes & Thornburg LLP that (i) a traditional financing commitment or a transaction structure we viewed as customary and providing reasonable certainty as to funding were not acceptable, and (ii) in order to proceed with a transaction, Net Perceptions would require (a) that we escrow the full amount of the potential transaction value in cash (approximately $11.2 million) with an acceptable third party and
(b) that closure of the transaction be a certainty and there be no conditions to closing. Barnes & Thornburg LLP attempted to negotiate what we viewed as customary and reasonable resolution of these issues. Barnes & Thornburg LLP proposed to Skadden Arps restructuring the transaction as a voted on merger would assure the necessary cash since Net Perceptions had more than the equivalent of $0.40 per share in cash on hand and, assuming a favorable shareholder vote, the parties could be assured the transaction would close. They were advised by Skadden Arps that this solution was not acceptable to the Net Perceptions' board of directors.

     On December 8, 2003, we sent another letter to the board of directors of Net Perceptions with a revised proposal to enter a business combination with Net Perceptions in which we would exchange either two shares of our common stock or $0.40 in cash for each share of Net Perceptions common stock. We issued a press release with the text of the letter and filed the press release with the SEC to ensure that Net Perceptions shareholders were aware of the offer.

     After we delivered this letter on December 8, 2003, Candlewood and Skadden Arps informed AFGIII and Barnes & Thornburg LLP that the solutions we proposed to address Net Perceptions' concerns regarding financing and certainty of transaction closure were not acceptable to the Net Perceptions' board of directors.

     On December 11, 2003, we issued a press release announcing our plan to make an offer for shares of Net Perceptions common stock directly to the Net Perceptions shareholders. The press release indicated that we would offer Net Perceptions shareholders two shares of our common stock for each share of Net Perceptions common stock. We eliminated the cash alternative because we prefer an all equity transaction.

     On December 15, 2003, we filed a registration statement and a tender offer statement with the SEC. On December 17, 2003, we filed amendments to each of those documents and issued a press release announcing that we had commenced our tender offer for shares of Net Perceptions common stock. We filed the press release with the SEC.

     On December 23, 2003, Net Perceptions issued a press release reporting that it had amended its shareholder rights plan. Net Perceptions has stated in its public filings that the amendment "is intended to remove the Company's stockholder rights plan as an impediment to Obsidian or another bidder completing its offer and a subsequent merger, while also affording protection to stockholders who do not tender their shares...if, despite the board's recommendation... the holders of [85%] of Net Perceptions stock ... elect to accept Obsidian's offer." Net Perceptions also announced that our exchange offer was under consideration.

     On December 31, 2003, Net Perceptions announced that its board of directors had rejected our exchange offer and recommended that its shareholders not tender their shares of Net Perceptions common stock to us. Net

Perceptions stated that, absent a definitive agreement with a potential acquiror for a transaction that would provide higher realizable value to its shareholders than the Plan of Liquidation, it planned to pursue stockholder approval of the Plan of Liquidation and to proceed with the SEC review process related thereto. Net Perceptions filed proxy materials and a solicitation/recommendation statement setting forth its recommendation.

     Net Perceptions also announced on December 31, 2003, that it had entered into an agreement with Thalveg Data Flow LLC to sell to Thalveg Net Perceptions' patent portfolio for a purchase price of $1.8 million. As stated in Net Perceptions' press release, the agreement includes a royalty-free license back to Net Perceptions under the patents, patent licenses and pending patent applications being transferred. The press release also states that the transaction does not involve any other intellectual property rights or other assets of Net Perceptions, including its proprietary software products, which remain with Net Perceptions. Consummation of the transaction is subject to stockholder approval as part of Net Perceptions' Plan of Liquidation. Net Perceptions also announced that it had granted to a software company a non-exclusive source code license to a portion of Net Perceptions' intellectual property for a cash payment of $325,000, and that, under the license agreement, Net Perceptions will provide certain consulting and support services to the licensee for additional cash payments totaling $75,000.

     On January 6, 2004, Net Perceptions filed a revised preliminary proxy statement with the SEC in connection with its Plan of Liquidation. The Plan of Liquidation as described in the revised preliminary proxy materials is not materially different from the Plan of Liquidation described in its preliminary proxy materials filed on October 21, 2003 and described above. The revised preliminary proxy materials describe the exchange offer's effect on the Plan of Liquidation. The revised materials also describe Candlewood's liquidation analysis and its opinion with respect to our exchange offer.

     On January 9, 2004, Net Perceptions announced that it had established procedures for each potential acquiror to follow in submitting "a proposed definitive agreement containing all the terms and conditions of a potential acquiror's best and final offer" no later than the close of business on January 19, 2004. On January 19, in compliance with the procedures established by Net Perceptions, we submitted a proposed definitive agreement whereby we proposed to acquire all outstanding shares of Net Perceptions common stock in exchange for two shares of our common stock. We issued a press release on January 21, 2004 announcing that we had submitted a proposal. We filed the press release with the SEC.

     On each of January 29, 2004, and February 6, 2004, Net Perceptions filed a revised preliminary statement in connection with its Plan of Liquidation. The
Plan of Liquidation as described in each of the revised preliminary proxy statements is not materially different from the Plan of Liquidation described in Net Perceptions' preliminary proxy materials filed on October 21, 2003 and January 6, 2004 and described above. In its revised preliminary proxy materials, Net Perceptions disclosed that it had received nine submissions in response to its requests for offers, and that its board of directors had determined that "four submissions were the only submissions that either complied with, or reflected a good faith effort to comply with, the previously announced procedures, or otherwise merited further consideration and review."

     The four submissions, which are described in greater detail in Net Perceptions' proxy materials, included:

     o    our proposal,

     o a proposal by an American Stock Exchange listed company for a stock-for-stock merger,

     o    a proposal  made  public by  MicroSkills  San Diego,  LP,  whereby Net
          Perceptions would acquire MicroSkills in exchange for newly issued shares of Net Perceptions common stock and the existing owners of MicroSkills would receive 49.99% of the Net Perceptions common stock, and

     o a proposal by an investment firm whereby the investment firm would invest cash in Net Perceptions in exchange for non-voting convertible securities of Net Perceptions.

     Net Perceptions further disclosed that its board had determined to reject all offers it had received and to proceed with its seeking stockholder approval of the Plan of Liquidation. The revised materials include expanded descriptions of the various offers received by Net Perceptions and the reasons that the Net Perceptions board of directors rejected each of these offers.

     Net Perceptions mailed its proxy materials on or about February 12, 2004.

     On February 17, 2004, we filed preliminary proxy materials with the SEC that we would use to solicit proxies from Net Perceptions shareholders opposing the Plan of Liquidation. We issued a press release on February 17, 2004 announcing that we had filed preliminary proxy materials.

     On February 18, 2004, our previously disclosed reverse stock split became effective for trading purposes. The exchange offer consideration, $0.20 in cash and 3/100 share of our common stock for each share of Net Perceptions common stock, reflects the reverse stock split.

     On February 20, 2004, we announced that we were extending the expiration of the exchange offer from February 20, 2004 until March 17, 2004. We issued a press release describing the extension and filed the press release with the SEC.

     On February 24, 2004, Net Perceptions filed a supplement to its proxy materials. Net Perceptions stated that it filed the supplement to provide additional disclosure requested by plaintiff's counsel in the pending Blakstad litigation described in Net Perceptions' proxy statement "in an effort to avoid the further expenditure of stockholder funds in defending the Blakstad litigation." In the supplement Net Perceptions disclosed:

     o that its estimated net operating loss carry-forward at December 31, 2003, was approximately $119.0 million, that its net operating loss carry-forwards are subject to limitations under the Internal Revenue Code and that, if the plan of liquidation is approved and adopted, Net Perceptions will never be able to use those net operating loss carry-forwards;

     o detailed information concerning the analysis by Candlewood of the American Stock Exchange listed company's proposal;

     o    that, despite requests from the American Stock Exchange listed company
          for  a   meeting,   the  Net   Perceptions   board   never   met  with
          representatives of that company; and

     o detailed information concerning the analysis by Candlewood of the MicroSkills proposal.

     On February 27, 2004, we commenced distribution of a letter to Net Perceptions shareholders whose shares are held in street name. In the letter, we encouraged Net Perceptions shareholders to refrain from returning Net Perceptions' management's proxy card and to wait until they have received our proxy materials before making a voting decision regarding the Plan of Liquidation.

     On March 1, 2004, we filed revised preliminary proxy materials with the SEC.

     On March 5, 2004, we began distributing a second letter to Net Perceptions shareholders with shares held in street name, again urging those shareholders to wait until receiving our proxy materials before submitting their votes on the Plan of Liquidation. We filed our letter with the SEC on March 5, 2004.

     Also on March 5, 2004, we changed the terms of our exchange offer; increasing the consideration being offered from 1/25 share of our common stock to $0.20 in cash and 3/100 share of our common stock for each share of Net Perceptions common stock. We issued a press release on March 5, 2004 announcing that we had increased our offer and filed the press release with the SEC.

     Also on March 5, 2004, we filed definitive proxy materials with the SEC and began distributing these materials on March 8, 2004. On March 9, 2004, we issued a press release announcing that we had filed our definitive proxy materials and had commenced our proxy solicitation.

     On March 10, 2004, Net Perceptions announced that the Blakstad litigation had been dismissed with prejudice.


                         REASONS FOR THE EXCHANGE OFFER

     We believe that our proposed acquisition of Net Perceptions common stock presents the opportunity to expand our shareholder base and increase our stockholders' equity. The proposed merger will further expand our shareholder base and further increase our stockholders' equity and will also provide us with cash for our operations and additional possible acquisitions.

     We believe that the combination of Net Perceptions and Obsidian Enterprises is in our best interest and in the best interest of our shareholders, Net Perceptions and its shareholders. Accordingly, our board of directors unanimously approved the exchange offer and the proposed merger. In reaching its decision, our board of directors consulted with our management, legal counsel and strategic advisors. Our board of directors considered a number of factors, to which relative weights were not assigned, including the following:

     o The increase in our stockholders' equity as a result of the proposed transaction and the effect of that increase on our ability to have our common stock included for trading on the NASDAQ SmallCap Market,

     o The best interests of Obsidian Enterprises, our subsidiaries and our shareholders including, among other things, the anticipated financial strength of the combined company,

     o The business, operations, financial condition and earnings of Obsidian Enterprises and Net Perceptions on an historical and a prospective basis and of the combined company on a pro forma basis, including the business of the resulting entity and each company's historical stock performance,

     o The financial condition and prospects of Obsidian Enterprises and Net Perceptions, including but not limited to results of operations,

     o    Our board's review of Net Perceptions' financial condition,

     o The consideration to be paid to Net Perceptions shareholders in relation to the cash and cash equivalents held by Net Perceptions and the liabilities of Net Perceptions, and

     o The consideration to be paid to Net Perceptions shareholders in relation to the uncertain amount and timing of payment to Net Perceptions shareholders under the Plan of Liquidation.

     In making its determination, our board of directors did not ascribe any relative or specific weights to the factors that it considered. The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but it does include the material factors considered by the board.

     The only information available to us regarding Net Perceptions is information that they have made publicly available. If we conduct due diligence, our beliefs about the benefits of the exchange offer and the proposed merger may change.

     There are numerous factors, other than the exchange offer and the proposed merger, that could cause our results of operations, including, among other things, earnings per share, to increase or decrease after the exchange offer and proposed merger. Therefore, we cannot assure you that the anticipated benefits of the combination of Obsidian Enterprises and Net Perceptions discussed in the previous paragraphs will happen. You should read "Risk Factors" beginning on page 20 and "Forward-Looking Statements" beginning on page 19 for a discussion of some of the other factors that could affect our future operations and financial condition.


               PLANS FOR NET PERCEPTIONS AFTER THE PROPOSED MERGER

     We are making the exchange offer in order to acquire voting control of, and ultimately the entire equity interest in, Net Perceptions. We intend to then have Net Perceptions merge with our subsidiary as soon as possible after completion of the exchange offer. The purpose of the proposed merger would be to acquire all shares of Net Perceptions common stock not exchanged in the exchange offer. In the proposed merger, each then-outstanding share of Net Perceptions common stock, except for treasury shares of Net Perceptions and shares beneficially owned directly or indirectly by us for our own account, would be converted into the same consideration per Net Perceptions share offered in the exchange offer, subject to dissenters' appraisal rights under Delaware law.

     We have not determined whether we will continue to operate the remaining business of Net Perceptions or whether we would seek to sell that business or its assets. We plan to use the cash remaining in Net Perceptions after the proposed merger to fund additional possible acquisitions and for working capital purposes.


                               THE EXCHANGE OFFER

GENERAL

     If we obtain all of the shares of Net Perceptions  common stock pursuant to
the  exchange  offer,   former   shareholders  of  Net  Perceptions   would  own
approximately 22% of the shares of our common stock.

     Our obligation to exchange the consideration described in this prospectus for shares of Net Perceptions common stock pursuant to the exchange offer is subject to the conditions referred to under "Conditions to the Exchange Offer" in this prospectus.

     Net Perceptions shareholders who tender shares of Net Perceptions common stock pursuant to the exchange offer will not be obligated to pay any charges or expenses of the exchange agent. We, or another party on our behalf, will pay transfer taxes on the exchange of Net Perceptions common stock pursuant to our exchange offer unless we disclose otherwise in the instructions to the letter of transmittal.

     Our offer to acquire Net Perceptions common stock is also an offer to acquire the preferred stock purchase rights associated with the Net Perceptions common stock, as described in the Net Perceptions Rights Agreement. All references to the shares of Net Perceptions common stock include the associated preferred stock purchase rights under the Net Perceptions Rights Agreement, unless we indicate otherwise. In addition, all references to the preferred stock purchase rights include the benefits to holders of those rights pursuant to the Net Perceptions Rights Agreement, including the right to receive any payment due upon redemption of those rights. The procedure for tendering your share purchase rights is described below under "Procedure for Tendering -- Share Purchase Rights."

     Currently, we are not offering, as part of the exchange offer, to purchase any Net Perceptions options outstanding and we will not accept tenders of Net Perceptions options. Holders of exercisable Net Perceptions options who wish to participate in the exchange offer may exercise their options and purchase shares of Net Perceptions common stock and then tender the shares in accordance with the exchange offer. In addition, we do not anticipate converting options to purchase Net Perceptions common stock into options to purchase our common stock. The expected treatment of options is subject to change. In particular, if the transaction becomes negotiated, our anticipated treatment of Net Perceptions options may change. If you hold any options to purchase Net Perceptions common stock pursuant to any Net Perceptions equity stock compensation plan, the terms of that plan will govern whether any unvested options will become exercisable prior to the consummation of the exchange offer.


CONSIDERATION TO BE PAID

     You will receive $0.20 in cash and 3/100 share of our common stock for each share of Net Perceptions common stock that you hold that you validly tender and do not properly withdraw. You will not receive any fractional share of our common stock. Instead, you will receive cash in an amount equal to the value of the fractional share of our common stock that you would otherwise have been entitled to receive. See "Cash Instead of Fractional Shares of Obsidian Enterprises Common Stock" in this prospectus.

     We have an existing line of credit with a related party, Fair Holdings, Inc. To finance the cash portion of the exchange offer consideration, we have entered into an amended promissory note with Fair Holdings, Inc. to increase the amount available under our line of credit. If all shares of Net Perceptions common stock were tendered in the exchange offer, the amount of funds required to pay the cash portion of the exchange offer consideration would be $5,746,878, based on 28,734,388 shares of Net Perceptions outstanding as of September 30, 2003. There are no conditions to the financing, and we have no alternative financing arrangements or alternative financing plans.

     The principal balance of the promissory note is $15,000,000 and the final maturity date is January 1, 2007. Interest is payable monthly at the interest rate of 10%. The line of credit is secured by all of our assets and is guaranteed by certain officers. As of January 31, 2003, we had $6,045,000 debt outstanding under the line of credit.


TIMING OF THE EXCHANGE OFFER

     Our exchange offer is scheduled to expire at 5:00 p.m., New York City time, on March 17, 2004. For more information, you should read the discussion below under the caption "Extension, Termination and Amendment".

     The term "expiration date" means 5:00 p.m., New York City time, on March 17, 2004, unless we extend the period of time for which the exchange offer is open, in which case the term "expiration date" means the latest time and date on which the exchange offer, as so extended, expires.


EXTENSION, TERMINATION AND AMENDMENT

     We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the exchange offer remains open, and we can do so by giving oral or written notice of that extension to the exchange agent. We cannot assure you that we will exercise our right to extend the exchange offer, although currently we intend to do so until all conditions have been satisfied or, where permissible, waived. During any extension, all shares of Net Perceptions common stock previously tendered and not withdrawn will remain subject to the exchange offer, subject to each shareholder's right to withdraw his or her shares of Net Perceptions common stock. You should read the discussion under the caption "Withdrawal Rights" in this prospectus for more details.

     Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion:

     o to terminate the exchange offer and not accept for exchange or exchange any shares of Net Perceptions common stock not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the exchange offer to be satisfied prior to the expiration date,

     o to waive any condition, other than the condition relating to the absence of an order or decree of any court or agency of competent jurisdiction preventing the completion of the exchange offer, and the condition relating to the effectiveness of the registration statement for our shares to be issued in the exchange offer, or

     o to amend the exchange offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement.

     We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, the related announcement will be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Applicable law, including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, requires that any material change in the information published, sent or given to Net Perceptions shareholders in connection with the exchange offer be promptly sent to shareholders in a manner reasonably designed to inform shareholders of that change. Without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement of the type described in this paragraph other than by issuing a press release to the Dow Jones News Service, PR Newswire or some other similar national news service.

     If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or if we waive a material condition of the exchange offer, we will extend the exchange offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of shares of Net Perceptions common stock sought in the exchange or the consideration offered to Net Perceptions shareholders, that change will apply to all holders whose shares of Net Perceptions common stock are accepted for exchange pursuant to the exchange offer, whether those shares of Net Perceptions common stock were accepted for exchange prior to the change. If at the time notice of such a change is first published, sent or given to Net Perceptions shareholders, the exchange offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the related notice is first so published, sent or given, we will extend the exchange offer until the expiration of that ten business day period. For purposes of the exchange offer, a business day means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

     If Net Perceptions agrees upon a negotiated merger with us, we may amend or terminate the exchange offer without purchasing any shares of Net Perceptions common stock.


EXCHANGE OF NET  PERCEPTIONS  SHARES;  DELIVERY OF OBSIDIAN  ENTERPRISES  COMMON
STOCK

     Upon the terms and subject to the conditions of the exchange offer, including, if the exchange offer is extended or amended, the terms and conditions of any extension or amendment, we will accept, and will exchange, shares of Net Perceptions common stock validly tendered and not properly withdrawn promptly after the expiration date. In all cases, exchange of shares of Net Perceptions common stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     o certificates for those shares of Net Perceptions common stock (or a confirmation of a book-entry transfer of those shares of Net
          Perceptions common stock in the exchange agent's account at The Depository Trust Company ("DTC")),

     o a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document, and

     o    any other required documents.

     For purposes of the exchange offer, we will be deemed to have accepted for exchange shares of Net Perceptions common stock validly tendered and not withdrawn if and when we notify the exchange agent of our acceptance for exchange of those shares of Net Perceptions common stock pursuant to the exchange offer. Promptly after receipt of that notice, the exchange agent will deliver the exchange offer consideration to Net Perceptions shareholders who tendered Net Perceptions common stock. The exchange agent will act as agent for tendering Net Perceptions shareholders for the purpose of receiving from us the exchange offer consideration, including our common stock and $0.20 in cash for each Net Perceptions share and any cash to be paid in lieu of fractional shares of our common stock, and transmitting the exchange offer consideration, if any, to such shareholders. You will not receive any interest on any cash that we pay you regardless of any delay in making the exchange.

     If we do not accept any tendered shares of Net Perceptions common stock for exchange pursuant to the terms and conditions of the exchange offer for any reason, or if certificates are submitted for more shares of Net Perceptions common stock than are tendered, we will return certificates for such shares of Net Perceptions common stock without expense to the tendering shareholder. In the case of shares of Net Perceptions common stock tendered by book-entry transfer of those shares of Net Perceptions common stock into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "Procedure for Tendering," those shares of Net Perceptions common stock will be credited to an account maintained within DTC promptly following expiration or termination of the exchange offer.


CASH INSTEAD OF FRACTIONAL SHARES OF OBSIDIAN ENTERPRISES COMMON STOCK

     We will not issue fractional shares of our common stock pursuant to the exchange offer. Instead, each tendering Net Perceptions shareholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to that fraction (expressed as a decimal, rounded to the nearest 0.01 of a share) multiplied by the average of the closing sale prices for a share of our common stock for the ten consecutive trading days immediately preceding the expiration of the exchange offer, as reported in the OTC Bulletin Board.


WITHDRAWAL RIGHTS

     You may withdraw any shares of Net Perceptions common stock tendered pursuant to the exchange offer at any time prior to the expiration date. You may also withdraw your shares at any time after the expiration date until we have accepted the shares for payment. Once we accept tendered shares for exchange, your tender is irrevocable.

     For a withdrawal to be effective, the exchange agent must receive from each withdrawing Net Perceptions shareholder a written notice of withdrawal at one of the exchange agent's addresses set forth on the back cover of this prospectus. Such notice must include the Net Perceptions shareholder's name, address, social security number, the certificate number(s) and the number of shares of Net Perceptions common stock to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those shares of Net Perceptions common stock.

     A financial institution must guarantee all signatures on the notice of withdrawal in order for the exchange agent to release withdrawn securities. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for shareholders. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, unless those shares of Net Perceptions common stock have been tendered for the account of such a financial institution.

     If shares of Net Perceptions common stock have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "Procedure for Tendering", any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of Net Perceptions common stock and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the withdrawn shares of Net Perceptions common stock withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of those certificates.

     We will decide all questions as to the form and validity, including time of receipt, of any notice of withdrawal in our sole discretion, and our decision shall be final and binding. None of Obsidian Enterprises, the dealer manager, the exchange agent, the information agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any shares of Net Perceptions common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, Net Perceptions shareholders may retender withdrawn shares of Net Perceptions common stock by following one of the procedures discussed below under the captions entitled "Procedure for Tendering" or "Guaranteed Delivery" at any time prior to the expiration date.

     If you withdraw any of your Net Perceptions common stock, you automatically withdraw the associated share purchase rights. You may not withdraw rights unless you also withdraw the associated Net Perceptions common stock.


PROCEDURE FOR TENDERING

GENERAL

     To validly tender shares of Net Perceptions common stock pursuant to the exchange offer,

     o the exchange agent must receive at its addresses set forth on the back cover of this prospectus (1) a properly completed and duly executed letter of transmittal, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, and (2) either certificates for tendered shares of Net Perceptions common stock or, if those shares of Net Perceptions common stock are tendered pursuant to the procedures for book-entry tender set forth below, a book-entry confirmation of receipt of that tender, in each case before the expiration date, or

     o you must comply with the guaranteed delivery procedures set forth below under "Guaranteed Delivery."

     The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the DTC participant tendering the shares of Net Perceptions common stock that are the subject of that book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.


PREFERRED STOCK PURCHASE RIGHTS

     You must tender one preferred stock purchase right under the Net Perceptions Rights Agreement, if you hold such a right, for each share of Net Perceptions common stock tendered to effect a valid tender of Net Perceptions common stock, unless Net Perceptions' board of directors shall have taken such action which would cause the preferred stock purchase rights to be inapplicable to the exchange offer and the proposed merger, or we have been satisfied, in our reasonable discretion, that the preferred stock purchase rights have been invalidated or are otherwise inapplicable to the exchange offer and the proposed merger. The rights are currently represented by the certificates for the Net Perceptions common stock and your tender of Net Perceptions common stock prior to the date the preferred stock purchase rights become exercisable and transferable will also constitute a tender of the associated preferred stock purchase rights. We will not make a separate payment to you for the preferred stock purchase rights. When and if the rights become exercisable and transferable, separate certificates representing the rights will be mailed to holders of record of Net Perceptions common stock as soon as practicable, and those separate rights certificates alone will evidence the rights.

     If the rights under the Net Perceptions Rights Agreement become exercisable and transferable, and Net Perceptions or the related rights agent distributes separate certificates representing the rights to you prior to the time that you tender your Net Perceptions common stock pursuant to the exchange offer, certificates representing a number of rights equal to the number of shares of Net Perceptions common stock tendered must be delivered to the exchange agent, or, if available, a book-entry confirmation received by the exchange agent with respect thereto, for your shares of Net Perceptions common stock to be validly tendered. If the rights become exercisable and transferable and separate certificates representing the rights are not distributed prior to the time shares of Net

Perceptions common stock are tendered pursuant to our exchange offer, rights may be tendered prior to the time that you receive the certificates for rights by use of the guaranteed delivery procedure described under "Guaranteed Delivery" below.

     If rights certificates are distributed but are not available to you before you tender Net Perceptions common stock pursuant to the exchange offer, a tender of Net Perceptions common stock constitutes an agreement by you to deliver to the exchange agent, pursuant to the guaranteed delivery procedures described below, rights certificates representing a number of rights equal to the number of shares of Net Perceptions common stock tendered prior to the expiration of the period to be specified in the notice of guaranteed delivery and the related letter of transmittal for delivery of rights certificates or a book-entry confirmation for rights. We refer to this period as the rights delivery period. We reserve the right to require receipt of such rights certificates, or a book-entry confirmation with respect to such rights, prior to accepting Net Perceptions common stock for exchange.

     Nevertheless, we will be entitled to accept for exchange Net Perceptions common stock that you tender prior to receipt of the rights certificates required to be tendered with such Net Perceptions common stock or a book-entry confirmation with respect to such rights and either (a) subject to complying with applicable rules and regulations of the SEC, withhold payment for such Net Perceptions common stock pending receipt of the rights certificates or a book-entry confirmation for those rights or (b) exchange Net Perceptions common stock accepted for exchange pending receipt of the rights certificates or a book-entry confirmation for such rights in reliance upon the guaranteed delivery procedures described below. In addition, after expiration of the rights delivery period, we may instead elect to reject as invalid a tender of Net Perceptions common stock with respect to which rights certificates or a book-entry confirmation for an equal number of rights have not been received by the exchange agent. Any determination by us to make payment for Net Perceptions common stock in reliance upon such guaranteed delivery procedure or, after expiration of the rights delivery period, to reject a tender as invalid, shall be made, subject to applicable law, in our sole and absolute discretion.


BOOK-ENTRY DELIVERY

     The exchange agent will establish accounts with respect to the shares of Net Perceptions common stock at DTC for purposes of the exchange offer, and any financial institution that is a participant in DTC will be able to make book-entry delivery of the shares of Net Perceptions common stock by causing DTC to transfer the shares of Net Perceptions common stock into the exchange agent's account in accordance with DTC's procedure for that transfer. However, although delivery of shares of Net Perceptions common stock may be effected through book-entry delivery at DTC, the letter of transmittal, with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be followed. We cannot assure you, however, that book-entry delivery of rights will be available. If book-entry delivery of rights is not available, you must tender rights by means of delivery of rights certificates or pursuant to the guaranteed delivery procedure set forth below.


SIGNATURES

     Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which shares of Net Perceptions common stock are tendered either by a registered holder of shares of Net Perceptions common stock who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

     If the certificates for shares of Net Perceptions common stock or rights, if any, are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged shares of Net Perceptions common stock or rights, if any, are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.


METHOD OF DELIVERY

     The method of delivery of share certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, shareholders should allow sufficient time to ensure timely delivery.


SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding with respect to proceeds received pursuant to the exchange offer, you must provide the exchange agent with your correct taxpayer identification number and certify whether you are subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal. Some Net Perceptions shareholders including, among others, all corporations and some foreign individuals, are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the shareholder must submit a Form W-8, signed under penalty of perjury, attesting to that individual's exempt status.


GUARANTEED DELIVERY

     If you wish to tender shares of Net Perceptions common stock and preferred stock purchase rights, if any, pursuant to the exchange offer, and your certificates are not immediately available, or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your shares of Net Perceptions common stock or preferred stock purchase rights, if any, may nevertheless be tendered, so long as all of the following conditions are satisfied:

     o you make their tender by or through an eligible institution (see "Withdrawal Rights" above),

     o the exchange agent receives, as provided below, a properly completed and duly executed notice of guaranteed delivery, substantially in the form we make available, on or prior to the expiration date, and

     o the exchange agent receives, within three NASDAQ National Market trading days after the date of execution of the notice of guaranteed delivery, the certificates for all tendered shares of Net Perceptions common stock, or rights, if any, or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees or, in the case of a book-entry transfer, an agent's message, and all other documents required by the letter of transmittal.

     You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent, and you must include a guarantee by an eligible institution in the form set forth in that notice.

     In all cases, we will exchange shares of Net Perceptions common stock tendered and accepted for exchange pursuant to the exchange offer only after timely receipt by the exchange agent of certificates for shares of Net Perceptions common stock or rights, if any, or timely confirmation of a book-entry transfer of those securities into the exchange agent's account at DTC as described above, properly completed and duly executed letter(s) of transmittal, or an agent's message in connection with a book-entry transfer, and any other required documents.


APPOINTMENT OF PROXIES

     By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of Net Perceptions common stock tendered and accepted for exchange by us and with respect to any and all other shares of Net Perceptions common stock and other securities issued or issuable in respect of the tendered and accepted shares of Net Perceptions common stock on or after December 15, 2003. That appointment is effective, and voting rights will be affected, when and only to the extent that we accept your shares for exchange and deposit with the exchange agent our common stock and the cash with respect to fractional shares that comprise the exchange offer consideration with respect to the shares of Net Perceptions common stock that shareholders have tendered. All proxies shall be considered coupled with an interest in the tendered shares of Net Perceptions common stock and therefore shall not be revocable once the appointment is effective. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies, and, if given, they will not be deemed effective. Our designees will, with respect to the shares of Net Perceptions common stock for which the appointment is effective, be empowered, among other things, to exercise all of the Net Perceptions shareholders' voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Net Perceptions shareholders or otherwise. We reserve the right to require that, for shares of Net Perceptions common stock to be deemed validly tendered, immediately upon our acceptance for exchange of those shares of Net Perceptions common stock, we must be able to exercise full voting rights with respect to those shares of Net Perceptions common stock. However, prior to acceptance for exchange by us in accordance with terms of the exchange offer, the appointment will not be effective, and we will have no voting rights as a result of the tender of shares of Net Perceptions common stock.


VALIDITY OF TENDERS

     We will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of shares of Net Perceptions common stock or rights, if any, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of shares of Net Perceptions common stock that we determine are not in proper form or the acceptance of, or exchange for, which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of our exchange offer, other than the condition relating to the absence of an injunction and the condition relating to the effectiveness of the registration statement for our shares to be issued in the exchange offer, or to waive any defect or irregularity in the tender of any shares of Net Perceptions common stock. No tender of shares of Net Perceptions common stock will be deemed to have been validly made until all defects and irregularities in tenders of shares of Net Perceptions common stock have been cured or waived. None of Obsidian Enterprises, the dealer manager, the exchange agent, the information agent, or any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Net Perceptions common stock or rights, if any, or will incur any liability for failure to give any notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

     The tender of shares of Net Perceptions common stock and preferred stock purchase rights, if any, pursuant to any of the procedures described above will constitute a binding agreement between us and the tendering shareholders upon the terms and subject to the conditions of our exchange offer and the letter of transmittal.


MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE PROPOSED MERGER

     Our counsel, Barnes & Thornburg LLP, has issued a tax opinion with respect to the exchange offer and the proposed merger. That opinion has been filed with the SEC as an exhibit to the registration statement on Form S-4 in connection with the exchange offer. That opinion concludes that the exchange of shares of Net Perceptions common stock for cash and shares of our common stock pursuant to the exchange offer and the proposed merger (1) will be treated for federal income tax purposes as component parts of an integrated transaction pursuant to a plan, but that (2) the integrated transaction will nevertheless, more likely than not, fail to satisfy the requirements of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of the failure to satisfy the continuity of business enterprise requirements of Treas. Reg. ss. 1.368-1(d). As a result, the consummation of the exchange offer and proposed merger will be a fully taxable transaction to both the holders of Net Perceptions common stock and to Net Perceptions itself.


LIMITATIONS OF DISCUSSION

     The following discussion summarizes the material U.S. federal income tax considerations that are generally applicable to holders of Net Perceptions common stock who exchange their Net Perceptions common stock in the exchange offer and the proposed merger for cash and shares of our common stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the exchange offer and the merger that are described below. You should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Net Perceptions shareholders in light of their individual circumstances, such as Net Perceptions shareholders who:

o        are dealers in securities,

o        are subject to the alternative minimum tax provisions of the Code,

o        are foreign persons,

     o do not hold their shares of Net Perceptions common stock as capital assets,

     o acquired their shares of Net Perceptions common stock in connection with stock option or stock purchase plans or in other compensatory transactions,

     o hold their shares of Net Perceptions common stock as part of an integrated investment (including a "straddle") comprised of shares of Net Perceptions common stock and one or more other positions, or

     o are subject to the constructive sale or constructive ownership provisions of the Code under Sections 1259 or 1260, respectively, with respect to their Net Perceptions common stock.

     In addition, the following discussion does not address the tax consequences of the exchange offer and the proposed merger to any person under foreign, state or local tax laws.


TREATMENT AS AN INTEGRATED TRANSACTION

     Steps of an integrated transaction will be aggregated in determining the overall tax consequences of the transaction. See Revenue Ruling 2001-26 (merger preceded by a tender offer), Revenue Ruling 2001-46, Revenue Ruling 67-274, Revenue Ruling 90-95, King Enterprises, Inc. v. United States, 418 F.2d 511 (Ct. Cl., 1969); J.F. Seagram Corp. v. Commissioner, 104 T.C. 75 (1995).


CONTINUITY OF BUSINESS ENTERPRISE REQUIREMENT

     Transactions otherwise satisfying the statutory requirements as to form for a qualifying reorganization will nevertheless fail to qualify for reorganization treatment under the Code if the requisite continuity of business enterprise requirement, described in Treas. Reg. ss. 1.368-1(d), is not satisfied. To meet the continuity of business enterprise requirement, the issuing corporation, or members of a qualified group of connected through qualifying ownership to the issuing corporation, must either continue the target corporation's historic business or use a significant portion of the target corporation's historic business assets in a business. If the continuity of business enterprise requirement is not satisfied, reorganization treatment under Section 368 will not be accorded to the transaction.

     Obsidian Enterprises was unable to represent to Barnes & Thornburg LLP that either the remaining business of Net Perceptions will be continued or that the remaining business assets of Net Perceptions will be deployed in a trade or business following the tender offer and proposed merger. Moreover, based on disclosures made in Net Perceptions' Form 10-Q for the quarter ended September 30, 2003, it is unlikely that the remaining activities of Net Perceptions would qualify as its "historic business" in any event. Under these circumstances the continuity of business enterprise requirement, more likely than not, will not be satisfied and, as a result, reorganization treatment under Section 368 will not apply to the exchange offer and proposed merger.


EFFECT OF FAILURE TO QUALIFY AS A REORGANIZATION TO NET PERCEPTIONS SHAREHOLDERS

     Because the exchange offer, combined with the proposed merger, will constitute an integrated transaction, but nevertheless, more likely than not, will fail to qualify as a reorganization, the exchange offer and proposed merger will result in the recognition of taxable gain or loss to each exchanging Net Perceptions shareholder measured by the difference between the sum of the cash and the fair market value of our common stock received in the exchange offer and proposed merger, compared with the exchanging Net Perceptions shareholder's tax basis for the shares of Net Perceptions common stock surrendered in the exchange offer and proposed merger. The shareholder would receive a tax basis for our common stock received in the exchange offer and proposed merger equal to the fair market value of the common stock at the time of its receipt and would start a new holding period for such shares.


EFFECT OF FAILURE TO QUALIFY FOR REORGANIZATION TREATMENT TO NET PERCEPTIONS

     Net Perceptions will recognize taxable gain or loss on the transfer of its assets to either us or our subsidiary measured by the difference between (A) the sum of the fair market value of our common stock and the value of the liabilities of Net Perceptions assumed by the acquiring entity and (B) the sum of the tax basis of the assets and cash transferred by Net Perceptions in the proposed merger.


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

     Net Perceptions' net operating losses and net operating loss carryforwards will be able to be used to offset any gain recognized by Net Perceptions in the proposed merger, but any remaining net operating losses or net operating loss carryforwards will be extinguished as a result of the exchange offer and proposed merger.


EFFECT ON OBSIDIAN ENTERPRISES OR OUR SUBSIDIARY

     Neither we nor our subsidiary will recognize gain or loss. Section 1032 of the Code; Treas. Reg.ss.1.1032-3.

     THE FOREGOING DISCUSSION IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE PROPOSED MERGER. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES IN YOUR PARTICULAR CIRCUMSTANCES OF PARTICIPATION IN THE EXCHANGE OFFER AND/OR THE PROPOSED MERGER TO YOU.

EFFECT OF THE EXCHANGE OFFER ON THE MARKET FOR NET PERCEPTIONS SHARES; REGISTRATION UNDER THE EXCHANGE ACT

REDUCED LIQUIDITY; POSSIBLE DELISTING

     If the proposed merger occurs, Net Perceptions will no longer be publicly owned, and its common stock will no longer be publicly traded.

     Even if the proposed merger does not occur, Net Perceptions may not continue to be publicly traded. The minimum bid price for shares of Net Perceptions has been less than $1 since its $1.50 per share distribution to shareholders as of September 3, 2003. As a result, Net Perceptions is unlikely to meet the requirements for continued inclusion on NASDAQ. While the shares of Net Perceptions might trade in the over the counter markets if they are no longer traded on NASDAQ, if we purchase a large portion of the outstanding shares of Net Perceptions common stock in the exchange offer, there may be so few remaining Net Perceptions stockholders that Net Perceptions may cease making filings with the SEC or cease being required to comply with the SEC rules relating to publicly held companies. As a result, there may not be a public trading market for shares of Net Perceptions common stock.

     Further, Net Perceptions has also disclosed in its public filings that if its stockholders approve and adopt the proposed Plan of Liquidation, it expects to terminate registration of its common stock under the Exchange Act, which will substantially reduce publicly available information about Net Perceptions.


STATUS AS MARGIN SECURITIES

     The shares of Net Perceptions common stock are presently margin securities under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of shares of Net Perceptions common stock. Depending on factors similar to those described above with respect to listing and market quotations, following completion of the exchange offer, the shares of Net Perceptions common stock may no longer constitute margin securities for the purposes of the Federal Reserve Board's margin regulations, in which event the shares of Net Perceptions common stock would be ineligible as collateral for margin loans made by brokers.


REGISTRATION UNDER THE EXCHANGE ACT

     The shares of Net Perceptions common stock are currently registered under the Exchange Act. Net Perceptions can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of shares of Net Perceptions common stock. Termination of registration of the shares of Net Perceptions common stock under the Exchange Act would reduce the information that Net Perceptions must furnish to its shareholders and to the SEC and would make some provisions of the Exchange Act, including the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with shareholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to shareholders, no longer applicable with respect to shares of Net Perceptions common stock. Furthermore, the ability of Net Perceptions affiliates and persons holding restricted securities of Net Perceptions to dispose of securities pursuant to Rule 144 under the Securities Act of 1933 (the "Securities Act")may be impaired or eliminated. If registration of the shares of Net Perceptions common stock under the Exchange Act were terminated, shares of Net Perceptions common stock would no longer be eligible for

NASDAQ National Market listing or for continued inclusion on the Federal Reserve Board's list of margin securities.


PURPOSE OF THE EXCHANGE OFFER; THE PROPOSED MERGER

THE  PURPOSE  OF  THE  EXCHANGE  OFFER  IS TO  ACQUIRE  VOTING  CONTROL  OF  NET
PERCEPTIONS

     We are making the exchange offer in order to acquire voting control of, and ultimately the entire equity interest in, Net Perceptions. The exchange offer is intended to facilitate the acquisition of all shares of Net Perceptions common stock. Net Perceptions shareholders will not have dissenters' appraisal rights as a result of the completion of the exchange offer.


UPON COMPLETION OF THE EXCHANGE OFFER WE INTEND TO PROMPTLY PROCEED WITH THE PROPOSED MERGER

     As soon as practicable after the completion of the exchange offer and receipt of any additional regulatory approvals that may be required, we intend to merge Net Perceptions with Obsidian Enterprises or our subsidiary. The purpose of the proposed merger is to acquire all shares of Net Perceptions common stock not tendered and exchanged pursuant to the exchange offer. In the proposed merger, each then-outstanding share of Net Perceptions common stock, except for treasury shares of Net Perceptions and shares we beneficially own directly or indirectly for our own account, will be converted into the same consideration per Net Perceptions share offered in the exchange offer, subject to dissenters' appraisal rights under Delaware law.

     If we become the owners of at least 90% of the outstanding shares of Net Perceptions common stock, the proposed merger may be completed pursuant to
Section 253 of the Delaware General Corporation Law. Under Section 253, a parent corporation owning at least 90% of the outstanding shares of each class of a domestic subsidiary corporation may merge the subsidiary corporation into itself without the approval of the shareholders of the subsidiary corporation but with the approval of the board of directors of the surviving corporation.


DISSENTERS' APPRAISAL RIGHTS

     No dissenters' rights are available in connection with the exchange offer.

     Holders of Net Perceptions common stock who do not wish to accept the same amount of consideration in the proposed merger as was paid in the exchange offer, and who still hold their shares of Net Perceptions common stock at the effective time of the proposed merger, will have the right to seek an appraisal and to be paid the "fair value" of their shares of Net Perceptions common stock if they properly demand appraisal of their shares. The amount each holder receives will be judicially determined by the Delaware Court of Chancery and paid to such holder, provided it complies with the provisions of Section 262 of the Delaware General Corporation Law.

     This summary is not intended to be complete. You should read the entire text of Section 262, which is set forth in Annex B to this prospectus. If you are considering demanding appraisal in connection with the proposed merger, we advise you to consult legal counsel. Appraisal rights, if any, will not be available unless and until the proposed merger or a similar business combination is consummated. Net Perceptions shareholders of record who desire to exercise their appraisal rights must fully satisfy all of the applicable conditions summarized below.

     If we acquire at least 90% of Net Perceptions common stock in the exchange offer, then the proposed merger will be effected as a short-form merger pursuant to Section 253 of the Delaware General Corporation Law, which does not require any vote by the Net Perceptions shareholders. In such a case, we, as the corporation surviving the proposed merger, must mail a notice of merger to the Net Perceptions shareholders within ten days after the date the proposed merger is effective. The notice of merger must specify that the proposed merger has become effective and that appraisal rights are available, and must include a copy of Section 262 and any other information required by Section 262. Any Net Perceptions shareholder wishing to exercise appraisal rights must mail a written demand for appraisal within 20 days after the date on which the notice of merger was sent.

     If we fail to acquire at least 90% of Net Perceptions common stock in the exchange offer, the proposed merger will be effected as a long-form merger, which requires a shareholder vote on the approval and adoption of the merger agreement. A Net Perceptions shareholder wishing to dissent in a long-form merger must deliver a written demand for appraisal to the Secretary of Net
Perceptions before the taking of the shareholder vote or within 20 days of receipt of notice of the taking of such action by written consent. This written demand for appraisal must



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


be in addition to and separate from any proxy or vote abstaining from or voting against the approval and adoption of the merger agreement. Merely voting against, abstaining from voting, or failing to vote on the merger agreement will not by itself constitute a demand for appraisal within the meaning of Section
262. In the case of a long-form merger, any Net Perceptions shareholder seeking appraisal rights must hold the Net Perceptions common stock for which appraisal is sought on the date the Net Perceptions shareholder makes demand and must continuously hold such Net Perceptions common stock through the effective time of the proposed merger, and otherwise comply with the provisions of Section 262.

     In the case of both a short-form merger and a long-form merger, a demand for appraisal must be executed by or for the Net Perceptions shareholder of record, fully and correctly, as such shareholder's name appears on the stock certificates. If shares of Net Perceptions common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares of Net Perceptions common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a shareholder of record; provided, however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A record owner, such as a broker, who holds Net Perceptions common stock as a nominee for others, may exercise appraisal rights with respect to the Net Perceptions common stock held for all or less than all beneficial owners of Net Perceptions common stock as to which the holder is the record owner. In such case the written demand must set forth the number of shares of Net Perceptions common stock covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Net Perceptions common stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of any meeting of Net Perceptions shareholders called to approve the proposed merger in the case of a long-form merger and within 20 days following the mailing of the notice of the proposed merger in the case of a short-form merger.

     Net Perceptions shareholders who elect to exercise appraisal rights must mail or deliver their written demands to Net Perceptions. The written demand for appraisal should specify the shareholder's name and mailing address, the number of shares of Net Perceptions common stock covered by the demand and that the shareholder is thereby demanding appraisal of such shares. In the case of a short-form merger, Net Perceptions must, within ten days after the effective time of the proposed merger, provide notice of the effective time of the proposed merger to all shareholders who have complied with Section 262 and have not voted for approval and adoption of the merger agreement. In the case of a long-form merger, Net Perceptions shareholders electing to exercise their appraisal rights under Section 262 must not have voted for the approval and adoption of the merger agreement or consented thereto in writing. Voting in favor of the approval and adoption of the merger agreement, or delivering a proxy in connection with the Net Perceptions shareholders meeting called to approve the merger agreement (unless the proxy votes against, or expressly abstains from the vote on, the approval and adoption of the merger agreement), will constitute a waiver of the shareholder's right of appraisal and will nullify any written demand for appraisal submitted by the shareholder. Regardless of whether the proposed merger is effected as a long-form merger or a short-form merger, within 120 days after the effective time of the proposed merger, any Net Perceptions shareholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of the dissenting Net Perceptions shareholders. We are under no obligation to and have no present intention to file a petition. Accordingly, it is the obligation of the holders of Net Perceptions common stock to initiate all action to perfect their appraisal rights in respect of their shares within the time prescribed in Section 262.

     Within 120 days after the effective time of the proposed merger, any holder of Net Perceptions common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the proposed merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed ten days after a written request therefor has been received by Net Perceptions or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed, and a copy thereof is served upon it, Net Perceptions will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Net Perceptions shareholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to those shareholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which shareholders are entitled to appraisal rights. The Court may require the holders of the shares of Net Perceptions common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon the pendency of the appraisal proceeding; and if any shareholder fails to comply with that direction, the Court may dismiss the proceedings as to that shareholder. After determining the holders of Net Perceptions common stock entitled to appraisal, the Court will appraise the Net Perceptions common stock owned by such Net Perceptions shareholders, determining the fair value of such common stock, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

     In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., 457 A.2d 701, 712-713 (Del. 1983), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that a "fair price obviously requires consideration of all relevant factors involving the value of a company." Further, the Delaware Supreme Court stated that in making this determination of fair value a court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation." The Delaware Supreme Court has further construed
Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However, the Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Net Perceptions shareholders who in the future consider seeking appraisal should consider that the fair value of their Net Perceptions common stock determined under Section 262 could be more than, the same as, or less than the consideration paid for the common stock in the exchange offer if they do seek appraisal of their Net Perceptions common stock, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. Moreover, we may argue in any appraisal proceeding that, for purposes thereof, the "fair value" of the Net Perceptions common stock is less than that paid in the exchange offer. The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a dissenting shareholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Net
Perceptions common stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses. Any Net Perceptions shareholder who has duly demanded appraisal in compliance with
Section 262 will not, after the effective time of the proposed merger, be entitled to vote for any purpose the Net Perceptions common stock subject to such demand or to receive payment of dividends or other distributions on such Net Perceptions common stock, except for dividends or other distributions payable to shareholders of record at a date prior to the effective time of the proposed merger.

     At any time within 60 days after the effective time of the proposed merger, any former holder of Net Perceptions common stock will have the right to withdraw his or her demand for appraisal and to accept the consideration paid for the Net Perceptions common stock in the exchange offer. After this period, such holder may withdraw his or her demand for appraisal only with our consent as the corporation surviving the proposed merger. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the proposed merger, shareholders' rights to appraisal shall cease and all Net Perceptions shareholders shall be entitled to receive the consideration paid for the same class or series of the exchange offer. Inasmuch as Net Perceptions has no obligation to file such a petition, and we have no present intention to cause or permit Net Perceptions to do so, any Net Perceptions shareholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Court of Chancery demanding appraisal may be dismissed as to any Net Perceptions shareholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights. Appraisal rights cannot be exercised at this time.

     The information set forth above is for informational purposes only with respect to alternatives available to stockholders if the proposed merger is consummated. Net Perceptions shareholders who will be entitled to appraisal rights in connection with the proposed merger will receive additional information concerning appraisal rights and the procedures to be followed in connection therewith before such shareholders have to take any action relating thereto. Net Perceptions shareholders who exchange Net Perceptions common stock in the exchange offer will not be entitled to exercise appraisal rights in connection with the exchange offer but, rather, will receive the consideration paid in the exchange offer for such shares. The foregoing summary of appraisal rights of objecting shareholders under the Delaware General Corporation Law does not purport to be a complete statement of the procedures to be followed by Net Perceptions shareholders desiring to exercise any available appraisal rights. The foregoing summary is qualified in its entirety by reference to Section 262. The preservation and exercise of appraisal rights require strict adherence to the applicable provisions of the Delaware General Corporation Law. See Annex B attached to this prospectus for the full text of the dissenters' appraisal rights provisions of Delaware law.


CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer is also subject to a number of conditions, all of which must be satisfied or waived by us prior to the expiration of the exchange offer. These conditions are described below:


MINIMUM TENDER CONDITION

     We cannot consummate the exchange offer unless, prior to the expiration of the exchange offer, there have been validly tendered and not withdrawn the number of shares of Net Perceptions common stock which represent at least 51% of the total number of outstanding shares of Net Perceptions common stock on a fully diluted basis. On a fully diluted basis means that the total number of outstanding shares is determined as though all options or other securities convertible into or exercisable or exchangeable for shares of Net Perceptions common stock had been so converted, exercised or exchanged as of the date that we accept the shares of Net Perceptions common stock for exchange pursuant to the exchange offer.


RIGHTS CONDITION

     See "Comparison of Rights of Holders of Obsidian Enterprises Common Stock and Net Perceptions Common Stock" for a description of the Net Perceptions Rights Agreement. We cannot consummate the exchange offer unless the board of directors of Net Perceptions shall have taken action which would cause the preferred stock purchase rights to be inapplicable to the offer and the proposed merger, or we have been satisfied, in our reasonable discretion, that the preferred stock purchase rights have been invalidated or are otherwise inapplicable to the exchange offer and the proposed merger. This condition may be satisfied in a number of ways, including the following:

     o we could file litigation and be successful in seeking, among other things, invalidation of the rights or the Net Perceptions Rights Agreement, or an injunction requiring the Net Perceptions board of directors to redeem the rights. We have not yet filed such litigation.

     o Net Perceptions shareholders could demonstrate significant support for the exchange offer and proposed merger and convince the current board of Net Perceptions to redeem the rights, or the shareholders could replace the Net Perceptions board of directors with new directors who would, subject to fiduciary duties and successful challenges to the Net Perceptions Rights Agreement, take such actions as may be necessary with respect to the share purchase rights so that the share purchase rights would not be triggered by the exchange offer or the proposed merger, or

     o the board of Net Perceptions may otherwise determine that the Net Perceptions Rights Agreement is inconsistent with fulfilling their fiduciary duties and redeem the rights or amend the Net Perceptions Rights Agreement so the rights would not be triggered by the consummation of the exchange offer and the proposed merger.


SECTION 203 CONDITION

     Consummation of the exchange offer is conditioned upon our being satisfied, in our reasonable discretion, that Section 203 of the Delaware General Corporation Law is inapplicable to the exchange offer and the proposed merger.

     In general, Section 203 prevents an "interested stockholder" (generally, a stockholder owning 15% or more of a corporation's outstanding voting stock or an affiliate or associate thereof) from engaging in a "business combination" (defined to include a merger or consolidation and certain other transactions) with a Delaware corporation for a period of three years following the time on which such stockholder became an interested stockholder unless (i) prior to such time the corporation's board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (iii) at or subsequent to such time the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

     The provisions of Section 203 do not apply to a Delaware corporation if, among other things, (i) such corporation amends its certificate of incorporation or bylaws to elect not to be governed by Section 203 by the affirmative vote of a majority of the shares entitled to vote (in addition to any other required vote); provided that such amendment would not be effective until 12 months after its adoption and would not apply to any business combination between such corporation and any person who became an interested stockholder on or prior to its adoption, (ii) such corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on NASDAQ or held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder, or
(iii) the business combination is proposed by an interested stockholder prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required under Section 203 of, any one of certain proposed transactions which is with or by a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and is approved or not opposed by a majority of the board of directors then in office who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election to succeed such directors by a majority of such directors.

     The exchange offer is subject to satisfaction of the Section 203 Condition, which will be satisfied if, among other things, (i) prior to the acceptance for exchange of shares of Net Perceptions common stock pursuant to the exchange offer, the Net Perceptions board of directors approves the exchange offer or the proposed merger or (ii) there are validly tendered prior to the expiration date and not withdrawn a number of shares of Net Perceptions common stock which, together with any then owned by us, would represent at least 85% of the shares of Net Perceptions common stock outstanding on the date hereof (excluding shares of Net Perceptions common stock owned by certain employee stock plans and persons who are directors and also officers of Net Perceptions).

     We reserve the right to waive the Section 203 Condition, although there can be no assurance that we will do so, and we have not determined whether we would be willing to do so under any circumstances. If we waive the Section 203 Condition and exchange shares of Net Perceptions common stock pursuant to the exchange of Net Perceptions common stock or otherwise, and Section 203 is applicable, we may nevertheless seek to consummate a merger or other business combination with Net Perceptions. We believe we would be able to cause the consummation of such a merger or other business combination if we own a majority of the outstanding shares of Net Perceptions common stock and (i) such merger or other business combination is approved by the board of directors of Net Perceptions and authorized at an annual or special meeting of shareholders of Net Perceptions, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding shares of Net Perceptions common stock not owned by us or our affiliates and associates; or (ii) such merger or other business combination occurs after the expiration of three years following the date we became an interested stockholder.

     On the other hand, if we waive the Section 203 Condition and exchange shares of Net Perceptions common stock pursuant to the exchange offer or otherwise and are prevented by Section 203 from consummating a merger or other business combination with Net Perceptions, we may (i) determine not to seek to consummate such a merger or other business combination, (ii) seek to acquire additional shares of Net Perceptions common stock in the open market, pursuant to privately negotiated transactions or otherwise, at prices that may be higher, lower or the same as the value of our shares of common stock that we are offering to exchange or (iii) seek to effect one or more alternative transactions with or by Net Perceptions. We have not determined whether we would take any of the actions described above under such circumstances.

     We are hereby requesting that the board of directors of Net Perceptions approves the exchange offer and takes any other action necessary to render
Section 203 inapplicable to the proposed merger or other business combination with Net Perceptions. There can be no assurance that the board of directors of Net Perceptions will grant such approval or take such other action.


OTHER CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange or exchange any tendered shares of Net Perceptions common stock, may postpone the acceptance for exchange or exchange of any tendered shares of Net Perceptions common stock, and may, in our sole discretion, terminate or amend the exchange offer as to any shares of Net Perceptions common stock not then exchanged, if at the expiration date, any of the Minimum Tender Condition, the Rights Condition, the Section 203 Condition or any of the other conditions to the exchange offer set forth in clauses (a) through (k) below has not been satisfied or, in the case of any condition other than the conditions set forth in clauses (a) or (b) below, waived.

     The other conditions to the exchange offer are as follows:

     (a) the registration statement of which this prospectus is a part shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC, and we shall have received all necessary state securities law or blue sky authorizations;

     (b) no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the exchange offer, the proposed merger or any of the other transactions contemplated by the exchange offer shall be in effect, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, restricts or makes illegal the completion of the exchange offer or the proposed merger;

     (c) there shall not be pending or threatened any suit, action or proceeding by any governmental entity (i) challenging the exchange offer, seeking to restrain or prohibit the completion of the exchange offer or seeking to obtain from Net Perceptions or us any damages that are material in relation to Net Perceptions and its subsidiaries taken as a whole or us and our subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Net Perceptions or its subsidiaries or us or any of our subsidiaries of any material portion of the business or assets of Net Perceptions or its subsidiaries or us or any of our subsidiaries or to compel Net Perceptions or its subsidiaries or any of our subsidiaries to dispose of or hold separate any material portion of the business or assets of Net Perceptions or its subsidiaries or us or any of our subsidiaries as a result of our exchange offer, (iii) seeking to prohibit us from effectively controlling in any material respect the business or operations of Net Perceptions or (iv) which otherwise is reasonably likely to have a material adverse effect on us or Net Perceptions;

     (d) the class action lawsuit filed against Net Perceptions, its current directors and unnamed defendants in the District Court, Fourth Judicial District, of the State Of Minnesota, County of Hennepin captioned Don Blakstad, on Behalf of Himself and All others Similarly Situated, vs. Net Perceptions, Inc., John F. Kennedy, Ann L. Winblad, John T. Riedl and Does 1-25, inclusive, File No. 03-17820 shall have been resolved to our reasonable satisfaction;

     (e) no change shall have occurred or been threatened in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of Net Perceptions or any of its subsidiaries that, in our reasonable judgment, is or is reasonably likely to have a materially adverse effect to Net Perceptions or any of its subsidiaries, nor shall we have become aware of any facts that, in its our reasonable judgment, have or are reasonably likely to have material adverse significance with respect to either the value of Net Perceptions or any of its subsidiaries or the value of the common stock of Net Perceptions to us;

     (f) there shall not have occurred or been threatened (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or abroad or in the market price of the shares of Net Perceptions common stock, (iii) any change in the general political, market, economic or financial conditions in the U.S. or abroad that could, in our reasonable judgment, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, shareholders equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of Net Perceptions or any of its subsidiaries, (iv) any material change in U.S. currency exchange rates or any other currency exchange rates or a suspension of, or limitation on, the markets therefor, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) any limitation, whether or not mandatory, by any government, domestic, foreign or supranational, or governmental entity on, or other event that, in our reasonable judgment, might affect, the extension of credit by banks or other lending institutions, (vii) a commencement of war or armed hostilities or other national or international calamity directly or indirectly involving the U.S., or (viii) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

     (g) Net Perceptions shall not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing our ability to acquire Net Perceptions or otherwise diminishing the expected economic value to us of the exchange offer and the proposed merger, including, but not limited to, any material issuance of new securities of Net Perceptions, the declaration of any extraordinary dividend, or any other transaction not in the ordinary course of Net Perceptions' business.

     (h) (i) no tender or exchange offer for some or all of the shares of Net Perceptions common stock has been publicly proposed to be made or has been made by another person (including Net Perceptions or any of its subsidiaries or affiliates), or has been publicly disclosed, or we shall otherwise learn that any person or "group" (as defined in
          Section 13(d)(3) of the Exchange Act) has acquired or proposes to acquire beneficial ownership of more than 5% of any class or series of capital stock of Net Perceptions (including the Net Perceptions common stock), through the acquisition of stock, the formation of a group or otherwise, or is granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 5% of any class or series of capital stock of Net Perceptions (including the Net Perceptions common stock) other than acquisitions for bona fide arbitrage purposes only and other than as disclosed in a Schedule 13D or 13G on file with the SEC prior to December 15, 2003, (ii) any such person or group which, prior to December 15, 2003, had filed such a Schedule with the SEC shall not have acquired or proposes to acquire beneficial ownership of additional shares of any class or series of capital stock of Net Perceptions, through the acquisition of stock, the formation of a group or otherwise, constituting 1% or more of any such class or series, or is granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of Net Perceptions constituting 1% or more of any such class or series, (iii) no person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a tender or exchange offer or a merger, consolidation or other business combination with or involving Net Perceptions or (iv) no person shall have made a public announcement reflecting an intent to acquire Net Perceptions or any assets or securities of Net Perceptions;

     (i) Neither Net Perceptions nor any of its subsidiaries has (i) split, combined or otherwise changed, or authorized or proposed the split, combination or other change of, the shares of Net Perceptions common stock or its capitalization, (ii) acquired or otherwise caused a reduction in the number of, or authorized or proposed the acquisition or other reduction in the number of, outstanding shares of Net Perceptions common stock or other securities, (iii) issued or sold, or authorized or proposed the issuance or sale of, any additional shares of Net Perceptions common stock, shares of any other class or series of capital stock, other voting securities or any securities convertible into, or options, rights or warrants, conditional or otherwise, to acquire, any of the foregoing (other than the issuance of shares of Net Perceptions common stock pursuant to and in accordance with the terms in effect on December 15, 2003, of employee stock options outstanding prior to such date), or any other securities or rights in respect of, in lieu of, or in substitution or exchange for any shares of its capital stock, (iv) permitted the issuance or sale of any shares of any class of capital stock or other securities of any subsidiary of Net Perceptions, (v) declared, paid or proposed to declare or pay any dividend or other distribution on any shares of capital stock of Net Perceptions, (vi) altered or proposed to alter any material term of any outstanding security, issued or sold, or authorized or proposed the issuance or sale of, any debt securities or otherwise incurred or authorized or proposed the incurrence of any debt other than in the ordinary course of business (other than to amend the Net Perceptions Rights Agreement to make the share purchase rights inapplicable to the exchange offer and the proposed merger),
          (vii) authorized, recommended, proposed, announced its intent to enter into or entered into an agreement with respect to or effected any merger, consolidation, business combination, acquisition of assets, disposition of assets or relinquishment of any material contract or other right of Net Perceptions or any of its subsidiaries or any comparable event not in the ordinary course of business, (viii) authorized, recommended, proposed, announced its intent to enter into or entered into any agreement or arrangement with any person or group that, in our judgment, has or may have material adverse significance with respect to either the value of Net Perceptions or any of its subsidiaries or affiliates or the value of the shares of Net Perceptions common stock to us or any of our subsidiaries or affiliates, (ix) entered into or amended any employment, severance or similar agreement, arrangement or plan with any of its employees other than in the ordinary course of business or entered into or amended any such agreements, arrangements or plans so as to provide for increased benefits to employees as a result of or in connection with the making of the exchange offer, the acceptance for payment of or payment for some of or all the shares of Net Perceptions common stock by us or our consummation of any merger or other similar business combination involving Net Perceptions, (x) except as may be required by law, taken any action to terminate or amend any employee benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of
          1974) of Net Perceptions or any of its subsidiaries, or we shall have become aware of any such action which was not previously announced,
          (xi) taken any action in connection with the liquidation or dissolution of Net Perceptions beyond the actions of its board of directors taken on or before March 9, 2004, or (xi) amended, or authorized or proposed any amendment to, its certificate of incorporation or bylaws (or other similar constituent documents) or we shall become aware that Net Perceptions or any of its subsidiaries shall have amended, or authorized or proposed any amendment to, its certificate of incorporation or bylaws (or other similar constituent documents) which has not been previously disclosed (in each case, other than to amend the Net Perceptions Rights Agreement to make the share purchase rights inapplicable to the exchange offer and the proposed merger); or

     (j) we become aware (i) that any material contractual right of Net Perceptions or any of its subsidiaries has been impaired or otherwise adversely affected or that any material amount of indebtedness of Net Perceptions or any of its subsidiaries has been accelerated or has otherwise become due or become subject to acceleration prior to its stated due date, in each case with or without notice or the lapse of time or both, as a result of or in connection with the exchange offer or the consummation by us or any of our subsidiaries or affiliates of a merger or other similar business combination involving Net Perceptions or (ii) of any covenant, term or condition in any instrument or agreement of Net Perceptions or any of its subsidiaries that, in our reasonable judgment, has or may have material adverse significance with respect to either the value of Net Perceptions or any of its affiliates or the value of the shares of Net Perceptions common stock to us or any of our affiliates (including, without limitation, any event of default that may ensue as a result of or in connection with the exchange offer, the acceptance for payment of or payment for some or all of the shares of Net Perceptions common stock by us or our consummation of a merger or other similar business combination involving the Net Perceptions); or

     (k) Net Perceptions or any of its subsidiaries shall have (i) granted to any person proposing a merger or other business combination with or involving Net Perceptions or any of its subsidiaries or the purchase of securities or assets of Net Perceptions or any of its subsidiaries any type of option, warrant or right which, in our judgment, constitutes a "lock-up" device (including, without limitation, a right to acquire or receive any shares of Net Perceptions common stock or other securities, assets or business of Net Perceptions or any of its subsidiaries) or (ii) paid or agreed to pay any cash or other consideration to any party in connection with or in any way related to any such business combination or purchase; which, in our judgment, in any such case, and regardless of the circumstances (including any action or omission by us) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

     The conditions listed above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any of the conditions (including any action or inaction by us). We may waive any of these conditions in whole or in part (other than the conditions set forth in clauses (a) and (b) above). The determination as to whether any condition has been satisfied shall be in our reasonable judgment and will be final and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the expiration of the exchange offer.


CERTAIN RELATIONSHIPS WITH NET PERCEPTIONS

     Except as set forth in this prospectus under "Background of the Exchange Offer" on page 23, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has entered into any contract, arrangement, understanding or relationship with any other person with respect to any securities of Net Perceptions, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

     Except as described in this prospectus, there have been no negotiations, transactions or material contacts since January 1, 2001, and no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the past two years, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Net Perceptions or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer for or other acquisition of any Net Perceptions securities, an election of Net Perceptions' directors, or a sale or other transfer of a material amount of assets of Net Perceptions. Neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has, since January 1, 2001, had any transaction with Net Perceptions or any of its executive officers, directors or affiliates where the aggregate value of the transaction exceeded $60,000.

     As of the date of this prospectus, neither we nor any of our executive officers, directors or affiliates beneficially own for our own account any shares of Net Perceptions common stock.

     Neither we nor any of our subsidiaries, nor, to the best of our knowledge, any of our executive officers, directors and associates, have been party to any transactions in Net Perceptions common stock during the past 60 days.


FEES AND EXPENSES

     We have retained Acclaim Financial Group Venture III LLC ("AFGIII") to act as our strategic advisor in connection with the acquisition of Net Perceptions. If we consummate a business combination with Net Perceptions, AFGIII will receive a fee of $250,000 in the aggregate in compensation for these services and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We have agreed to indemnify AFGIII and related persons against various liabilities and expenses in connection with its services as the strategic advisor, including various liabilities and expenses under the United States federal securities laws.

     We have retained Innisfree M&A Incorporated as information agent in connection with our exchange offer. The information agent may contact holders of shares of Net Perceptions common stock by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee shareholders to forward material relating to our exchange offer to beneficial owners of shares of Net Perceptions common stock. We will pay Innisfree M&A Incorporated an aggregate fee of approximately $25,000 for these services and for acting as our proxy solicitor in addition to reimbursing it for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against various liabilities and expenses in connection with our exchange offer, including various liabilities under the United States federal securities laws.

     In addition, we have retained StockTrans, Inc. as our exchange agent. We will pay the exchange agent an aggregate fee of approximately $9,600 for its services in connection with our exchange offer, reimburse the exchange agent for its reasonable out-of-pocket expenses and indemnify the exchange agent against various liabilities and expenses, including various liabilities under the United States federal securities laws.

     We have also retained Multiple Financial Services, Inc. as our dealer manager. We will pay the dealer manager one and one quarter percent (1.25%) of the value of the shares of Net Perceptions acquired by us in our exchange offer for its services in connection with our exchange offer, reimburse the dealer manager for all out-of-pocket expenses incurred in connection with the exchange offer, and indemnify the dealer manager against various liabilities and expenses, including various liabilities under the United States federal securities laws.

     We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of Net Perceptions common stock pursuant to our exchange offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.


ACCOUNTING TREATMENT

     The proposed merger will be accounted for using the "purchase" method of accounting under United States generally accepted accounting principles. Net Perceptions will be treated as the acquired corporation for such purposes. Net Perceptions' assets and liabilities will be adjusted to their estimated fair value on the closing date of the proposed merger and combined with the historical book values of our assets and liabilities. Applicable income tax effects of such adjustments will be included as a component of the combined entity's deferred tax asset or liability. The difference between the estimated fair value of the assets and liabilities (adjusted as discussed above) and the purchase price will be recorded as intangible assets, including goodwill. For further information concerning the amount of intangible assets to be recorded in connection with the proposed merger and any applicable amortization thereof, refer to the Notes to the Unaudited Pro Forma Condensed Combined Balance Sheets.


REGULATORY APPROVALS


GENERAL

     Based on our examination of publicly available information filed by Net Perceptions with the SEC and other publicly available information concerning Net Perceptions, we are not aware of any governmental license or regulatory permit that appears to be material to Net Perceptions' business that might be adversely affected by our acquisition of shares pursuant to the exchange offer or, except as set forth below, of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for our acquisition or ownership of shares pursuant to the exchange offer. Should any such approval or other action be required or desirable, we currently contemplate that we would seek such approval or other action. We have, however, no current intent to delay the purchase of shares tendered pursuant to the exchange offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained (with or without substantial conditions) or that if such approvals were not obtained or such other actions were not taken adverse consequences might not result to Net Perceptions' business or certain parts of Net Perceptions' business might not have to be disposed of, any of which could cause us to elect to terminate the exchange offer without the purchase of shares thereunder. Our obligation under the offer to accept for exchange and exchange shares is subject to the conditions set forth in "The Exchange Offer--Conditions to the Exchange Offer".


 STATE TAKEOVER STATUTES

     A number of states have adopted laws which purport, to varying degrees, to apply to attempts to acquire corporations that are incorporated in, or which have substantial assets, stockholders, principal executive offices or principal places of business or whose business operations otherwise have substantial economic effects in, such states. Net Perceptions conducts business in a number of states throughout the United States, some of which have enacted such laws. Except a described in this prospectus, we do not know whether any of these laws will, by their terms, apply to the exchange offer or the proposed merger or any other business combination between us or any of our affiliates and Net Perceptions, and we have not complied with any such laws. To the extent that certain provisions of these laws purport to apply to the exchange offer or the proposed merger or any other business combination, we believe that there are reasonable bases for contesting such laws.

     In 1982, in Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of

America, the Supreme Court held that the State of Indiana could, as a matter of corporate law, constitutionally disqualify a potential acquiror from voting shares of a target corporation without the prior approval of the remaining stockholders where, among other things, the corporation is incorporated, and has a substantial number of stockholders, in the state. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a U.S. federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional as applied to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a U.S. federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a U.S. federal district court in Florida held in Grand Metropolitan PLC v. Butterworth that the provisions of the Florida Affiliated Transactions Act and the Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

     If any government official or third party seeks to apply any state takeover law to the exchange offer or the proposed merger or any other business combination between us or any of our affiliates and Net Perceptions, we will take such action as then appears desirable, which action may include challenging the applicability or validity of such statute in appropriate court proceedings. If it is asserted that one or more state takeover statutes is applicable to the exchange offer or any such merger or other business combination and an appropriate court does not determine that it is inapplicable or invalid as applied to the offer or any such merger or other business combination, we might be required to file certain information with, or to receive approvals from, the relevant state authorities or holders of shares, and we may be unable to accept for payment or pay for shares tendered pursuant to the exchange offer, or be delayed in continuing or consummating the offer or any such merger or other business combination. In such case, we may not be obligated to accept for payment or pay for any tendered shares. See "The Exchange Offer".

 FEDERAL SECURITIES LAWS

     The proposed merger or any other similar business combination that we propose would also have to comply with any applicable United States federal law. In particular, unless the shares were deregistered under the Exchange Act prior to such transaction, if the proposed merger or any other business combination were consummated more than one year after termination of the exchange offer or did not provide for Net Perfections shareholders to receive cash for their shares in an amount at least equal to the price paid in the exchange offer, we may be required to comply with Rule 13e-3 under the Exchange Act. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning Net Perceptions and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders in such a transaction be filed with the SEC and distributed to such shareholders prior to consummation of the transaction.

OVER THE COUNTER BULLETIN BOARD

     Our common stock trades on the OTC Bulletin Board. Following the exchange we intend to apply for inclusion on the NASDAQ SmallCap Market. While we believe that we will satisfy the requirements for inclusion, NASDAQ exercises broad discretion when determining whether to include a security in its markets. NASDAQ may not approve our listing application.


                      COMPARATIVE MARKET PRICE INFORMATION

     The following table lists the closing prices of the stock of Obsidian Enterprises (adjusted for the 1 for 50 reverse stock split) and Net Perceptions on November 12, 2003, the last trading day before we announced the offer.


                                             Obsidian             Net
                                           Enterprises        Perceptions
                                         ----------------- ------------------
                November 12, 2003             $15.00             $0.39

     The table below sets forth the high and low last sale prices for our common stock (adjusted for the 1 for 50 reverse stock split) and Net Perceptions' common stock for the periods indicated. Our fiscal year ends October 31 and Net Perceptions' fiscal year ends December 31.


                                                     Obsidian Enterprises               Net Perceptions
                                                 ------------------------------ ---------------------------------

          Year                Quarter Ended           High            Low            High              Low
------------------------- ---------------------- --------------- -------------- ---------------- ----------------

          2001            March 31                    $9.50           $3.50           $3.75          $.88
                          June 30                     14.50            7.00            2.25           .88
                          September 30                19.50            4.50            1.90           .85
                          December 31                 12.50            6.00            1.97          1.03

          2002            March 31                    18.00            5.50            2.28          1.32
                          June 30                     13.50            5.00            1.63          1.02
                          September 30                10.00            5.00            1.19           .76
                          December 31                 13.50            5.50            1.47           .78

          2003            March 31                    13.00            8.00            1.50          1.30
                          June 30                     12.00            5.00            1.66          1.43
                          September 30                25.00            5.00            1.84           .39
                          December 31                 20.00           10.00             .50           .34

          2004            March 31 (through           20.00            5.50             .43           .39
                          March 10, 2004)

     You can obtain current stock price quotations for our common stock and Net Perceptions common stock from a newspaper, on the Internet or by calling your broker.



                DESCRIPTION OF OBSIDIAN ENTERPRISES CAPITAL STOCK

     The following description of the terms of our capital stock is not meant to be complete and is qualified by reference to our Certificate of Incorporation and certain Certificates of the Designations, Preferences, Rights and Limitations of preferred stock, which are incorporated by reference in this prospectus. See "Where Can I Find More Information?" beginning on page 56.

     Obsidian Enterprises is currently authorized to issue 10,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As a result of the reverse stock split effective for trading purposes as of February 18, 2004 and the conversion of our Series C Preferred Stock and Series D Preferred Stock that followed the reverse split, approximately 2,939,170 shares of our common stock are outstanding. Our outstanding shares of common stock are fully paid and nonassessable, which means that the stockholders have paid their purchase price in full and we may not ask them for additional funds. No Series C Preferred Stock or Series D Preferred Stock remains outstanding.


DIVIDEND RIGHTS

     The Delaware General Corporation Law provides that dividends may be paid on our common stock and on any class of stock entitled to participate with the common stock as to dividends, but only when and as declared by our board of directors.


VOTING RIGHTS

     The Delaware General Corporation Law entitles each common stockholder to one vote for each share of common stock held by a stockholder of record. Holders of our common stock do not have the right of cumulative voting for the election of directors or for any other purpose.

LIQUIDATION RIGHTS

     Pursuant to the Delaware General Corporation Law, if Obsidian Enterprises liquidates, dissolves or winds up its business, holders of our common stock are entitled to receive all remaining assets available for distribution to shareholders after satisfaction of our liabilities.


PREEMPTION RIGHT AND SINKING FUND OR REDEMPTION

     Holders of common stock have no preemptive rights to purchase or subscribe for shares of any class, or series thereof, of stock of Obsidian Enterprises. The common stock and both series of preferred stocks are not entitled to any sinking fund or redemption provisions.


 CONVERSION PROVISIONS

     Our common stock is not entitled to any conversion rights.


ANTI-TAKEOVER PROVISIONS

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware
corporation  from  engaging  in  a  business   combination  with  an  interested
stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Under Section 203, an interested stockholder generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation's outstanding voting stock.

     Additionally, our board may, without further actions by our shareholders, from time to time, direct the issuance of additional preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on our common stock. Holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of Obsidian Enterprises before any payment is made to the holders of our common stock. The issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. The board, without shareholder approval, may issue preferred stock with voting and conversion, exchange or other special rights, which could adversely affect the holders of our common stock.

     Delaware law and the ability of the board to issue additional preferred stock may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the trading price of our common stock.


                         COMPARISON OF RIGHTS OF HOLDERS
                    OF OBSIDIAN ENTERPRISES COMMON STOCK AND
                          NET PERCEPTIONS COMMON STOCK

     Upon completion of the exchange offer and proposed merger, Net Perceptions shareholders will become shareholders of Obsidian Enterprises, rather than shareholders of Net Perceptions. Since both Obsidian Enterprises and Net Perceptions are Delaware corporations, the rights of the shareholders of Obsidian Enterprises and Net Perceptions are governed by the applicable laws of the State of Delaware, including the Delaware General Corporation Law, and by each company's respective certificate of incorporation, as amended, and bylaws, as amended.

     The following summary discusses some of the material differences between the current rights of Obsidian Enterprises shareholders and Net Perceptions shareholders under our certificate of incorporation and bylaws and Net Perceptions' certificate of incorporation and Net Perceptions' bylaws. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Delaware General Corporation Law, our certificate of incorporation, our bylaws, Net Perceptions' certificate of incorporation and Net Perceptions' bylaws. Copies of our certificate of incorporation and bylaws and Net Perceptions' certificate of incorporation and bylaws are incorporated by reference in the Annual Report and Net Perceptions Annual Reports, respectively, which are being delivered to Net Perceptions shareholders along with this prospectus. See "Where Can I Find More Information?" beginning on page 56.


CORPORATE GOVERNANCE

OBSIDIAN ENTERPRISES

     The rights of our shareholders are governed by Delaware corporate law and our certificate of incorporation and bylaws.


NET PERCEPTIONS

     The rights of Net Perceptions shareholders are governed by Delaware corporate law and Net Perceptions' certificate of incorporation and bylaws.


AUTHORIZED CAPITAL STOCK

OBSIDIAN ENTERPRISES

     The authorized capital stock of Obsidian Enterprises consists of 15,000,000 shares of capital stock consisting of (i) 10,000,000 shares of common stock, par value $0.0001 per share and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share.


NET PERCEPTIONS

     The authorized capital stock of Net Perceptions currently consists of 105,000,000 shares of capital stock consisting of (i) 10,000,000 shares of common stock, par value $0.0001 per share and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share.


NUMBER, CLASSIFICATION AND ELECTION OF BOARD OF DIRECTORS

OBSIDIAN ENTERPRISES

     Our bylaws provide that the board of directors shall have not less than three members, who shall be elected at the annual meeting of our shareholders, in the manner described in our bylaws. Our bylaws provide that the maximum number of directors will be nine. As of March 1, 2004, our board consisted of 7 directors.

     Our certificate of incorporation expressly disallows cumulative voting for the election of directors.


NET PERCEPTIONS

     Net Perceptions' certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by a majority of Net Perceptions' board.

     Neither Net Perceptions' certificate of incorporation nor Net Perceptions' bylaws provide for or expressly disallow cumulative voting for the election of directors.


REMOVAL OF DIRECTORS

     The Delaware General Corporation Law provides that, where a corporation's certificate of incorporation and bylaws provide for neither cumulative voting nor division of a board into classes, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.


OBSIDIAN ENTERPRISES

     Under our bylaws, directors may be removed with or without cause, by the shareholders or the board of directors, provided that such director may be removed by the shareholders only at a meeting of the shareholders and, provided that there is a quorum present, by the affirmative vote of a majority of shares of shareholders of record present in person or by proxy.


NET PERCEPTIONS

     Under Net Perceptions' bylaws, subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the certificate of incorporation to remove or elect additional directors under specified circumstances, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by affirmative vote of the holders of sixty-six and two-thirds (66 2/3%) of the voting power of the then outstanding voting stock, voting together as a single class.


NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     The Delaware General Corporation Law provides that any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled as the bylaws provide. In the absence of such provision, the vacancy shall be filled by the board of directors or other governing body.


OBSIDIAN ENTERPRISES

     Our bylaws state that any vacancies caused by removal, resignation, death or other capacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the board of directors until the next annual meeting or special meeting of shareholders at which directors are elected.


NET PERCEPTIONS

     Net Perceptions' bylaws provide that, subject to certain rights of stockholders set forth in Net Perceptions' certificate of incorporation, vacancies cause by death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by affirmative vote of a majority of the remaining directors, though less than a quorum of the board. Net Perceptions' bylaws further provide that directors so elected shall only hold office until the next annual meeting of stockholders at which time such directors' successors shall be duly elected.


QUORUM OF THE BOARD

OBSIDIAN ENTERPRISES

     Our bylaws provide that a majority of all the directors of the board shall constitute a quorum.


NET PERCEPTIONS

     Net Perceptions' bylaws provide that a whole number of directors equal to at least a majority of the board shall constitute a quorum.

VOTING

     The Delaware General Corporation Law provides that unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.


OBSIDIAN ENTERPRISES

     Each share of our common stock entitles the holder to one vote which may be voted in person or by proxy duly executed in writing.


NET PERCEPTIONS

     Each share of Net Perceptions common stock entitles the holder to one vote which may be voted in person or by proxy duly executed in writing.

ANNUAL MEETINGS OF SHAREHOLDERS

     The Delaware General Corporation Law provides that meetings of stockholders may be held at such place, either within or without of Delaware, as may be designated by or in the manner provided in the certificate of incorporation or bylaws, or if not so designated, as determined by the board of directors.


OBSIDIAN ENTERPRISES

     Our bylaws provide that the annual meeting of shareholders shall be held at the office of the corporation in either the State of Delaware or the State of Indiana or at such other place within or without the State of Delaware, and on such date in each fiscal year as may be determined by the board of directors.


NET PERCEPTIONS

     Net Perceptions' bylaws provide that the annual meeting of stockholders shall be held at such date, place and/or time as may be fixed by resolution of the board of directors, in a place designated by the board of directors, or, if no such designation is made, at the principal office of the corporation.


SPECIAL MEETINGS OF SHAREHOLDERS

     The Delaware General Corporation Law provides that special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.


OBSIDIAN ENTERPRISES

     Our bylaws provide that special meetings of the shareholders may be called at any time by the chairman of the board of directors or the president and shall be called by the chairman of the board or the president upon a written request to the secretary of a majority of the board of directors, or by shareholders holding of record at least twenty-five percent (25%) of all the shares of stock outstanding and entitled to vote.


NET PERCEPTIONS

     Net Perceptions' bylaws provide that, unless otherwise required by law, a special meeting of the stockholders may only be called by (i) the chairman of the board, (ii) the president, (iii) any vice president, (iv) the secretary, or
(v) any assistant secretary and shall be called by any such officer at the request in writing of a majority of the board of directors.


QUORUM OF THE SHAREHOLDERS

OBSIDIAN ENTERPRISES

     Our bylaws provide that the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum.


NET PERCEPTIONS

     Net Perceptions' bylaws provide that, unless otherwise provided by law or the certificate of incorporation, the holders of a majority of the voting power of the outstanding shares of the corporation entitled to vote generally to elect directors, represented in person or by proxy, shall constitute a quorum; however, if specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the purposes of transacting such business.


SHAREHOLDER ACTION BY WRITTEN CONSENT

OBSIDIAN ENTERPRISES

     Our bylaws provide for action by unanimous written consent of the shareholders in lieu of a meeting.

NET PERCEPTIONS

     Net Perceptions' certificate of incorporation and bylaws specifically state that, unless otherwise provided by law, any action required or permitted to be taken by the stockholders must be taken at an annual or special meeting of such stockholders and may not be effected by any written consent.


SPECIAL VOTING REQUIREMENTS

     The Delaware General Corporation Law provides that an agreement of merger or consolidation shall be submitted to the stockholders of each constituent corporation at an annual or special meeting for the purpose of acting on the agreement, and further provides that due notice of the time, place and purpose of the meeting shall be mailed to each holder of stock, whether voting or nonvoting, of the corporation at the stockholder's address as it appears on the records of the corporation, at least 20 days prior to the date of the meeting. The notice shall contain a copy of the agreement or a brief summary thereof, as the directors shall deem advisable. At the meeting, the agreement shall be considered and a vote taken for its adoption or rejection. If a majority of the outstanding stock of the corporation entitled to vote thereon shall be voted for the adoption of the agreement, that fact shall be certified on the agreement by the secretary or assistant secretary of the corporation.


OBSIDIAN ENTERPRISES

     Our certificate of incorporation is silent regarding approval of plans of merger or share exchange.


NET PERCEPTIONS

     Net Perceptions' certificate of incorporation is silent regarding approval by holders of common stock of plans of merger or share exchange.


AMENDMENTS OF CERTIFICATE OF INCORPORATION

     The Delaware General Corporation Law provides that after a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.


OBSIDIAN ENTERPRISES

     Our certificate of incorporation is silent regarding requirements for amending Obsidian Enterprises' certificate of incorporation.


NET PERCEPTIONS

     Net Perceptions' certificate of incorporation requires that the affirmative vote of the holders of at least 75% of the voting power of all of the then outstanding shares of the capital stock of Net Perceptions, voting together as a single class, to amend or repeal any provision of the Net Perceptions' certificate of incorporation, except that only a majority of voting power is required to approve an amendment or repeal of the articles of Net Perceptions certificate of incorporation related to the corporation's name, address and nature or business purpose.


AMENDMENTS OF BYLAWS

OBSIDIAN ENTERPRISES

     Our certificate of incorporation provides that the board of directors is authorized to alter amend or repeal the bylaws or to adopt new bylaws. Our bylaws further provide that shareholders entitled to vote in the election of directors may amend or repeal the bylaws or adopt new bylaws, and may amend or repeal any bylaws adopted by the board of directors.

NET PERCEPTIONS

     Net Perceptions' bylaws provide that the bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the board of directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the board of directors, in a notice given no less than twenty-four (24) hours prior to the meeting; provided, however, that notwithstanding any other provisions of the bylaws or any provision of law which might otherwise permit a lesser vote or a no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by the law, the certificate of incorporation or the bylaws, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding voting stock, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the bylaws or to adopt any additional bylaw.


EXERCISABILITY OF NET PERCEPTIONS' PREFERRED STOCK PURCHASE RIGHTS

     The following description of the preferred stock purchase rights is based upon publicly available documents. This description is not complete. You should read the entire Net Perceptions Rights Agreement, which is filed as Exhibit 1 to Net Perceptions' registration statement on Form 8-A12G, filed with the SEC on June 6, 2001, as amended by Amendment No. 1, which is filed as Exhibit 4.1 to the Form 8-K filed with the SEC on December 23, 2003 ("Amendment No. 1").

     On June 1, 2001, Net Perceptions' board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of Net Perceptions common stock (the "Rights"). The dividend was paid to stockholders of record at the close of business on June 14, 2001. As described in the Net Perceptions Rights Agreement, each Right entitled the registered holder to purchase from Net Perceptions a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"). The Rights issued were registered pursuant to Section 12(g) of the Exchange Act on a Registration Statement Form 8-A12G filed with the SEC on June 6, 2001.

     The Rights will be evidenced by Net Perceptions common stock certificates and not by separate certificates ("Rights Certificates") until the earlier of:
(i) the close of business on the tenth business day after the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Net Perceptions common stock (an "Acquiring Person") or (ii) the close of business on the tenth business day following (a) the date of a tender or exchange offer by any person for less than all outstanding of the shares of Net Perceptions common stock is commenced, or (b) the date that an exchange offer commenced for all outstanding shares of Net perceptions common stock is "amended or supplemented" such that the exchange offer is for less than all of the Net Perceptions common stock, if, upon the consummation thereof, such person would become an Acquiring Person. The earlier of such dates is referred to as the "Distribution Date."

     As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of Net Perceptions common stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights as of and after the Distribution Date. The Rights will expire on the earliest of (i) June 14, 2011 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as described below, or (iii) the time at which Net Perceptions' board of directors orders the exchange of the Rights.

     Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of $15.00 per Right (adjusted from time to time as described below, the "Purchase Price"), one one-thousandth of a share of the Series A Preferred Stock.

     Unless the Rights are earlier redeemed, following any person becoming an Acquiring Person other than pursuant to a Qualified Offer or a Qualified Transaction as described below, each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter upon exercise at the then-current Purchase Price have the right to receive, in lieu of one one-thousandth of a share of the Series A Preferred Stock, Net Perceptions common stock (or, in certain circumstances as determined by the Net Perceptions board of directors, cash, other property or securities) having a value equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Series A Preferred Stock to which that person would have been entitled immediately prior to the occurrence of a person becoming an Acquiring Person and divided by 50% of the current market price, calculated by taking the average of the daily closing prices per share of such Net Perceptions common stock for the
thirty  (30)  consecutive   trading  days
immediately prior to such date. Notwithstanding the foregoing, the Rights shall not be exercisable, following a person becoming an Acquiring Person, until Net Perceptions' right of redemption has expired, as described below.

     Similarly, unless the Rights are earlier redeemed, in the event that, after the Share Acquisition Date (as defined below), (i) Net Perceptions is acquired in a merger or other business combination transaction other than pursuant to a Qualified Offer or a Qualified Transaction as described below, or (ii) 50% or more of Net Perceptions' consolidated assets, cash flow or earning power are sold, Net Perceptions will make proper provision so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise at the then-current Purchase Price, shares of common stock of the acquiring company having a value equal to the then-current Purchase Price multiplied by the number of one one-thousandths of a share of Series A Preferred Stock to which that person would have been entitled immediately prior to the occurrence of a person becoming an Acquiring Person and divided by 50% of the current market price, calculated by taking the average of the daily closing prices per share of such common stock of the acquiring company for the thirty (30) consecutive trading days immediately prior to such date.

     The above special exercise rights will not be available in the event that an exchange offer or tender offer is a Qualified Offer or a Qualified
Transaction within the meaning of the Rights Agreement and Amendment No. 1 thereto. An offer is a Qualified Offer if it is an acquisition of shares of Net Perceptions common stock pursuant to a tender offer or an exchange offer for all outstanding shares of Net Perceptions common stock at a price or on terms determined by a majority of independent members of the Net Perceptions board of directors to be (1) at a fair and adequate price and (2) otherwise in the best interests of Net Perceptions and Net Perceptions shareholders. A "Qualified Transaction" is an acquisition of shares of Net Perceptions common stock pursuant to a tender offer or an exchange offer for all of the outstanding shares of Net Perceptions common stock, the consummation of which results in the offeror becoming the beneficial owner of at least 85% of the shares of Net Perceptions common stock outstanding.

     At any time after the acquisition by an Acquiring Person of 15% or more of the outstanding shares of Net Perceptions' common stock and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Net Perceptions common stock, the Net Perceptions board of directors may exchange the Rights (other than Rights owned by the Acquiring Person) in whole or in part, at an exchange ratio of one share of Net Perceptions common stock per Right.

     At any time on or prior to the earlier of (i) the close of business on the tenth day following the date of the first public announcement that an Acquiring Person has become such (the "Stock Acquisition Date") or (ii) the Final Expiration Date, Net Perceptions may redeem the Rights in whole, but not in part, at a redemption price of $0.01 per Right.

     The Purchase Price, the number of Rights, and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time, in connection with the dilutive issuance by Net Perceptions as set forth in the Net Perceptions Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     No fractional portion of less than integral multiples of one share of Net Perceptions common stock will be issued upon exercise of a Right, and in lieu thereof, an adjustment in cash will be made based on the market price of the Net Perceptions common stock on the last trading date prior to the date of exercise.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Net Perceptions (other than any rights resulting from such holder's ownership of Net Perceptions common stock), including, without limitation, the right to vote or to receive dividends.

     The provisions of the Net Perceptions Rights Agreement may be supplemented or amended in any manner prior to the close of business on the Distribution Date without the approval of the Rights holders. After the Distribution Date, the provisions of the Rights Agreement may be amended without the approval of Rights holders only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of the Rights holders (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable. Notwithstanding anything in the Net

Perceptions Rights Agreement to the contrary, the Rights Agreement may not be amended at a time when the Rights are not redeemable.

     Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to a cumulative dividend equal to the greater of $0.01 or 1,000 times the dividend on Net Perceptions common stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidation payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the Net Perceptions common stock. In the event of any merger, consolidation or other transaction in which the shares of Net Perceptions common stock are charged or exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of Net Perceptions common stock.

     Because of the nature of the dividend, liquidation and voting rights of the shares of Series A Preferred Stock, the value of one one-thousandth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Net Perceptions common stock.

     The exchange offer is conditioned upon, among other things, Net Perceptions' board or directors taking such action which would cause the Rights to be inapplicable to the exchange offer and the proposed merger or our being satisfied, in our reasonable discretion, that the Rights have been invalidated or are otherwise inapplicable to the exchange offer and the proposed merger.

     Unless the Rights Condition is satisfied, Net Perceptions shareholders will be required to tender one Right (or, if the Right has been exercised, one one-thousandth of a share of Series A Preferred Stock) for each share of Common Stock tendered in order to effect a valid tender of Shares in accordance with the procedures set forth in "The Exchange Offer--Procedure for Tendering" beginning on page 31 of this prospectus. Unless the Distribution Date occurs, a tender of Net Perceptions common stock will also constitute a tender of the Rights.

     We believe that, under the circumstances of the exchange offer and under applicable law, the Net Perceptions board of directors has a fiduciary obligation to redeem the Rights (or amend the Net Perceptions Rights Agreement such that the exchange offer will not result in our becoming an Acquiring Person or otherwise trigger a Stock Acquisition Date), and we are hereby requesting that the Net Perceptions board of directors do so. However, there can be no assurance that the Net Perceptions board of directors will redeem the Rights (or amend the Net Perceptions Rights Agreement).


ADDITIONAL INFORMATION

     Net Perceptions is subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act files periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Net Perceptions is required to disclose in such proxy statements certain information, as of particular dates, concerning Net Perceptions' directors and officers, their remuneration, stock options granted to them, the principal holders of Net Perceptions' securities and any material interest of such persons in transactions with Net Perceptions. See "Where Can I Find More Information?" below to find out how to obtain copies of such reports, proxy statements and other information.


                       WHERE CAN I FIND MORE INFORMATION?

     We and Net Perceptions file annual, quarterly and special reports, proxy statements and other information with the SEC. Our commission file number is 000-17430, and Net Perceptions' commission file number is 000-25781. You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers like us and Net Perceptions that file electronically with the SEC. The address of that site is http://www.sec.gov.

     We filed a registration statement on Form S-4 with the SEC under the Securities Act to register our common stock to be issued in this exchange offer and the proposed merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Shareholders may obtain copies of the Form S-4 and our Schedule TO, and any amendments to those documents, in the manner described above.

     The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in any subsequently filed document that is deemed to be incorporated by reference into this document. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus incorporates by reference the documents listed below that we and Net Perceptions have previously filed with the SEC. These documents contain important information about us and Net Perceptions and their business, financial condition and results of operations.

     The following documents filed by us with the SEC accompany this prospectus and are incorporated by reference:

     o Annual Report on Form 10-K, for the fiscal year ended October 31, 2003.

     The following documents filed by Net Perceptions with the SEC accompany this prospectus and are incorporated by reference:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

     o Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003 and December 31, 2003.


                           NET PERCEPTIONS INFORMATION

     While we have included in this prospectus information concerning Net Perceptions known to us based on publicly available information (primarily filings by Net Perceptions with the SEC), we are not affiliated with Net Perceptions, and Net Perceptions has not permitted us to have access to their books and records. Therefore, non-public information concerning Net Perceptions was not available to us for the purpose of preparing this prospectus, and we were not involved in the preparation of that information. We have no knowledge that would indicate that statements relating to Net Perceptions contained or incorporated by reference in this prospectus are inaccurate or incomplete.

     We have requested that Net Perceptions provide us with information required for complete disclosure regarding the businesses, operations, financial condition and management of Net Perceptions. We will amend or supplement this prospectus to provide any and all information we receive from Net Perceptions, if we receive the information before our exchange offer expires and we consider it to be material, reliable and appropriate.

     We requested the consent of the auditor of Net Perceptions to the use in the registration statement of which this prospectus is a part of the audit report included in the Net Perceptions Annual Report. Net Perceptions independent auditors, Price Waterhouse Coopers ("PWC"), informed us that they will not provide consent. We have applied to the SEC to dispense with their consent pursuant to Rule 437 under the Securities Act. The absence of that consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Net Perceptions' auditors under Section 11 of the Securities Act for any untrue statement of a material fact contained in Net Perceptions' consolidated financial statements which appear in the Net Perceptions Annual Report or any omission to state a material fact required to be stated therein.


                                  LEGAL MATTERS

     The legality of our common stock offered by this exchange offer will be passed upon by Barnes & Thornburg LLP, Indianapolis, Indiana.


                                     EXPERTS

     The consolidated financial statements of Obsidian Enterprises, Inc. and subsidiaries as of October 31, 2003 and 2002, and for each of the periods in the three year period ended October 31, 2003, have been incorporated by reference in this prospectus in reliance upon the reports of McGladrey & Pullen, LLP, independent auditors, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     We requested the consent of Net Perceptions' auditor to the use in the registration statement of which this prospectus is a part of the audit report included in the Net Perceptions Annual Report. Net Perceptions independent auditors, PWC, informed us that they will not provide consent. We have applied to the SEC to dispense with their consent pursuant to Rule 437 under the Securities Act. The absence of that consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Net Perceptions' auditors under Section 11 of the Securities Act for any untrue statement of a material fact contained in Net Perceptions' consolidated financial statements which appear in the Net Perceptions Annual Report or any omission to state a material fact required to be stated therein

           UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following selected unaudited condensed pro forma balance sheet is derived from the balance sheets of Obsidian Enterprises, Inc. as of October 31, 2003 and Net Perceptions as of September 30, 2003. The unaudited pro forma balance sheet reflects our purchase of Net Perceptions using the purchase method of accounting and assumes that such acquisition was consummated as of October 31, 2003. The following unaudited condensed pro forma combined statements of operations for the year ended October 31, 2003 give effect to the acquisition of Net Perceptions as if it occurred at the beginning of the periods presented.

     The adjustments necessary to fairly present the unaudited condensed pro forma combined financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited condensed pro forma combined financial data.

     The unaudited condensed pro forma combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period. The unaudited condensed pro forma combined financial data should be read in conjunction with the notes hereto and other information included elsewhere in this prospectus.

     Because no determination has been made by our management to either continue operating the remaining business of Net Perceptions or to dispose of it, two separate pro forma presentations of operating data have been prepared. Because we have not been able to perform any due diligence regarding the fair value of Net Perceptions' operating assets, the pro forma balance sheets under either course of action are not materially different at this time. Therefore, only one pro forma balance sheet has been presented. However, upon completing such due diligence and determining the value of such operating assets, the pro forma balance sheets for either course of action will most likely be materially different. Furthermore, once the final determination is made of the fair values acquired and the final purchase price allocation is made, the pro forma operating data as presented will change and such change could be material.

     Net Perceptions currently has certain pending legal matters. Net Perceptions has stated in its public filings that it believes the various items alleged in the lawsuits are without merit. However, these lawsuits are in their initial stages and, therefore, the outcome or ultimate effect on Net Perceptions' financial condition or the financial condition of the combined companies following the exchange offer and proposed merger cannot be predicted. The outcome of these lawsuits may adversely affect the pro forma operating data presented.

              OBSIDIAN ENTERPRISES, INC. AND NET PERCEPTIONS, INC.

              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                OCTOBER 31, 2003
                                 (in thousands)


                                                     Historical
                                                     Obsidian            Net              Pro Forma                Pro Forma
                                                    Enterprises      Perceptions         Adjustments                Combined
                                                  ---------------- ----------------     ---------------          ---------------
                                                    October 31,     September 30,
                                                       2003             2003
                                                  ---------------- ----------------
Assets
Current assets:
   Cash and cash equivalents                             $  1,148         $ 12,187           $ (850)      (E)        $  6,155
                                                                                               (701)      (D)
                                                                                             (5,629)      (B)
   Marketable Securities                                      114                -                -                       114
   Accounts receivable, net                                 3,665              153                -                     3,818
   Accounts receivable, related parties                        52                -                -                        52
   Inventories, net                                         7,455                -                -                     7,455
   Prepaid expenses & other current assets                  1,081              792                -                     1,873
                                                         --------         --------           -------                 --------
Total Current Assets                                       13,515           13,132           (7,180)                   19,467

   Plant, Property & Equipment, net                        24,480               90                -                    24,570
   Goodwill and other intangibles                           7,878                -             3,623      (C)          11,501
   Other Assets                                                 9              336                -                       345
                                                         --------         --------           -------                 --------

Total Assets                                             $ 45,882         $ 13,558         $  (3,557)                $  55,883
                                                        =========        =========         ===========               =========

See page F-4 for Notes to Unaudited Condensed Pro Forma Combined Balance Sheet.


                                                     Historical
                                                     Obsidian            Net              Pro Forma               Pro Forma
                                                    Enterprises      Perceptions         Adjustments               Combined
                                                  ---------------- ----------------     ---------------         ---------------
                                                    October 31,    September 30,
                                                       2003             2003
                                                  ---------------- ----------------
Liabilities and Stockholders' Equity
Current Liabilities:
  Current Portion of Long term debt                       $ 2,379           $    -             $   -                 $ 2,379
  Accounts Payable and accrued expenses                     4,254              332                 -                   4,586
  Accounts Payable, related parties                           837                -                 -                     837
  Deferred Revenue                                            -                626              (426)   (F)              200
                                                         --------         --------           -------                 --------

Total Current Liabilities                                   7,470              958              (426)                  8,002

  Long-term debt, related parties                          13,937                -                 -                  13,937
  Long-term debt, net of current portion                   24,765                -                 -                  24,765
  Deferred income tax liabilities                             651                -                 -                     651
Minority Interest                                             172                -                 -                     172
Mandatory redeemable stock                                  2,140                -                 -                   2,140

Stockholders' Equity:
  Common Stock                                                  3                2                (2)    (A)               3

  Preferred stock                                               5                -                (5)    (B)               -
  Additional Paid-in-Capital                               11,743          233,760          (233,760)    (A)          21,918
                                                                                              10,175     (B)
  Accumulated Deficit                                    (15,004)        (221,162)           221,162     (A)        (15,705)
                                                                                                (701)    (D)
                                                         --------         --------           -------                 --------

Total Stockholders' Equity                                (3,253)           12,600            (3,131)                 6,216
                                                         --------         --------           -------                 --------

Total Liabilities and Stockholders' Equity             $  45,882          $ 13,558          $ (3,557)              $ 55,883
                                                       =========          ========          =========              ========

See page F-4 for Notes to Unaudited Condensed Pro Forma Combined Balance Sheet.

              OBSIDIAN ENTERPRISES, INC. AND NET PERCEPTIONS, INC.

          NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                OCTOBER 31, 2003
                                 (in thousands)

     (A) Represents the elimination of equity of Net Perceptions in purchase accounting.

     (B) Represents the purchase price for Net Perceptions based on the ten day trading average of Obsidian Enterprises stock and an exchange price of approximately 3/100 share of Obsidian Enterprises for each share of Net Perceptions.

                 Total shares Net
                 Perceptions as of
                 9/30/03                                        28,145
                 Exchange ratio                                    .03
                                                              --------
                 Shares Obsidian issued                            844
                 Average price Obsidian                       $  12.05
                                                              --------

                                                                10,170
                 Cash at $0.20 per share                         5,629
                                                                 -----
                                                              $ 15,799
                                                              ========

          Obsidian Enterprises recently completed the conversion of all Series C and Series D preferred stock to common stock.



          The addition to paid in capital is based on the following:

                 Market value of stock issued                 $ 10,170
                 Reclassification from preferred stock
                 to reflect conversion                               5
                                                              --------

                 Net addition to paid in capital              $ 10,175
                                                              --------

          Should the share price of Obsidian Enterprises fluctuate, the effect on the purchase price of Net Perceptions would be as follows:

                 Total shares to be issued
                 by Obsidian Enterprises,  as
                 calculated above                       844           844
                 Assumed average share price
                 of Obsidian Enterprises             $11.00        $13.00
                                                     ------       -------
                                                     $9,284       $10,972

          In addition, based on Net Perceptions' recent proxy statement filed January 16, 2004, Net Perceptions had options outstanding for 1,446 shares at an average exercise price of $1.50. Of this total, options for approximately 1,313 shares at a weighted average price of $.284 could potentially be exercised based on the exercise price compared to the price of Obsidian. The option plans of Net Perceptions provide that immediately prior to a "Change in Control" all unvested options will become fully vested and exercisable. Should the holders of these options elect to exercise options prior to the purchase, Net
          Perceptions would receive approximately $373 of cash. Obsidian Enterprises would issue an additional 39 shares and pay an additional $263 in cash consideration representing additional purchase price of approximately $737.

     (C) For purposes of this pro forma presentation, the net assets of Net Perceptions are assumed to reflect the estimated fair value of the respective assets and liabilities. Accordingly, the cost of acquisition in excess of net assets acquired is presented as goodwill. Until Obsidian Enterprises has opportunity to complete due diligence and determine the fair value of the assets and liabilities, no objective determination can be made regarding the classification of the excess. Such determination, when complete, most likely will differ materially from the pro forma presentation. For purposes of the pro forma, goodwill has been calculated as follows:


                 Issuance of shares of Obsidian
                 Enterprises common stock                     $ 10,170
                 Estimated transaction costs                       850
                 Cash at $0.20/share                             5,629
                                                              --------
                 Estimated purchase price                     $ 16,649
                 Identifiable assets and
                 liabilities acquired
                          Current assets                      (13,132)
                          Property and equipment                  (90)
                          Other assets                           (336)
                          Current liabilities                     532
                                                              -------
                          Estimated goodwill                  $ 3,623
                                                              =======

     (D) Represents Net Perceptions' estimate for payment of bonuses and severance pay for Net Perceptions' current employees and officers, based on the amended proxy statement filed by Net Perceptions on January 16, 2004.

     (E)  Represents payment of estimated transaction costs.

     (F) Based on the amended proxy statement filed by Net Perceptions on January 16, 2004, adjustments represent the possibility that customers that have prepaid for certain support and consulting services may demand a refund of a pro rata or other portion of these amounts.



              OBSIDIAN ENTERPRISES, INC. AND NET PERCEPTIONS, INC.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                ASSUMING CONTINUATION OF NET PERCEPTIONS BUSINESS
                       FOR THE YEAR ENDED OCTOBER 31, 2003
                      (in thousands, except per share data)


                                                          Historical
                                                  Obsidian          Net              Pro Forma                Pro Forma
                                                Enterprises     Perceptions         Adjustments               Combined
                                                ------------- -----------------    ---------------         ----------------
                                                October 31,    September 30,
                                                    2003            2003
                                                ------------- -----------------

Net Sales                                           $ 59,295       $ 2,860             $    -                 $ 62,155

Cost of Sales                                         51,736         1,000                  -                   52,736
                                                    --------       -------             -------                --------

Gross Profit                                           7,559         1,860                  -                    9,419

Selling, general & administrative expenses            (8,537)       (9,222)              (701)   (A)           (19,210)
                                                                                         (750)   (C)
Loss on asset impairment                                   -        (6,546)                 -                  (6,546)
Insurance recovery                                         -             -                  -                       -
                                                    --------       -------             -------                --------

Loss from operations                                    (978)      (13,908)            (1,451)                (16,337)

Other income (expense):
  Interest expense                                    (3,547)          (24)                 -                  (3,571)
  Interest income                                         17         2,718                  -                   2,735
  Other income (expense)                                 (81)       (1,412)                 -                  (1,493)
                                                    --------       -------             -------                --------

Loss before income taxes from
 continuing operations                                (4,589)      (12,626)            (1,451)                (18,666)

Income tax benefit from continuing operations            937             -                  -                     937
                                                           -
Minority interest                                       (172)            -                  -                    (172)
                                                    --------       -------             -------                --------

Loss from continuing operations                     $ (3,824)     $(12,626)           $(1,451)              $ (17,901)
                                                    ========      =========           =======               ==========

Loss per share from continuing operations
 Basic and diluted (D)                             $   (5.87)     $  (0.46)           $     -               $  (11.70)

Weighted average common and common equivalent
shares outstanding
 Basic and diluted (D)                                   720        27,605                  -                   1,564
Pro Forma (loss) per share from continuing
operations after conversion of Series C and D
preferred shares
  Basic and diluted (E)                             $ (1.47)      $      -            $     -                $  (4.93)
Pro Forma weighted average common and common
equivalent shares outstanding (E)                      2,866             -                  -                   3,710
See F-8 for Notes to Unaudited Pro Forma Condensed Statements of Operations.

              OBSIDIAN ENTERPRISES, INC. AND NET PERCEPTIONS, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
              ASSUMING NO CONTINUATION OF NET PERCEPTIONS' BUSINESS
                       FOR THE YEAR ENDED OCTOBER 31, 2003
                      (in thousands, except per share data)

                                                           Historical
                                                    Obsidian          Net            Pro Forma               Pro Forma
                                                   Enterprises    Perceptions       Adjustments               Combined
                                                  -------------- --------------    ---------------        -----------------
                                                   October 31,   September 30,
                                                      2003           2003
                                                  -------------- --------------

Net Sales                                           $ 59,295       $  2,860          $ (2,860)   (B)           $ 59,295

Cost of Sales                                         51,736          1,000            (1,000)   (B)             51,736
                                                    --------       --------          ---------                 --------

Gross Profit                                           7,559          1,860            (1,860)                    7,559

Selling, general & administrative expenses            (8,537)        (9,222)             (701)   (A)            (13,664)
                                                                                        6,971    (B)
                                                                                       (2,175)   (C)
Loss on asset impairment                                   -         (6,546)                -                    (6,546)
                                                    --------       --------          ---------                 --------


Loss from operations                                    (978)       (13,908)            2,235                   (12,651)

Other income (expense):
  Interest expense                                    (3,547)           (24)               24    (B)             (3,547)
  Interest income                                         17          2,718            (2,474)   (B)                261
  Other income (expense)                                 (81)        (1,412)            1,412    (B)                (81)
                                                    --------       --------          ---------                 --------

Loss before income taxes from
 continuing operations                                (4,589)       (12,626)            1,197                   (16,018)


Income tax benefit from continuing operations            937              -                 -                       937
Minority interest                                       (172)             -                 -                      (172)
                                                    --------       --------          ---------                 --------

Loss from continuing operations                     $ (3,824)      $(12,626)          $ 1,197                $  (15,253)
                                                    =========      =========          ========               ===========

Loss per share from continuing operations
 Basic and diluted (D)                              $  (5.87)      $  (0.46)          $     -                $   (10.01)

Weighted average common and common equivalent
shares outstanding
 Basic and diluted (D)                                   720         27,605                 -                     1,564
Pro Forma (loss) per share from continuing
operations after conversion of Series C and D
preferred shares
  Basic and diluted (E)                             $  (1.47)       $     -            $    -                $    (4.22)
Pro Forma weighted average common and common
equivalent shares outstanding (E)                      2,866              -                 -                     3,710
See F-8 for Notes to Unaudited Pro Forma Condensed Statement of Operations.

              OBSIDIAN ENTERPRISES, INC. AND NET PERCEPTIONS, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 2003
                      (in thousands, except per share data)


     (A) Represents Net Perceptions' estimate for payment of bonuses and severance pay for Net Perceptions' current employees and officers, based on the amended proxy statement filed by Net Perceptions on January 16, 2004.

     (B) Represents removal of Net Perceptions' operating activity under the option that Obsidian Enterprises would not operate the business of Net Perceptions on an ongoing basis. Accordingly, all operating activity with the exception of costs associated with ongoing litigation, wind down and interest income that is assumed to be related to the Net Perceptions investment portfolio have been eliminated. In addition, the restructuring charges Net Perceptions incurred during the twelve months ended September 30, 2003 are also assumed to be incurred, regardless of whether Net Perceptions continues.

     (C) Represents Net Perceptions' estimate of costs to be incurred to settle on-going litigation and estimate of unanticipated costs, as described in its recent proxy statement filed on January 16, 2004. Costs amounting to $750 relate to an insurance deductible for the stockholder class action lawsuit filed on October 29, 2003 and a contingency amount of $500 for unanticipated costs. In addition, should the Net Perceptions' business not continue, an estimated $1,425 of additional costs are anticipated, related to legal and accounting costs associated with the wind-down of operations and legal costs associated with the lawsuit against Net Perceptions regarding their initial public offering.

     (D) Loss per share, basic and diluted, and weighted average common and common equivalent shares outstanding for Obsidian Enterprises' historical amounts have been adjusted for the 1 to 50 reverse stock split and the conversion of Series C and Series D preferred shares.

     (E) Pro forma loss per share, basic and diluted, and pro forma weighted average common and common equivalent shares outstanding have been calculated as follows:

              OBSIDIAN ENTERPRISES, INC. AND NET PERCEPTIONS, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED OCTOBER 31, 2003 AND
                      (in thousands, except per share data)

                  Assuming Continuation of Net Perceptions Business

                                                           Year ended October 31, 2003
                                                           ---------------------------
                                                                           Pro Forma
                                                            Historical     Combined
                                                            ----------     ----------
         Loss from continuing operations                       $(3,824)     $ (17,901)
         Change in fair value of mandatory redeemable
         preferred stock                                          (403)          (403)
                                                              ---------      ---------
Loss attributable to common shareholders from continuing
operations                                                     $(4,227)     $ (18,304)

         Weighted average common and common equivalent
         shares outstanding                                         720            720
         Issuance of Obsidian Enterprises common shares
         to Net Perceptions                                           -            844
                                                              ---------      ---------
         Pro forma weighted average existing common
         shares outstanding                                         720          1,564

Pro forma loss per share from continuing operations             $(5.87)       $(11.70)
                                                                =======       ========

         Conversion of weighted average outstanding
         Series C preferred stock to common stock at a
         rate of .4 shares to 1 share                             1,748          1,748
         Conversion of weighted average shares
         outstanding Series D preferred stock to common
         stock at a rate of 3.50 shares to 1 share                  398            398
                                                              ---------      ---------

         Pro forma weighted average common shares
         outstanding resulting from conversion of Series
         C and D preferred shares to common shares                2,146          2,146
         Pro forma weighted average existing common
         shares outstanding                                         720          1,564
                                                              ---------      ---------
         Total pro forma weighted average common and
         common equivalent shares outstanding after
         conversion of Series C and D preferred shares           2,866          3,710
                                                                 ======         =====

Pro forma loss per share from continuing operations
  after conversion of Series C and D preferred stock,
  basic and diluted                                            $ (1.47)        $(4.93)
                                                               ========        =======



                 Assuming No Continuation of Net Perceptions Business

                                                           Year ended October 31, 2003
                                                           ---------------------------
                                                                           Pro Forma
                                                            Historical     Combined
                                                            ----------     ---------

         Loss from continuing operations                       $(3,824)      $(15,253)
         Change in fair value of mandatory redeemable
         preferred stock                                          (403)          (403)
                                                              ---------      ---------
Loss attributable to common shareholders from continuing
operations                                                     $(4,277)      $(15,656)

         Weighted average common and common equivalent
         shares outstanding                                         720            720
         Issuance of Obsidian Enterprises common shares
         to Net Perceptions                                           -            844
                                                              ---------      ---------
         Pro forma weighted average existing common
         shares outstanding                                         720          1,564

Pro forma loss per share from continuing operations             $(5.87)       $(10.01)
                                                                =======       ========

         Conversion of weighted average outstanding
         Series C preferred stock to common stock at a
         rate of .4 shares to 1 share                             1,748          1,748
         Conversion of weighted average shares
         outstanding Series D preferred stock to common
         stock at a rate of 3.50 shares to 1 share                  398            398
                                                              ---------      ---------

         Pro forma weighted average common shares
         outstanding resulting from conversion of Series
         C and D preferred shares to common shares                2,146          2,146
         Pro forma weighted average existing common
         shares outstanding                                         720          1,564
                                                              ---------      ---------
         Total pro forma weighted average common and
         common equivalent shares outstanding after
         conversion of Series C and D preferred shares            2,866          3,710
                                                                  =====          =====

Pro forma loss per share from continuing operations            $ (1.47)        $(4.22)
                                                               ========        =======

                                     ANNEX A


            DIRECTORS AND EXECUTIVE OFFICERS OF OBSIDIAN ENTERPRISES

         The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years of each director and executive officer of Obsidian Enterprises are set forth below. The business address of each director and officer is 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204. None of the directors and officers of Obsidian Enterprises listed below has, during the past five years, (i) been involved in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding or any violation of U.S. federal or state securities laws. All directors and officers listed below are citizens of the United States. Directors are identified by an asterisk.

----------------------------- -------------- -----------------------------------------------------------------------
         NAME                     AGE                 BUSINESS EXPERIENCE AND SERVICE AS A DIRECTOR
----------------------------- -------------- -----------------------------------------------------------------------
Timothy S. Durham*                  41       Mr. Durham has served as the Chief  Executive  Officer and Chairman of the Board and as a director of Obsidian  Enterprises  since June 2001.
                                             He has served as a  Managing  Member  and Chief  Executive  Officer of
                                             Obsidian  Capital  Company  LLC,  which  is  the  general  partner  of
                                             Obsidian  Capital  Partners LP,  since April 2000.  Beginning in 1998,
                                             Mr. Durham  founded and  maintained a controlling  interest in several
                                             investment  funds,   including  Durham  Capital  Corporation,   Durham
                                             Hitchcock   Whitesell   and  Company  LLC,  and  Durham   Whitesell  &
                                             Associates  LLC.  From 1991 to 1998,  Mr.  Durham  served  in  various capacities at Carpenter Industries,  Inc., including as Vice Chairman,
                                             President  and Chief  Executive  Officer.  Mr. Durham also serves as a
                                             director  of  National  Lampoon,   Inc.  Mr.  Durham  is  Mr.  Osler's
                                             brother-in-law.
----------------------------- -------------- -----------------------------------------------------------------------
Daniel S. Laikin*                   41       Mr.  Laikin has served as a director  of Obsidian  Enterprises  since
                                             September 2001. Mr. Laikin is Chief Operating  Officer and a director of National  Lampoon,  Inc. He has been a Managing Member of Fourleaf
                                             Management  LLC,  a  management  company of an  investment  fund that invests in  technology  related  entities,  since  1999.  Mr.  Laikin served as the  Chairman of the Board of  Biltmore  Homes from 1993 to
                                             1998.
----------------------------- -------------- -----------------------------------------------------------------------
D. Scott McKain*                    48       Mr.  McKain  has been a director  of  Obsidian  Enterprises  and Vice
                                             Chairman  of the Board  since  September  2001.  He has served as the
                                             Chairman of McKain  Performance Group since 1981. Mr. McKain also has been the Vice  Chairman  of Durham  Capital  Corporation  since 1999.
                                             From  1983  to  1998,  Mr.  McKain  was a  broadcast  journalist  and television  commentator.  Mr. McKain also has authored  several books and is a keynote speaker who presents high content  workshops  across the nation.
----------------------------- -------------- -----------------------------------------------------------------------
Jeffrey W. Osler*                   35       Mr. Osler has served as the Executive Vice  President,  Secretary and
                                             Treasurer and as a director of Obsidian  Enterprises since June 2001.
                                             He also is a Managing Member of Obsidian  Capital Company LLC and has
                                             served as Senior Vice President at Durham  Whitesell & Associates LLC
                                             and Durham Capital  Corporation  since September 1998.  Prior to that time,  Mr.  Osler  served  as the  General  Manager  of  Hilton  Head
                                             National Golf Club. Mr. Osler is Mr. Durham's brother-in-law.
----------------------------- -------------- -----------------------------------------------------------------------


----------------------------- -------------- -----------------------------------------------------------------------
Anthony P. Schlichte                48       Mr. Schlichte has served as Executive Vice President, Corporate
                                             Finance of Obsidian Enterprises since March 2003. Mr. Schlichte's responsibilities at Obsidian Enterprises include securing senior and mezzanine debt for various subsidiary and affiliated
                                             companies, as well as identifying new acquisitions to compliment and/or diversify existing holdings. Mr. Schlichte has more than 25 years of commercial lending experience. Past posts include vice president and senior lending officer positions at First Indiana
                                             Bank, Bank One, American Fletcher National Bank (now Bank One),
                                             Indiana National Bank (now Bank One). Mr. Schlichte holds a B.S.
                                             from Indiana University and an M.B.A. from Butler University.
----------------------------- -------------- -----------------------------------------------------------------------
John A. Schmit*                     35       Mr.  Schmit has been a director  since July 2001.  Mr.  Schmit joined
                                             Renaissance    Capital   Group,    Inc.   in   1997   and   is   Vice
                                             President--Investments.  Prior to joining  Renaissance Capital Group,
                                             Mr.  Schmit  practiced  law with the law firm of  Gibson,  Ochsner  &
                                             Adkins in Amarillo,  Texas from  September  1992 to  September  1994.
                                             Between  August 1994 and May 1996,  Mr.  Schmit  attended  Georgetown
                                             University   where  he  earned  his  L.L.M.  in   International   and
                                             Comparative Law.
----------------------------- -------------- -----------------------------------------------------------------------
Goodhue W. Smith, III*              53       Mr.  Smith has been a director  of Obsidian  Enterprises  since 1997.
                                             Mr. Smith founded Duncan-Smith Investments, Co., an investment banking firm in San Antonio, Texas, in 1978 and since that time has served as its Secretary and Treasurer. Mr. Smith also is a director of Citizens National Bank of Milam County.
----------------------------- -------------- -----------------------------------------------------------------------
Rick D. Snow                        40       Mr.  Snow has been  Executive  Vice  President  and  Chief  Financial
                                             Officer of  Obsidian  Enterprises  since  March  2003.  Mr. Snow also serves  as Chief  Financial  Officer  for  Fair  Finance,  a  company located in Akron,  Ohio,  of which  Timothy S.  Durham,  Chairman and
                                             C.E.O. of Obsidian  Enterprises,  is C.E.O. At Fair Finance, Mr. Snow
                                             oversees  the  financial   management   of  the  company,   including
                                             financial  reporting,  tax  compliance,  systems  implementation  and strategic  planning.  Mr.  Snow  came to Fair  Finance  in 2002  with several years of experience at Grant Thornton,  a national accounting firm,  and  Brockman,  Coats,  Gedelian & Co., a regional  accounting firm,  where he worked as Senior  Manager  to  oversee  business  and assurance  services and business  advisory  services.  His background also includes extensive experience in mergers and acquisitions.
----------------------------- -------------- -----------------------------------------------------------------------
Terry G. Whitesell*                 64       Mr.  Whitesell  has  served  as the  President  and  Chief  Operating
                                             Officer and as a director of  Obsidian  Enterprises  since June 2001.
                                             Prior to that time he co-founded  several  entities with Mr.  Durham, including Obsidian Capital Company,  LLC, Durham Hitchcock  Whitesell
                                             and Company LLC and Durham  Whitesell & Associates LLC. Mr. Whitesell
                                             also is a Managing  Member of  Obsidian  Capital  Company  LLC.  From
                                             April 1992 until  September 1998, Mr.  Whitesell  served as Executive
                                             Vice President of Carpenter Industries, Inc.
----------------------------- -------------- -----------------------------------------------------------------------

                                     ANNEX B

                          DISSENTERS' APPRAISAL RIGHTS
                        DELAWARE GENERAL CORPORATION LAW

Section 262 of the Delaware General Corporation Law states:

     sec. 262 Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title will be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights will be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section will be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights will be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection
          (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section will be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights will be available for the shares of the subsidiary Delaware corporation.

          (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section will be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

          (d)  Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and will include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation will notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholder of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

               (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

               (f) Upon the filing of any such petition by a stockholder, service of a copy thereof will be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices
                                      B-3
                    by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

               (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

               (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

               (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

               (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

               (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

               (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                           OBSIDIAN ENTERPRISES, INC.


                                Offer to Exchange

                             Each Outstanding Share
                                 of Common Stock

                                       of

                              Net Perceptions, Inc.

                                       for

                            Shares of Common Stock of

                           Obsidian Enterprises, Inc.


                     The Information Agent for the Offer is:



             ------------------------------------------------------
                                    INNISFREE
             ------------------------------------------------------
                                                   M&A Incorporated




                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                 Banks and Brokers Call Collect: (212) 750-5833
                    All Others Call Toll Free: (888) 750-5834

                      The Exchange Agent for the Offer is:

                                   STOCKTRANS



              By Mail:                       By Facsimile Transmission:            By Hand/Overnight Delivery:
          StockTrans, Inc.                (For Eligible Institutions Only)               StockTrans, Inc.
    Attn: Obsidian Exchange Offer                  (610) 649-7302                 Attn: Obsidian Exchange Offer
      44 West Lancaster Avenue                                                       44 West Lancaster Avenue
          Ardmore, PA 19003                                                             Ardmore, PA 19003

                                            Confirm Facsimile Transmission:
                                                 By Telephone Only:
                                                  (610) 649-7300

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

     Section 102(b)(7) of the Delaware Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation of Obsidian Enterprises provides that we will, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons we have the power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

     If a claim under the preceding paragraph is not paid in full by Obsidian Enterprises within 30 days after a written claim has been received by us, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to us) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for us to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on Obsidian Enterprises. Neither our failure (including our board of directors, independent legal counsel, or our stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by us (including our board of directors, independent legal counsel, or our stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     To the fullest extent permitted by the laws of the State of Delaware as the same exist or may hereafter be amended, a director of Obsidian Enterprises will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

     Obsidian Enterprises has a directors and officers liability insurance policy that will reimburse Obsidian Enterprises for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of Obsidian Enterprises in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Obsidian Enterprises pursuant to the foregoing provisions, Obsidian Enterprises has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law and the Certificate of Incorporation of Obsidian Enterprises.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


(A)  EXHIBITS:

  EXHIBIT NO.                            DESCRIPTION                          INCORPORATED BY REFERENCE/ATTACHED


2.1              Acquisition  Agreement  and Plan of  Reorganization,  dated  Incorporated  by  reference  to Exhibit
                 June 21, 2001, by and among Registrant,  Danzer Industries,  2.1 to the Registrant's  Report on Form
                 Inc., Pyramid Coach, Inc.,  Champion Trailer,  Inc., United  8-K filed on August 15, 2001
                 Acquisition,  Inc., U.S. Rubber Reclaiming,  Inc., Obsidian
                 Capital Partners, L.P. and Timothy S. Durham

2.2              Memorandum  of Agreement,  dated October 30, 2002,  between  Incorporated  by  reference  to Exhibit
                 Champion  Trailer,  Inc. and Timothy S. Durham and Terry G.  2.1 to the Registrant's  Report on Form
                 Whitesell                                                    8-K filed on November 6, 2002

2.3              Agreement  for the Purchase and Sale of Business  Assets of  Incorporated  by  reference  to Exhibit
                 Champion  Trailer,  Inc.,  dated  January 31,  2003,  among  2.2 to the Registrant's  Current Report
                 Obsidian  Enterprises,  Inc.,  Champion  Trailer,  Inc. and  on Form 8-K filed February 11, 2003
                 Champion  Trailer  Acquisition  Company,  LLC,  and related
                 Assumption Agreement

3.1              Amended Certificate of Incorporation                         Attached*

3.2(a)           Certificate  of  Designations,   Preferences,   Rights  and  Incorporated  by  reference  to Exhibit
                 Limitations of Series C Preferred Stock                      3.2 to the  Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

3.2(b)           Amended  Certificate of Designations,  Preferences,  Rights  Attached*
                 and Limitations of Series C Preferred Stock

3.3              Bylaws  of  the  Registrant   (Restated   Effective  as  of  Incorporated  by  reference  to Exhibit
                 September 27, 2002)                                          3.3 to the  Registrant's  Annual Report
                                                                              on  Form  10-K/A  for  the  Year  Ended
                                                                              October 31, 2002

3.4(a)           Certificate  of  Designations,   Preferences,   Rights  and  Incorporated  by  reference  to Exhibit
                 Limitations of Series D Preferred Stock                      3.4 to the  Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2002

3.4(b)           Amended Certificate of Designations, Preferences, Rights     Attached*
                 and Limitations of Series D Preferred Stock

4.1              Registration Rights Agreement, dated June 21, 2001           Incorporated  by  reference  to Exhibit
                                                                              4.1 to the  Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

4.2              Amendment  and Joinder to  Registration  Rights  Agreement,  Incorporated  by  reference  to Exhibit
                 dated July 27, 2001                                          4.2 to the  Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

                                      II-2

4.3              8.00% Convertible Debenture Issued by Registrant on July     Incorporated by reference to Exhibit 2
                 19, 2001 to HSBC Global Custody Nominee Due July 19, 2008    to Schedule 13D filed September 20,
                                                                              2001 by Russell Cleveland,  Renaissance
                                                                              Capital Group, Inc.

4.4              8.00%  Convertible  Debenture  Issued by Registrant on July  Incorporated  by reference to Exhibit 3
                 19, 2001 to  Renaissance  US Growth & Income  Trust PLC Due  to  Schedule  13D filed  September  20,
                 July 19, 2008                                                2001 by Russell Cleveland,  Renaissance
                                                                              Capital Group, Inc.

4.5              Convertible  Loan  Agreement,  dated July 19,  2001,  Among  Incorporated  by  reference  to Exhibit
                 Registrant,   BFSUS   Special   Opportunities   Trust  PLC,  4.5 to the  Registrant's  Annual Report
                 Renaissance  US Growth & Income  Trust PLC and  Renaissance  on  Form   10-K  for  the  Year   Ended
                 Capital Group, Inc.                                          October 31, 2001

5.1              Legal Opinion of Barnes & Thornburg LLP                      Attached

8.1              Tax Opinion of Barnes & Thornburg LLP                        Attached

10.1             2001 Long Term Incentive Plan                                Incorporated  by  reference to Appendix
                                                                              E to the  Registrant's  Proxy Statement
                                                                              filed on September 18, 2001

10.2             Asset  Purchase  Agreement,  dated April 20, 2000,  between  Incorporated  by  reference  to Exhibit
                 Champion Trailer Company,  L.P. and Harold Peck, Mary Peck,  10.2 to the Registrant's  Annual Report
                 Champion  Trailer,  Ltd.  (f/k/a)  Champion  Trailer,  LLC,  on  Form   10-K  for  the  Year   Ended
                 Champion   Collision,   Ltd.  (f/k/a)  Champion  Collision,  October 31, 2001
                 L.L.C. and Brandonson, Inc.

10.3             Stock and Asset  Purchase  Agreement,  dated  December  20,  Incorporated  by  reference  to Exhibit
                 1999,  among  Timothy  S.  Durham,   Terry  Whitesell,   DW  10.3 to the Registrant's  Annual Report
                 Leasing,  LLC,  Bobby  Michael,  Becky  Michael,   Jennifer  on  Form   10-K  for  the  Year   Ended
                 George,   Pyramid  Coach,  Inc.,   Precision  Coach,  Inc.,  October 31, 2001
                 American  Coach Works,  Inc.,  Transport  Trailer  Service,
                 Inc., Rent-A-Box, Inc. and LBJ, LLC

10.4             Assumption   Agreement  and  Second   Amendment  to  Credit  Incorporated  by  reference  to Exhibit
                 Agreement,  dated June 18, 2001,  among Bank One,  Indiana,  10.4 to the Registrant's  Annual Report
                 N.A., Champion Trailer,  Inc. and Champion Trailer Company,  on  Form   10-K  for  the  Year   Ended
                 L.P.                                                         October 31, 2001

10.5             Credit  Agreement,  dated  December 29, 2000,  between USRR  Incorporated  by  reference  to Exhibit
                 Acquisition Corp. and Bank One, Indiana, N.A.                10.5 to the Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.6             First Amendment to Credit  Agreement,  dated June 20, 2001,  Incorporated  by  reference  to Exhibit
                 between  U.S.  Rubber   Reclaiming,   Inc.  and  Bank  One,  10.6 to the Registrant's  Annual Report
                 Indiana, N.A.                                                on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.7             Note  Purchase  Agreement,   dated  May  2,  2000,  between  Incorporated  by  reference  to Exhibit
                 Champion  Trailer,  Inc. and Markpoint  Equity Growth Fund,  10.7 to the Registrant's  Annual Report
                 J.V., and Related Documents                                  on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.8             Warrant,  dated May 2, 2000, from Champion Trailer Company,  Incorporated  by  reference  to Exhibit
                 LP to Markpoint Equity Growth Fund, J.V.                     10.8 to the Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

                                      II-3

10.9             Management  Agreement,  dated  December 29,  2000,  between  Incorporated  by  reference  to Exhibit
                 Obsidian Capital Company, LLC and USRR Acquisition Corp.     10.9 to the Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.10            Management   Agreement,   dated  June  16,  2001,   between  Incorporated  by  reference  to Exhibit
                 Pyramid, Inc. and D.W. Leasing                               10.10   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.11            Promissory  Note, dated June 1, 2001, from Obsidian Capital  Incorporated  by  reference  to Exhibit
                 Company, LLC to U.S. Rubber Reclaiming, Inc.                 10.11   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.12            Promissory   Note,  dated  June  11,  2001,  from  Champion  Incorporated  by  reference  to Exhibit
                 Trailer, Inc. to Obsidian Capital Partners, LP               10.12   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.13            Purchase  Agreement,  dated  June 5, 2001,  between  United  Incorporated  by  reference  to Exhibit
                 Expressline,   Inc.,  United   Acquisition,   Inc.,  J.J.M.  10.13   to  the   Registrant's   Annual
                 Incorporated  and the  Shareholders of United  Expressline,  Report on Form 10-K for the Year  Ended
                 Inc. and J.J.M. Incorporated                                 October 31, 2001

10.14            Promissory   Note,   dated  July  27,  2001,   from  United  Incorporated  by  reference  to Exhibit
                 Acquisition, Inc. to United Expressline, Inc.                10.14   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.15            Credit  Agreement,  dated  July 27,  2001,  between  United  Incorporated  by  reference  to Exhibit
                 Acquisition, Inc. and First Indiana Bank                     10.15   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.16            Loan  and  Security  Agreement,  dated  January  21,  2000,  Incorporated  by  reference  to Exhibit
                 between  Danzer  Industries,   Inc.  and  Banc  of  America  10.16   to  the   Registrant's   Annual
                 Commercial Finance Corp.                                     Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.17            Warrant,   dated   August   1997,   by  Danzer   Corp.   to  Incorporated  by  reference  to Exhibit
                 Duncan-Smith  Co.  and  Letter  Agreement,  dated  June 21,  10.17   to  the   Registrant's   Annual
                 2001, between Danzer Corp. and Duncan-Smith Co.              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.18            Stock Purchase Agreement,  dated December 29, 2000, between  Incorporated  by  reference  to Exhibit
                 USRR Acquisition Corp. and SerVaas, Inc.                     10.18   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.19            Subordinated  Secured  Promissory  Note, dated December 29,  Incorporated  by  reference  to Exhibit
                 2000, from USRR Acquisition Corp. to SerVaas, Inc.           10.19   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.20            Supply and Consignment Agreement,  dated December 29, 2000,  Incorporated  by  reference  to Exhibit
                 between U.S.R.R. Acquisition and SerVaas, Inc.               10.20   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.21            Form of  Installment  Loan from Edgar  County  Bank & Trust  Incorporated  by  reference  to Exhibit
                 Co. to DW  Leasing  Company,  LLC,  Related  Documents  and  10.21   to  the   Registrant's   Annual
                 Schedule Identifying Material Details                        Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001


                                      II-4

10.22            Loan  Agreement,  dated  December  10,  1999,  between  Old  Incorporated  by  reference  to Exhibit
                 National  Bank and DW Leasing  Company,  LLC,  and  Related  10.22   to  the   Registrant's   Annual
                 Documents                                                    Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.23            Form of Promissory  Note from DW Leasing  Company,  LLC, to  Incorporated  by  reference  to Exhibit
                 Former   Shareholders  of  Pyramid  Coach,   Inc.,  Related  10.23   to  the   Registrant's   Annual
                 Security  Agreement,   and  Schedule  Identifying  Material  Report on Form 10-K for the Year  Ended
                 Details                                                      October 31, 2001

10.24            Form of  Promissory  Note from DW Leasing  Company,  LLC to  Incorporated  by  reference  to Exhibit
                 Star  Financial  Bank,   Related   Documents  and  Schedule  10.24   to  the   Registrant's   Annual
                 Identifying Material Details                                 Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.25            Form  of  Lock-Up  Agreement,  dated  July  19,  2001,  and  Incorporated  by  reference  to Exhibit
                 Schedule Identifying Material Details                        10.25   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.26            Master Lease  Agreement,  dated May 17,  2000,  between Old  Incorporated  by  reference  to Exhibit
                 National  Bank and DW Leasing  Company,  LLC,  and  Related  10.26   to  the   Registrant's   Annual
                 Documents                                                    Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.27            Loan  Agreement,  dated  June 1,  2000,  between DW Leasing  Incorporated  by  reference  to Exhibit
                 Company LLC and Regions Bank and Security Agreement          10.27   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year Ended
                                                                              October 31, 2001

10.28            Business Loan  Agreement  (Asset  Based),  dated August 15,  Incorporated  by  reference  to Exhibit
                 2001, between Danzer Industries,  Inc. and Bank of America,  10.28   to  the   Registrant's   Annual
                 N.A.                                                         Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.29            1999 Stock Option Plan                                       Incorporated  by  reference  to Exhibit
                                                                              10.29   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.30            Amendment   to   Acquisition    Agreement   and   Plan   of  Incorporated  by  reference  to Exhibit
                 Reorganization,    dated   December   28,   2001,   between  10.30   to  the   Registrant's   Annual
                 Registrant and Obsidian Leasing Company, Inc.                Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.31            Agreement   and  Plan  of   Reorganization   and  Corporate  Incorporated  by  reference  to Exhibit
                 Separation,  dated  December 28,  2001,  between DW Leasing  10.31   to  the   Registrant's   Annual
                 LLC and Obsidian Leasing Company, Inc.                       Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.32            Assignment  and  Assumption  Agreement,  dated February 19,  Incorporated  by  reference  to Exhibit
                 2002, between Champion Trailer, Inc. and DW Leasing, LLC     10.1  to  the  Registrant's   Quarterly
                                                                              Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.33            Assignment  and  Assumption  Agreement,  dated February 20,  Incorporated  by  reference  to Exhibit
                 2002, between DW Leasing, LLC and Fair Holdings, Inc.        10.2  to  the  Registrant's   Quarterly
                                                                              Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002
                                      II-5

10.34            Agreement to Purchase  Subordinated Secured Promissory Note  Incorporated  by  reference  to Exhibit
                 and Supply and  Consignment  Agreement,  dated February 26,  10.3  to  the  Registrant's   Quarterly
                 2002,  among  SerVaas,  Inc.,  the Beurt SerVaas  Revocable  Report  on Form  10-Q  for the  Quarter
                 Trust, U.S. Rubber Reclaiming,  Inc., Obsidian Enterprises,  Ended April 30, 2002
                 Inc. and DC Investments, LLC

10.35            Replacement  Promissory Note, dated February 26, 2002, from  Incorporated  by  reference  to Exhibit
                 Obsidian  Enterprises,  Inc. to Fair Holdings,  Inc. in the  10.35   to  the   Registrant's   Annual
                 principal amount of $700,000 due March 1, 2007               Report  on  Form  10-K/A  or  the  Year
                                                                              Ended October 31, 2002

10.36            Promissory  Note from Obsidian  Enterprises,  Inc. in favor  Incorporated  by  reference  to Exhibit
                 of Fair Holdings,  Inc. in the principal amount of $570,000  10.5  to  the  Registrant's   Quarterly
                 due February 1, 2007                                         Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.37            Subscription  Agreement of Fair Holdings,  Inc. for 186,324  Incorporated  by  reference  to Exhibit
                 shares of Series C Preferred Stock                           10.6  to  the  Registrant's   Quarterly
                                                                              Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.38            Subscription  Agreement of Obsidian  Capital  Partners,  LP  Incorporated  by  reference  to Exhibit
                 for 402,906 shares of Series C Preferred Stock               10.7  to  the  Registrant's   Quarterly
                                                                              Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.39            Second  Amendment  to Credit  Agreement,  dated  August 28,  Incorporated  by  reference  to Exhibit
                 2002,  between United  Expressline,  Inc. and First Indiana  10.1  to  the  Registrant's   Quarterly
                 Bank, N.A.                                                   Report  on  Form  10-Q  filed  for  the
                                                                              Quarter Ended July 31, 2002

10.40            Promissory  Note,  dated January 17, 2002,  from DW Leasing  Incorporated  by  reference  to Exhibit
                 Company, LLC, to Fair Holdings, Inc.                         10.40   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.41            Promissory  Note,  dated  September 3, 2002,  from Obsidian  Incorporated  by  reference  to Exhibit
                 Enterprises, Inc., to Fair Holdings, Inc.                    10.41   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.42            Promissory  Note,  dated  January  9, 2002,  from  Obsidian  Incorporated  by  reference  to Exhibit
                 Enterprises, Inc. to Fair Holdings, Inc.                     10.42   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.43            Credit Agreement,  dated October 31, 2002, between Obsidian  Incorporated  by  reference  to Exhibit
                 Leasing  Company,  Inc.  and Old  National  Bank,  N.A. and  10.43   to  the   Registrant's   Annual
                 Related Documents                                            Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.44            Stock  Purchase  Agreement,  dated July 27,  2001,  between  Incorporated  by reference to Exhibit A
                 Danzer  Corporation and The Huntington  Capital  Investment  to  the   Schedule  13G  filed  by  The
                 Company.                                                     Huntington Capital Investment Company on
                                                                              August 6, 2001.

10.45            Loan  Agreement,  dated  September 24, 2002,  between Edgar  Incorporated  by  reference  to Exhibit
                 County Bank & Trust Co. and Obsidian Leasing Company, Inc.   10.45   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002
                                      II-6


10.46            Term  Promissory  Note,  dated  September  26,  2002,  from  Incorporated  by  reference  to Exhibit
                 Obsidian Leasing Company, Inc. to Fair Holdings, Inc.        10.46   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.47            Note  Purchase  Agreement,  dated  July 27,  2001,  between  Incorporated  by  reference  to Exhibit
                 United   Acquisition,   Inc.  and  The  Huntington  Capital  10.47   to  the   Registrant's   Annual
                 Investment Company.                                          Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.48            Limited  Forbearance  Agreement,  dated  October 14,  2002,  Incorporated  by  reference  to Exhibit
                 among Danzer Industries,  Inc., Obsidian Enterprises,  Inc.  10.48   to  the   Registrant's   Annual
                 and Bank of America, N.A.                                    Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.49            Revolving Credit, Term Loan and Security  Agreement,  dated  Incorporated  by  reference  to Exhibit
                 October 25, 2002,  between PNC Bank,  N.A. and U.S.  Rubber  10.49   to  the   Registrant's   Annual
                 Reclaiming, Inc. and Related Documents                       Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.50            Term  Promissory  Note,  dated  October 31,  2002,  from DW  Incorporated  by  reference  to Exhibit
                 Leasing Company, LLC to Fair Holdings, Inc.                  10.50   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.51            Rental  Agreement,   dated  October  1,  2002,  between  DW  Incorporated  by  reference  to Exhibit
                 Trailer, LLC and Danzer Industries, Inc.                     10.51   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.52            Commercial  Equipment  Lease  Agreement,  dated  August  1,  Incorporated  by  reference  to Exhibit
                 2002,  between Fair Holdings,  Inc. and Danzer  Industries,  10.52   to  the   Registrant's   Annual
                 Inc.                                                         Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.53            Commercial  Equipment  Lease  Agreement,  dated  August  1,  Incorporated  by  reference  to Exhibit
                 2002,   between   Fair   Holdings,    Inc.   and   Obsidian  10.53   to  the   Registrant's   Annual
                 Enterprises, Inc.                                            Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.54            Promissory  Term  Note,   dated  November  18,  2002,  from  Incorporated  by  reference  to Exhibit
                 Obsidian Leasing Company, Inc. to Fair Holdings, Inc.        10.1  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.55            Third  Amendment to Credit  Agreement,  dated  December 26,  Incorporated  by  reference  to Exhibit
                 2002,  between United  Expressline,  Inc. and First Indiana  10.2  to  the  Registrant's   Quarterly
                 Bank, N.A.                                                   Report for the  Quarter  Ended  January
                                                                              31, 2003

10.56            Credit  Agreement,  dated  December  18,  2002,  between DC  Incorporated  by  reference  to Exhibit
                 Investments  Leasing,  LLC and First Indiana Bank, N.A. and  10.3  to  the  Registrant's   Quarterly
                 Related Documents.                                           Report for the  Quarter  Ended  January
                                                                              31, 2003

10.57            Term Promissory  Note, dated January 3, 2003, from Obsidian  Incorporated  by  reference  to Exhibit
                 Leasing, Inc. to Fair Holdings, Inc.                         10.4  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.58            Stock Purchase  Warrant,  dated January 24, 2003, issued by  Incorporated  by  reference  to Exhibit
                 Obsidian   Enterprises,   Inc.  to  Frost   National  Bank,  10.5  to  the  Registrant's   Quarterly
                 Custodian,  FBO Renaissance US Growth  Investment Trust PLC  Report for the  Quarter  Ended  January
                 Trust No. WOO740100                                          31, 2003
                                      II-7


10.59            Stock Purchase  Warrant,  dated January 24, 2003, issued by  Incorporated  by  reference  to Exhibit
                 Obsidian  Enterprises,  Inc. to HSBC Global Custody Nominee  10.6  to  the  Registrant's   Quarterly
                 (UK) Limited, FBO BFS US Special Opportunities Trust PLC     Report for the  Quarter  Ended  January
                                                                              31, 2003

10.60            Second Limited  Forbearance  Agreement,  dated February 28,  Incorporated  by  reference  to Exhibit
                 2003,   between  Danzer   Industries,   Inc.  and  Obsidian  10.7  to  the  Registrant's   Quarterly
                 Enterprises, Inc.                                            Report for the  Quarter  Ended  January
                                                                              31, 2003

10.61            Form  of  Letter   Amending   Stock  Options  and  Schedule  Incorporated  by  reference  to Exhibit
                 Identifying Material Details                                 10.8  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.62            First Amendment to Promissory Note, dated January 2, 2003    Incorporated  by  reference  to Exhibit
                                                                              10.9  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.63            Sublease,  effective  as of January 1, 2003,  between  Fair  Incorporated  by  reference  to Exhibit
                 Holdings, Inc. and Obsidian Enterprises, Inc.                10.10  to  the  Registrant's  Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.64            Commercial  Equipment Lease Agreement,  commencing November  Incorporated  by  reference  to Exhibit
                 20,   2002,   between  Fair   Holdings,   Inc.  and  United  10.11  to  the  Registrant's  Quarterly
                 Expressline, Inc.                                            Report for the  Quarter  Ended  January
                                                                              31, 2003

10.65            Assignment Agreement,  dated May 12, 2003, between Obsidian  Incorporated  by  reference  to Exhibit
                 Enterprises, Inc. and Fair Holdings, Inc.                    10.1  to  the  Registrant's   Quarterly
                                                                              Report for the Quarter  Ended April 30,
                                                                              2003

10.66            Assignment  of Note and Other Loan  Documents,  dated March  Incorporated  by  reference  to Exhibit
                 28, 2003, between Bank of America,  N.A. and Fair Holdings,  10.2  to  the  Registrant's   Quarterly
                 Inc.                                                         Report for the Quarter  Ended April 30,
                                                                              2003

10.67            First  Amendment to Business Loan  Agreement and Promissory  Incorporated  by  reference  to Exhibit
                 Note  (Line of  Credit),  dated  March  28,  2003,  between  10.3  to  the  Registrant's   Quarterly
                 Danzer Industries, Inc. and Fair Holdings, Inc.              Report for the Quarter  Ended April 30,
                                                                              2003

10.68            Second  Amendment  to  Promissory  Note  (Line of  Credit),  Incorporated  by  reference  to Exhibit
                 dated April 1, 2003,  between  Obsidian  Enterprises,  Inc.  10.4  to  the  Registrant's   Quarterly
                 and Fair Holdings, Inc.                                      Report for the Quarter  Ended April 30,
                                                                              2003

10.69            Employment   Agreement,   dated  April  30,  2003,  between  Incorporated  by  reference  to Exhibit
                 Obsidian Enterprises, Inc. and Rick D. Snow                  10.1  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  ended July 31,
                                                                              2003

10.70            Third Amendment to Promissory Note (Line of Credit),  dated  Incorporated  by  reference  to Exhibit
                 February 2, 2004,  between Obsidian  Enterprises,  Inc. and  10.70   to  the   Registrant's   Annual
                 Fair Holdings, Inc.                                          Report for the Year Ended  October  31,
                                                                              2003

10.71            Term  Promissory  Note,  dated  September 19, 2003, from DC  Incorporated  by  reference  to Exhibit
                 Investments Leasing, LLC to Fair Holdings, Inc.              10.71   to  the   Registrant's   Annual
                                                                              Report for the Year Ended  October  31,
                                                                              2003
                                      II-8

10.72            Promissory   Note,   dated   August  31,   2003,   from  DC  Incorporated  by  reference  to Exhibit
                 Investments, Inc. to Fair Holdings, Inc.                     10.72   to  the   Registrant's   Annual
                                                                              Report for the Year Ended  October  31,
                                                                              2003

10.73            Second   Amendment  to  Revolver   Promissory  Note,  dated  Incorporated  by  reference  to Exhibit
                 September 30, 2003,  between  Danzer  Industries,  Inc. and  10.73   to  the   Registrant's   Annual
                 Fair Holdings, Inc.                                          Report for the Year Ended  October  31,
                                                                              2003

10.74            Stock Purchase  Warrant,  dated February 9, 2004, issued by  Incorporated  by  reference  to Exhibit
                 Obsidian  Enterprises,  Inc. to HSBC Global Custody Nominee  10.74   to  the   Registrant's   Annual
                 (UK) Limited, FBO BFS US Special Opportunities Trust PLC     Report for the Year Ended  October  31,
                                                                              2003

10.75            Stock Purchase  Warrant,  dated February 9, 2004, issued by  Incorporated  by  reference  to Exhibit
                 Obsidian   Enterprises,   Inc.  to  Frost   National  Bank,  10.75   to  the   Registrant's   Annual
                 Custodian,  FBO Renaissance US Growth Investment Trust PLC,  Report for the Year Ended  October  31,
                 Trust No. W00740100                                          2003

10.76            Fourth Amendment to Promissory Note (Line of Credit), dated  Attached
                 March 10, 2004, between Obsidian Enterprises, Inc. and
                 Fair Holdings, Inc.

21               List of Subsidiaries                                         Incorporated  by  reference  to Exhibit
                                                                              21 to the  Registrant's  Annual  Report
                                                                              on  Form  10-K/A  for  the  year  ended
                                                                              October 31, 2002

23.1             Consent of McGladrey & Pullen, LLP                           Attached

23.2             Consent of Barnes & Thornburg LLP (included  in              Attached
                 Exhibits  5.1 and 8.1)

24               Power of Attorney                                            Attached*

99.1             Letter of Transmittal                                        Attached

99.2             Exchange Agent Agreement                                     Attached*

99.3             Information Agent Agreement                                  Attached*

99.4             Notice of Guaranteed Delivery                                Attached

99.5             Form of Letter to Brokers, Dealers, etc.                     Attached

99.6             Form of Letter to Clients                                    Attached

99.7             Strategic Advisor Agreement                                  Attached

99.8             Dealer Manager Agreement                                     Attached

-------------------------

*        Previously filed.


ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (D) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (E) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (F) That every prospectus: (i) that is filed pursuant to paragraph (E) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the registrant has duly caused Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 10, 2004.

                           OBSIDIAN ENTERPRISES, INC.


                                     By:/s/  Timothy S. Durham
                                        ---------------------------------
                                        Timothy S. Durham, President and
                                        Chief Executive Officer


     Pursuant to the requirements of the Securities Act, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                    TITLE                   DATE

(1) Principal Executive Officer

   /s/  Timothy S. Durham
-------------------------------                       Chairman and Chief Executive
Timothy S. Durham                                                Officer              March 10, 2004

(2) Principal Financial Officer &
   Principal Accounting Officer

   /s/  Rick D. Snow
-------------------------------                        Executive Vice President &
Rick D. Snow                                             Chief Financial Officer      March 10, 2004

(3) Majority of the Board of Directors

   /s/  Timothy S. Durham
-------------------------------
Timothy S. Durham                                               Director              March 10, 2004

*  /s/ Timothy S. Durham
-------------------------------
D. Scott McKain                                                 Director              March 10, 2004

*  /s/ Timothy S. Durham
-------------------------------
John A. Schmit                                                  Director              March 10, 2004

   /s/  Terry G. Whitesell
-------------------------------
Terry G. Whitesell                                              Director              March 10, 2004

*  /s/ Daniel S. Laikin
-------------------------------
Daniel S. Laikin                                                Director              March 10, 2004

*  /s/  Timothy S. Durham
-------------------------------
Jeffrey W. Osler                                                Director              March 10, 2004

*   /s/  Goodhue W. Smith, III
-------------------------------
Goodhue W. Smith, III                                           Director              March 10, 2004

*By /s/ Timothy S. Durham
-------------------------------
Timothy S. Durham,
Attorney in Fact



                                  EXHIBIT INDEX



  EXHIBIT NO.                            DESCRIPTION                          INCORPORATED BY REFERENCE/ATTACHED


2.1              Acquisition  Agreement  and Plan of  Reorganization,  dated  Incorporated  by  reference  to Exhibit
                 June 21, 2001, by and among Registrant,  Danzer Industries,  2.1 to the Registrant's  Report on Form
                 Inc., Pyramid Coach, Inc.,  Champion Trailer,  Inc., United  8-K filed on August 15, 2001
                 Acquisition,  Inc., U.S. Rubber Reclaiming,  Inc., Obsidian
                 Capital Partners, L.P. and Timothy S. Durham

2.2              Memorandum  of Agreement,  dated October 30, 2002,  between  Incorporated  by  reference  to Exhibit
                 Champion  Trailer,  Inc. and Timothy S. Durham and Terry G.  2.1 to the Registrant's  Report on Form
                 Whitesell                                                    8-K filed on November 6, 2002

2.3              Agreement  for the Purchase and Sale of Business  Assets of  Incorporated  by  reference  to Exhibit
                 Champion  Trailer,  Inc.,  dated  January 31,  2003,  among  2.2 to the Registrant's  Current Report
                 Obsidian  Enterprises,  Inc.,  Champion  Trailer,  Inc. and  on Form 8-K filed February 11, 2003
                 Champion  Trailer  Acquisition  Company,  LLC,  and related
                 Assumption Agreement

3.1              Amended Certificate of Incorporation                         Attached*

3.2(a)           Certificate  of  Designations,   Preferences,   Rights  and  Incorporated  by  reference  to Exhibit
                 Limitations of Series C Preferred Stock                      3.2 to the  Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

3.2(b)           Amended  Certificate of Designations,  Preferences,  Rights  Attached*
                 and Limitations of Series C Preferred Stock

3.3              Bylaws  of  the  Registrant   (Restated   Effective  as  of  Incorporated  by  reference  to Exhibit
                 September 27, 2002)                                          3.3 to the  Registrant's  Annual Report
                                                                              on  Form  10-K/A  for  the  Year  Ended
                                                                              October 31, 2002

3.4(a)           Certificate  of  Designations,   Preferences,   Rights  and  Incorporated  by  reference  to Exhibit
                 Limitations of Series D Preferred Stock                      3.4 to the  Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2002

3.4(b)           Amended Certificate of Designations, Preferences, Rights     Attached*
                 and Limitations of Series D Preferred Stock

4.1              Registration Rights Agreement, dated June 21, 2001           Incorporated  by  reference  to Exhibit
                                                                              4.1 to the  Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

4.2              Amendment  and Joinder to  Registration  Rights  Agreement,  Incorporated  by  reference  to Exhibit
                 dated July 27, 2001                                          4.2 to the  Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

4.3              8.00% Convertible Debenture Issued by Registrant on July     Incorporated by reference to Exhibit 2
                 19, 2001 to HSBC Global Custody Nominee Due July 19, 2008    to Schedule 13D filed September 20,
                                                                              2001 by Russell Cleveland,  Renaissance
                                                                              Capital Group, Inc.

4.4              8.00%  Convertible  Debenture  Issued by Registrant on July  Incorporated  by reference to Exhibit 3
                 19, 2001 to  Renaissance  US Growth & Income  Trust PLC Due  to  Schedule  13D filed  September  20,
                 July 19, 2008                                                2001 by Russell Cleveland,  Renaissance
                                                                              Capital Group, Inc.

                                      II-12

4.5              Convertible  Loan  Agreement,  dated July 19,  2001,  Among  Incorporated  by  reference  to Exhibit
                 Registrant,   BFSUS   Special   Opportunities   Trust  PLC,  4.5 to the  Registrant's  Annual Report
                 Renaissance  US Growth & Income  Trust PLC and  Renaissance  on  Form   10-K  for  the  Year   Ended
                 Capital Group, Inc.                                          October 31, 2001

5.1              Legal Opinion of Barnes & Thornburg LLP                      Attached

8.1              Tax Opinion of Barnes & Thornburg LLP                        Attached

10.1             2001 Long Term Incentive Plan                                Incorporated  by  reference to Appendix
                                                                              E to the  Registrant's  Proxy Statement
                                                                              filed on September 18, 2001

10.2             Asset  Purchase  Agreement,  dated April 20, 2000,  between  Incorporated  by  reference  to Exhibit
                 Champion Trailer Company,  L.P. and Harold Peck, Mary Peck,  10.2 to the Registrant's  Annual Report
                 Champion  Trailer,  Ltd.  (f/k/a)  Champion  Trailer,  LLC,  on  Form   10-K  for  the  Year   Ended
                 Champion   Collision,   Ltd.  (f/k/a)  Champion  Collision,  October 31, 2001
                 L.L.C. and Brandonson, Inc.

10.3             Stock and Asset  Purchase  Agreement,  dated  December  20,  Incorporated  by  reference  to Exhibit
                 1999,  among  Timothy  S.  Durham,   Terry  Whitesell,   DW  10.3 to the Registrant's  Annual Report
                 Leasing,  LLC,  Bobby  Michael,  Becky  Michael,   Jennifer  on  Form   10-K  for  the  Year   Ended
                 George,   Pyramid  Coach,  Inc.,   Precision  Coach,  Inc.,  October 31, 2001
                 American  Coach Works,  Inc.,  Transport  Trailer  Service,
                 Inc., Rent-A-Box, Inc. and LBJ, LLC

10.4             Assumption   Agreement  and  Second   Amendment  to  Credit  Incorporated  by  reference  to Exhibit
                 Agreement,  dated June 18, 2001,  among Bank One,  Indiana,  10.4 to the Registrant's  Annual Report
                 N.A., Champion Trailer,  Inc. and Champion Trailer Company,  on  Form   10-K  for  the  Year   Ended
                 L.P.                                                         October 31, 2001

10.5             Credit  Agreement,  dated  December 29, 2000,  between USRR  Incorporated  by  reference  to Exhibit
                 Acquisition Corp. and Bank One, Indiana, N.A.                10.5 to the Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.6             First Amendment to Credit  Agreement,  dated June 20, 2001,  Incorporated  by  reference  to Exhibit
                 between  U.S.  Rubber   Reclaiming,   Inc.  and  Bank  One,  10.6 to the Registrant's  Annual Report
                 Indiana, N.A.                                                on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.7             Note  Purchase  Agreement,   dated  May  2,  2000,  between  Incorporated  by  reference  to Exhibit
                 Champion  Trailer,  Inc. and Markpoint  Equity Growth Fund,  10.7 to the Registrant's  Annual Report
                 J.V., and Related Documents                                  on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.8             Warrant,  dated May 2, 2000, from Champion Trailer Company,  Incorporated  by  reference  to Exhibit
                 LP to Markpoint Equity Growth Fund, J.V.                     10.8 to the Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.9             Management  Agreement,  dated  December 29,  2000,  between  Incorporated  by  reference  to Exhibit
                 Obsidian Capital Company, LLC and USRR Acquisition Corp.     10.9 to the Registrant's  Annual Report
                                                                              on  Form   10-K  for  the  Year   Ended
                                                                              October 31, 2001

10.10            Management   Agreement,   dated  June  16,  2001,   between  Incorporated  by  reference  to Exhibit
                 Pyramid, Inc. and D.W. Leasing                               10.10   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

                                      II-13

10.11            Promissory  Note, dated June 1, 2001, from Obsidian Capital  Incorporated  by  reference  to Exhibit
                 Company, LLC to U.S. Rubber Reclaiming, Inc.                 10.11   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.12            Promissory   Note,  dated  June  11,  2001,  from  Champion  Incorporated  by  reference  to Exhibit
                 Trailer, Inc. to Obsidian Capital Partners, LP               10.12   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.13            Purchase  Agreement,  dated  June 5, 2001,  between  United  Incorporated  by  reference  to Exhibit
                 Expressline,   Inc.,  United   Acquisition,   Inc.,  J.J.M.  10.13   to  the   Registrant's   Annual
                 Incorporated  and the  Shareholders of United  Expressline,  Report on Form 10-K for the Year  Ended
                 Inc. and J.J.M. Incorporated                                 October 31, 2001

10.14            Promissory   Note,   dated  July  27,  2001,   from  United  Incorporated  by  reference  to Exhibit
                 Acquisition, Inc. to United Expressline, Inc.                10.14   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.15            Credit  Agreement,  dated  July 27,  2001,  between  United  Incorporated  by  reference  to Exhibit
                 Acquisition, Inc. and First Indiana Bank                     10.15   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.16            Loan  and  Security  Agreement,  dated  January  21,  2000,  Incorporated  by  reference  to Exhibit
                 between  Danzer  Industries,   Inc.  and  Banc  of  America  10.16   to  the   Registrant's   Annual
                 Commercial Finance Corp.                                     Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.17            Warrant,   dated   August   1997,   by  Danzer   Corp.   to  Incorporated  by  reference  to Exhibit
                 Duncan-Smith  Co.  and  Letter  Agreement,  dated  June 21,  10.17   to  the   Registrant's   Annual
                 2001, between Danzer Corp. and Duncan-Smith Co.              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.18            Stock Purchase Agreement,  dated December 29, 2000, between  Incorporated  by  reference  to Exhibit
                 USRR Acquisition Corp. and SerVaas, Inc.                     10.18   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.19            Subordinated  Secured  Promissory  Note, dated December 29,  Incorporated  by  reference  to Exhibit
                 2000, from USRR Acquisition Corp. to SerVaas, Inc.           10.19   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.20            Supply and Consignment Agreement,  dated December 29, 2000,  Incorporated  by  reference  to Exhibit
                 between U.S.R.R. Acquisition and SerVaas, Inc.               10.20   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.21            Form of  Installment  Loan from Edgar  County  Bank & Trust  Incorporated  by  reference  to Exhibit
                 Co. to DW  Leasing  Company,  LLC,  Related  Documents  and  10.21   to  the   Registrant's   Annual
                 Schedule Identifying Material Details                        Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.22            Loan  Agreement,  dated  December  10,  1999,  between  Old  Incorporated  by  reference  to Exhibit
                 National  Bank and DW Leasing  Company,  LLC,  and  Related  10.22   to  the   Registrant's   Annual
                 Documents                                                    Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.23            Form of Promissory  Note from DW Leasing  Company,  LLC, to  Incorporated  by  reference  to Exhibit
                 Former   Shareholders  of  Pyramid  Coach,   Inc.,  Related  10.23   to  the   Registrant's   Annual
                 Security  Agreement,   and  Schedule  Identifying  Material  Report on Form 10-K for the Year  Ended
                 Details                                                      October 31, 2001

                                      II-14

10.24            Form of  Promissory  Note from DW Leasing  Company,  LLC to  Incorporated  by  reference  to Exhibit
                 Star  Financial  Bank,   Related   Documents  and  Schedule  10.24   to  the   Registrant's   Annual
                 Identifying Material Details                                 Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.25            Form  of  Lock-Up  Agreement,  dated  July  19,  2001,  and  Incorporated  by  reference  to Exhibit
                 Schedule Identifying Material Details                        10.25   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.26            Master Lease  Agreement,  dated May 17,  2000,  between Old  Incorporated  by  reference  to Exhibit
                 National  Bank and DW Leasing  Company,  LLC,  and  Related  10.26   to  the   Registrant's   Annual
                 Documents                                                    Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.27            Loan  Agreement,  dated  June 1,  2000,  between DW Leasing  Incorporated  by  reference  to Exhibit
                 Company LLC and Regions Bank and Security Agreement          10.27   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year Ended
                                                                              October 31, 2001

10.28            Business Loan  Agreement  (Asset  Based),  dated August 15,  Incorporated  by  reference  to Exhibit
                 2001, between Danzer Industries,  Inc. and Bank of America,  10.28   to  the   Registrant's   Annual
                 N.A.                                                         Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.29            1999 Stock Option Plan                                       Incorporated  by  reference  to Exhibit
                                                                              10.29   to  the   Registrant's   Annual
                                                                              Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.30            Amendment   to   Acquisition    Agreement   and   Plan   of  Incorporated  by  reference  to Exhibit
                 Reorganization,    dated   December   28,   2001,   between  10.30   to  the   Registrant's   Annual
                 Registrant and Obsidian Leasing Company, Inc.                Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.31            Agreement   and  Plan  of   Reorganization   and  Corporate  Incorporated  by  reference  to Exhibit
                 Separation,  dated  December 28,  2001,  between DW Leasing  10.31   to  the   Registrant's   Annual
                 LLC and Obsidian Leasing Company, Inc.                       Report on Form 10-K for the Year  Ended
                                                                              October 31, 2001

10.32            Assignment  and  Assumption  Agreement,  dated February 19,  Incorporated  by  reference  to Exhibit
                 2002, between Champion Trailer, Inc. and DW Leasing, LLC     10.1  to  the  Registrant's   Quarterly
                                                                              Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.33            Assignment  and  Assumption  Agreement,  dated February 20,  Incorporated  by  reference  to Exhibit
                 2002, between DW Leasing, LLC and Fair Holdings, Inc.        10.2  to  the  Registrant's   Quarterly
                                                                              Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.34            Agreement to Purchase  Subordinated Secured Promissory Note  Incorporated  by  reference  to Exhibit
                 and Supply and  Consignment  Agreement,  dated February 26,  10.3  to  the  Registrant's   Quarterly
                 2002,  among  SerVaas,  Inc.,  the Beurt SerVaas  Revocable  Report  on Form  10-Q  for the  Quarter
                 Trust, U.S. Rubber Reclaiming,  Inc., Obsidian Enterprises,  Ended April 30, 2002
                 Inc. and DC Investments, LLC

10.35            Replacement  Promissory Note, dated February 26, 2002, from  Incorporated  by  reference  to Exhibit
                 Obsidian  Enterprises,  Inc. to Fair Holdings,  Inc. in the  10.35   to  the   Registrant's   Annual
                 principal amount of $700,000 due March 1, 2007               Report  on  Form  10-K/A  or  the  Year
                                                                              Ended October 31, 2002

                                      II-15

10.36            Promissory  Note from Obsidian  Enterprises,  Inc. in favor  Incorporated  by  reference  to Exhibit
                 of Fair Holdings,  Inc. in the principal amount of $570,000  10.5  to  the  Registrant's   Quarterly
                 due February 1, 2007                                         Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.37            Subscription  Agreement of Fair Holdings,  Inc. for 186,324  Incorporated  by  reference  to Exhibit
                 shares of Series C Preferred Stock                           10.6  to  the  Registrant's   Quarterly
                                                                              Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.38            Subscription  Agreement of Obsidian  Capital  Partners,  LP  Incorporated  by  reference  to Exhibit
                 for 402,906 shares of Series C Preferred Stock               10.7  to  the  Registrant's   Quarterly
                                                                              Report  on Form  10-Q  for the  Quarter
                                                                              Ended April 30, 2002

10.39            Second  Amendment  to Credit  Agreement,  dated  August 28,  Incorporated  by  reference  to Exhibit
                 2002,  between United  Expressline,  Inc. and First Indiana  10.1  to  the  Registrant's   Quarterly
                 Bank, N.A.                                                   Report  on  Form  10-Q  filed  for  the
                                                                              Quarter Ended July 31, 2002

10.40            Promissory  Note,  dated January 17, 2002,  from DW Leasing  Incorporated  by  reference  to Exhibit
                 Company, LLC, to Fair Holdings, Inc.                         10.40   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.41            Promissory  Note,  dated  September 3, 2002,  from Obsidian  Incorporated  by  reference  to Exhibit
                 Enterprises, Inc., to Fair Holdings, Inc.                    10.41   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.42            Promissory  Note,  dated  January  9, 2002,  from  Obsidian  Incorporated  by  reference  to Exhibit
                 Enterprises, Inc. to Fair Holdings, Inc.                     10.42   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.43            Credit Agreement,  dated October 31, 2002, between Obsidian  Incorporated  by  reference  to Exhibit
                 Leasing  Company,  Inc.  and Old  National  Bank,  N.A. and  10.43   to  the   Registrant's   Annual
                 Related Documents                                            Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.44            Stock  Purchase  Agreement,  dated July 27,  2001,  between  Incorporated  by reference to Exhibit A
                 Danzer  Corporation and The Huntington  Capital  Investment  to  the   Schedule  13G  filed  by  The
                 Company.                                                     Huntington Capital Investment Company on
                                                                              August 6, 2001.

10.45            Loan  Agreement,  dated  September 24, 2002,  between Edgar  Incorporated  by  reference  to Exhibit
                 County Bank & Trust Co. and Obsidian Leasing Company, Inc.   10.45   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.46            Term  Promissory  Note,  dated  September  26,  2002,  from  Incorporated  by  reference  to Exhibit
                 Obsidian Leasing Company, Inc. to Fair Holdings, Inc.        10.46   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.47            Note  Purchase  Agreement,  dated  July 27,  2001,  between  Incorporated  by  reference  to Exhibit
                 United   Acquisition,   Inc.  and  The  Huntington  Capital  10.47   to  the   Registrant's   Annual
                 Investment Company.                                          Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.48            Limited  Forbearance  Agreement,  dated  October 14,  2002,  Incorporated  by  reference  to Exhibit
                 among Danzer Industries,  Inc., Obsidian Enterprises,  Inc.  10.48   to  the   Registrant's   Annual
                 and Bank of America, N.A.                                    Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

                                      II-16

10.49            Revolving Credit, Term Loan and Security  Agreement,  dated  Incorporated  by  reference  to Exhibit
                 October 25, 2002,  between PNC Bank,  N.A. and U.S.  Rubber  10.49   to  the   Registrant's   Annual
                 Reclaiming, Inc. and Related Documents                       Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.50            Term  Promissory  Note,  dated  October 31,  2002,  from DW  Incorporated  by  reference  to Exhibit
                 Leasing Company, LLC to Fair Holdings, Inc.                  10.50   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.51            Rental  Agreement,   dated  October  1,  2002,  between  DW  Incorporated  by  reference  to Exhibit
                 Trailer, LLC and Danzer Industries, Inc.                     10.51   to  the   Registrant's   Annual
                                                                              Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.52            Commercial  Equipment  Lease  Agreement,  dated  August  1,  Incorporated  by  reference  to Exhibit
                 2002,  between Fair Holdings,  Inc. and Danzer  Industries,  10.52   to  the   Registrant's   Annual
                 Inc.                                                         Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.53            Commercial  Equipment  Lease  Agreement,  dated  August  1,  Incorporated  by  reference  to Exhibit
                 2002,   between   Fair   Holdings,    Inc.   and   Obsidian  10.53   to  the   Registrant's   Annual
                 Enterprises, Inc.                                            Report  on Form  10-K/A  for  the  Year
                                                                              Ended October 31, 2002

10.54            Promissory  Term  Note,   dated  November  18,  2002,  from  Incorporated  by  reference  to Exhibit
                 Obsidian Leasing Company, Inc. to Fair Holdings, Inc.        10.1  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.55            Third  Amendment to Credit  Agreement,  dated  December 26,  Incorporated  by  reference  to Exhibit
                 2002,  between United  Expressline,  Inc. and First Indiana  10.2  to  the  Registrant's   Quarterly
                 Bank, N.A.                                                   Report for the  Quarter  Ended  January
                                                                              31, 2003

10.56            Credit  Agreement,  dated  December  18,  2002,  between DC  Incorporated  by  reference  to Exhibit
                 Investments  Leasing,  LLC and First Indiana Bank, N.A. and  10.3  to  the  Registrant's   Quarterly
                 Related Documents.                                           Report for the  Quarter  Ended  January
                                                                              31, 2003

10.57            Term Promissory  Note, dated January 3, 2003, from Obsidian  Incorporated  by  reference  to Exhibit
                 Leasing, Inc. to Fair Holdings, Inc.                         10.4  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.58            Stock Purchase  Warrant,  dated January 24, 2003, issued by  Incorporated  by  reference  to Exhibit
                 Obsidian   Enterprises,   Inc.  to  Frost   National  Bank,  10.5  to  the  Registrant's   Quarterly
                 Custodian,  FBO Renaissance US Growth  Investment Trust PLC  Report for the  Quarter  Ended  January
                 Trust No. WOO740100                                          31, 2003

10.59            Stock Purchase  Warrant,  dated January 24, 2003, issued by  Incorporated  by  reference  to Exhibit
                 Obsidian  Enterprises,  Inc. to HSBC Global Custody Nominee  10.6  to  the  Registrant's   Quarterly
                 (UK) Limited, FBO BFS US Special Opportunities Trust PLC     Report for the  Quarter  Ended  January
                                                                              31, 2003

10.60            Second Limited  Forbearance  Agreement,  dated February 28,  Incorporated  by  reference  to Exhibit
                 2003,   between  Danzer   Industries,   Inc.  and  Obsidian  10.7  to  the  Registrant's   Quarterly
                 Enterprises, Inc.                                            Report for the  Quarter  Ended  January
                                                                              31, 2003

10.61            Form  of  Letter   Amending   Stock  Options  and  Schedule  Incorporated  by  reference  to Exhibit
                 Identifying Material Details                                 10.8  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

                                      II-17

10.62            First Amendment to Promissory Note, dated January 2, 2003    Incorporated  by  reference  to Exhibit
                                                                              10.9  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.63            Sublease,  effective  as of January 1, 2003,  between  Fair  Incorporated  by  reference  to Exhibit
                 Holdings, Inc. and Obsidian Enterprises, Inc.                10.10  to  the  Registrant's  Quarterly
                                                                              Report for the  Quarter  Ended  January
                                                                              31, 2003

10.64            Commercial  Equipment Lease Agreement,  commencing November  Incorporated  by  reference  to Exhibit
                 20,   2002,   between  Fair   Holdings,   Inc.  and  United  10.11  to  the  Registrant's  Quarterly
                 Expressline, Inc.                                            Report for the  Quarter  Ended  January
                                                                              31, 2003

10.65            Assignment Agreement,  dated May 12, 2003, between Obsidian  Incorporated  by  reference  to Exhibit
                 Enterprises, Inc. and Fair Holdings, Inc.                    10.1  to  the  Registrant's   Quarterly
                                                                              Report for the Quarter  Ended April 30,
                                                                              2003

10.66            Assignment  of Note and Other Loan  Documents,  dated March  Incorporated  by  reference  to Exhibit
                 28, 2003, between Bank of America,  N.A. and Fair Holdings,  10.2  to  the  Registrant's   Quarterly
                 Inc.                                                         Report for the Quarter  Ended April 30,
                                                                              2003

10.67            First  Amendment to Business Loan  Agreement and Promissory  Incorporated  by  reference  to Exhibit
                 Note  (Line of  Credit),  dated  March  28,  2003,  between  10.3  to  the  Registrant's   Quarterly
                 Danzer Industries, Inc. and Fair Holdings, Inc.              Report for the Quarter  Ended April 30,
                                                                              2003

10.68            Second  Amendment  to  Promissory  Note  (Line of  Credit),  Incorporated  by  reference  to Exhibit
                 dated April 1, 2003,  between  Obsidian  Enterprises,  Inc.  10.4  to  the  Registrant's   Quarterly
                 and Fair Holdings, Inc.                                      Report for the Quarter  Ended April 30,
                                                                              2003

10.69            Employment   Agreement,   dated  April  30,  2003,  between  Incorporated  by  reference  to Exhibit
                 Obsidian Enterprises, Inc. and Rick D. Snow                  10.1  to  the  Registrant's   Quarterly
                                                                              Report for the  Quarter  ended July 31,
                                                                              2003

10.70            Third Amendment to Promissory Note (Line of Credit),  dated  Incorporated  by  reference  to Exhibit
                 February 2, 2004,  between Obsidian  Enterprises,  Inc. and  10.70   to  the   Registrant's   Annual
                 Fair Holdings, Inc.                                          Report for the Year Ended  October  31,
                                                                              2003

10.71            Term  Promissory  Note,  dated  September 19, 2003, from DC  Incorporated  by  reference  to Exhibit
                 Investments Leasing, LLC to Fair Holdings, Inc.              10.71   to  the   Registrant's   Annual
                                                                              Report for the Year Ended  October  31,
                                                                              2003

10.72            Promissory   Note,   dated   August  31,   2003,   from  DC  Incorporated  by  reference  to Exhibit
                 Investments, Inc. to Fair Holdings, Inc.                     10.72   to  the   Registrant's   Annual
                                                                              Report for the Year Ended  October  31,
                                                                              2003

10.73            Second   Amendment  to  Revolver   Promissory  Note,  dated  Incorporated  by  reference  to Exhibit
                 September 30, 2003,  between  Danzer  Industries,  Inc. and  10.73   to  the   Registrant's   Annual
                 Fair Holdings, Inc.                                          Report for the Year Ended  October  31,
                                                                              2003

10.74            Stock Purchase  Warrant,  dated February 9, 2004, issued by  Incorporated  by  reference  to Exhibit
                 Obsidian  Enterprises,  Inc. to HSBC Global Custody Nominee  10.74   to  the   Registrant's   Annual
                 (UK) Limited, FBO BFS US Special Opportunities Trust PLC     Report for the Year Ended  October  31,
                                                                              2003


                                      II-18

10.75            Stock Purchase  Warrant,  dated February 9, 2004, issued by  Incorporated  by  reference  to Exhibit
                 Obsidian   Enterprises,   Inc.  to  Frost   National  Bank,  10.75   to  the   Registrant's   Annual
                 Custodian,  FBO Renaissance US Growth Investment Trust PLC,  Report for the Year Ended  October  31,
                 Trust No. W00740100                                          2003

10.76            Fourth Amendment to Promissory Note (Line of Credit), dated  Attached
                 March 10, 2004, between Obsidian Enterprises, Inc. and
                 Fair Holdings, Inc.
21               List of Subsidiaries                                         Incorporated  by  reference  to Exhibit
                                                                              21 to the  Registrant's  Annual  Report
                                                                              on  Form  10-K/A  for  the  year  ended
                                                                              October 31, 2002

23.1             Consent of McGladrey & Pullen, LLP                           Attached

23.2             Consent of Barnes & Thornburg LLP (included  in              Attached
                 Exhibits  5.1 and 8.1)

24               Power of Attorney                                            Attached*

99.1             Letter of Transmittal                                        Attached

99.2             Exchange Agent Agreement                                     Attached*

99.3             Information Agent Agreement                                  Attached*

99.4             Notice of Guaranteed Delivery                                Attached

99.5             Form of Letter to Brokers, Dealers, etc.                     Attached

99.6             Form of Letter to Clients                                    Attached

99.7             Strategic Advisor Agreement                                  Attached

99.8             Dealer Manager Agreement                                     Attached

-------------------------

*        Previously filed.
                                     II-19